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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-96977

ILLINOIS RIVER ENERGY, LLC

25,000,000 Units, $25,000,000 Minimum Offering
45,000,000 Units, $45,000,000 Maximum Offering

$1.00 per Class A or Class B Unit

        We are offering an aggregate minimum of 25,000,000 and an aggregate maximum of 45,000,000 Class A and Class B Units of Illinois River Energy, LLC, a Delaware limited liability company. Each Class A and Class B Unit represents a pro rata ownership interest in our assets, profits, losses and distributions. We will use the proceeds to partially fund the construction and start-up costs of an ethanol plant in Rochelle, Illinois.

        Offering Terms.     We have hired U.S. Bancorp Piper Jaffray Inc. to act as selling agent to offer and sell the units on our behalf on a best efforts basis. A "best efforts" basis means that U.S. Bancorp Piper Jaffray is not obligated to purchase any of the units offered. Our officers, managers and affiliates may also purchase the units for investment. Units purchased by our officers, managers and affiliates will count towards our achieving the minimum number of units offered.

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  Any investor may purchase Class A Units, provided that they purchase a minimum of 5,000 Class A Units (a $5,000 minimum investment), and in increments of 1,000 units thereafter.

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  To purchase Class B Units, you must be an accredited investor (as set forth in the subscription agreement) and you must purchase a minimum of 1,000,000 Class B Units (a $1,000,000 minimum investment), and in increments of 100,000 units thereafter.

        Escrow and Closing.     We intend to close the offering on March 15, 2003, provided that we raise the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need. The board of managers, in its discretion, may extend the offering to August 31, 2003. We will deposit all proceeds from the offering in an escrow account that we have established at First Midwest Bank until we receive subscriptions and proceeds for the minimum offering amount of $25,000,000. If we do not raise the minimum amount offered by the close of the offering, then we will promptly return all subscription proceeds without interest. If we raise the minimum amount offered before the close of the offering, then 10% of your subscription proceeds will be released to us from escrow. If we do not secure an executed commitment letter for our debt financing by the close of the offering, we will promptly return the remaining 90% of your subscription proceeds without interest. See "Plan of Distribution—Escrow Procedures" for additional escrow procedures and conditions to closing.

        Investing in our units involves a high degree of risk. Before deciding to invest, you should carefully review this prospectus, and consider each of the factors under "Risk Factors" beginning on page 8, including, among others, the following:

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  We also require $20,840,000 to $44,400,000 of debt financing, and you may lose your investment if we do not close on the debt financing that we need;

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  We are a start-up entity that will allocate all of our resources towards the development of our ethanol plant, will initially be engaged in design and construction, and will not begin generating revenue until we complete construction of the proposed ethanol plant;

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  Your voting rights are limited and our managers will manage our business and affairs;

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  We are taxed as a partnership for federal income tax purposes, which means you may have personal tax liabilities arising from our operations regardless of whether we make any cash distributions to you; and

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  Our units are subject to significant transfer restrictions, and no public market for the units exists or is expected to develop in the foreseeable future.

        The following table summarizes our estimated proceeds from the offering depending upon whether the minimum or maximum number of units offered are sold, and before deducting offering expenses estimated at $350,000:

	Minimum		Maximum

	Per Unit	Total	Per Unit	Total

Public Offering Price	$1.00	$25,000,000	$1.00	$45,000,000

Selling Agent's Fee(1)	$.0325	$812,500	$.0325	$1,462,500

Finder's Fee(2)	$.04	$320,000	$.04	$400,000

Net Proceeds	$.9275	$23,867,500	$.9275	$43,137,500

(1)
Represents a placement fee payable to U.S. Bancorp Piper Jaffray of 3.25% of the offering price per unit. See "Plan of Distribution" and "Management's Plan of Operation—Net Offering Proceeds."

(2)
Represents a finder's fee of 4% of the offering price per unit for all sales to members of the finder who were in good standing and listed on its membership roster as of June 1, 2002. See "Plan of Distribution" and "Management's Plan of Operation—Net Offering Proceeds."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2003.

Prospectus Summary
Risk Factors
Capitalization
Dilution
Distribution Policy
Selected Financial Data
Management's Plan of Operation
Business
Management
Certain Relationships and Related Party Transactions
Security Ownership of Certain Beneficial Owners and Management
Plan of Distribution
Determination of Offering Price
Description of Units and LLC Agreement
Units Eligible for Future Sale
Federal Income Tax Consequences of Owning Our Units
Legal Matters
Experts
Transfer Agent
Where You Can Get More Information
Financial Statements
Appendix A—Illinois River Energy, LLC Certificate of Formation and LLC Agreement (formally known as the First Amended and Restated Limited Liability Company Agreement)
Appendix B—Subscription Agreement

        Our executive offices are located at Illinois River Energy, LLC, 1201 South Seventh Street, Suite 110, Rochelle, Illinois 61068.

        Our telephone number is (815) 561-0650.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus, and if provided, such information must not be relied upon as having been authorized by us or any underwriter. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the units offered to any person or by anyone in any jurisdiction where it is unlawful to make such an offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus.

ii

PROSPECTUS SUMMARY

        This summary only highlights certain information from this prospectus and may not contain all of the information that is important to you. We urge you to read this entire prospectus and the documents it refers to carefully in order to fully understand our business, the offering and the units that we are offering.

The Company

        We are a recently formed Delaware limited liability company. We are seeking a minimum of $25,000,000 and a maximum of $45,000,000 in equity capital to develop, build and operate a 50,000,000 gallon per year ethanol plant that we intend to build near Rochelle, Illinois. Once the ethanol plant is constructed, we plan to produce and sell ethanol, distillers grains and carbon dioxide.

        We are a development stage company. We are not an operating entity. We have no substantial assets or revenues. We will not begin operations until we complete construction of our proposed ethanol plant. Our principal office is located at 1201 South Seventh Street, Suite 110, Rochelle, Illinois 61068. Our telephone number is (815) 561-0650 and our fax number is (815) 561-0720.

The ethanol industry

        Ethanol is a chemical produced by processing corn and other biomass. Ethanol is utilized primarily as an additive to gasoline to increase the oxygen level in fuel so the gasoline burns more cleanly and to enhance octane. The increased use of ethanol is attributable in part to the Federal Clean Air Act Amendments of 1990, which established the federal reformulated gasoline (RFG) programs to reduce smog in certain urban areas by requiring the use of oxygenated fuels during the winter months. In addition, under the Clean Air Act, ten major U.S. metropolitan areas are required to use reformulated gasoline year-round. Currently, the mandates of the Federal Clean Air Act Amendments of 1990 are being satisfied primarily with ethanol or methyl tertiary butyl ether or "MTBE," which is cheaper than ethanol. However, unlike MTBE, which is petroleum-based, ethanol is biodegradable. MTBE is being phased out or is currently banned in certain states, including, among others, New York, California and Illinois, due to concerns over groundwater contamination.

        To assist in the development of ethanol production and to stimulate demand for domestically produced corn, the federal government has created incentive programs to encourage ethanol production. These incentive programs include excise tax credits to gasoline distributors and direct payments to eligible producers for increased ethanol production. However, the federal government's excise tax credits program is not without controversy. Increases in the use of ethanol as a fuel additive will increase the amount of excise tax credits available to refiners, which translates into a drop in highway funds. This could result in delays or cancellation of highway projects. Opposition to ethanol is also mounting from non-corn producing states. These states contend that gasoline prices may increase significantly because ethanol must be shipped into these states from corn producing states.

The business

        We believe that perceived increased risks associated with MTBE, the growth in the number of larger gasoline consuming vehicles in many metropolitan areas, federal subsidies and incentives for ethanol producers, and an abundant supply of corn, create an opportunity for a large-scale ethanol plant in northern Illinois. Northern Illinois is served generally by good rail, barge and highway transportation networks. This transportation infrastructure provides access to a number of ethanol markets in the Midwest, including Milwaukee, Wisconsin and Chicago, Illinois.

        We expect that it will take at least 13 months from the date we close the offering to build our proposed ethanol plant. We have tentatively selected an 86 acre site near Rochelle, Illinois to build our proposed ethanol plant, and have two options to purchase the site for approximately $1,468,000.

        We expect that our proposed ethanol plant will be able to convert, on an annual basis, approximately 17,800,000 bushels of corn into approximately 50,000,000 gallons of ethanol, 160,000 tons of distillers grains and 120,000 tons of raw carbon dioxide gas. We intend to sell the distillers grains as animal feed. We plan to hire third party distributors to purchase or market all of our ethanol and distillers grains. We do not intend to establish an internal sales organization. We also hope to sell about half of our carbon dioxide to a third party processor who may build a processing facility next to our ethanol plant.

        We have hired GreenWay Consulting, LLC to assist and advise us on the development of the project, construction of the proposed ethanol plant, and start-up training and operations. We have also hired U.S. Bancorp Piper Jaffray to provide us with financial consulting services, including helping us place the debt financing that we need, and assist and advise us on project development and financing matters. We have also hired U.S. Bancorp Piper Jaffray to act as selling agent to offer and sell the units on our behalf on a best efforts basis. We have also entered into a binding preliminary agreement with Lurgi PSI to design and build our proposed ethanol plant for a fixed lump sum price of $53,500,000.

Our financing plan

        Depending upon the results of the offering, we estimate that we will need approximately $67,000,000 to $68,000,000 to build the ethanol plant and fund start-up operations, assuming we receive approximately $1,900,000 of site improvements from the City of Rochelle. We hope to raise $25,000,000 to $45,000,000 in the offering, obtain approximately $1,000,000 in federal, state and local grants, $1,900,000 of site improvements from the City of Rochelle, and secure the remaining balance through debt financing. The amount of debt financing that we need depends on the amount we raise in the offering and whether we receive the grants we intend to pursue and approximately $1,900,000 of site improvements from the City of Rochelle. We have no binding commitment for these improvements. Other than a grant for $20,000, we have no binding commitment for any grant proceeds. If we do not receive any additional grant proceeds or $1,900,000 of site improvements, then we intend to fund this amount with additional debt financing. If we raise the maximum amount offered, we intend to consider immediately expanding the ethanol plant, with debt financing, shortly after plant start-up. This is in part to maximize the payments potentially available to us under the Commodity Credit Corporation (CCC) Bioenergy Program. See "Management's Plan of Operation—Size of Ethanol Plant" for additional information regarding the CCC Bioenergy Program.

        We have no commitment from any lender for the debt financing that we need. If we do not secure the debt financing that we need, we will not be able to construct our proposed ethanol plant and may have to abandon our business. We expect that any debt financing we obtain will be secured by the ethanol plant and substantially all of our assets. The debt financing will also have significant restrictive financial and other covenants that could limit distributions to members and have other consequences.

Summary of risk factors

        Investing in our units is speculative and involves a high degree of risk. We cannot assure you that we will be able to complete our proposed ethanol plant or engage in the production of ethanol, distillers grains or carbon dioxide. You should consider each of the risks described in the section entitled "Risk Factors" in evaluating an investment in the units, including, but not limited to the following:

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  Risks relating to the offering, including:

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  The fact that if we raise the minimum amount offered, 10% of your investment will be released to us and become at risk capital, even if we have not obtained an executed commitment letter for our debt financing;

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    The fact that an executed commitment letter is not a binding agreement for the debt financing that we need, and that we may close the offering but never obtain the debt financing that we need;

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    The lack of a public market for our units and the restrictions on transfer of the units;

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    Immediate and substantial dilution of your investment; and

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    Our possible need for additional capital;

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  Risks relating to our formation and debt, including:

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  Our lack of operating history; and

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  Our need to obtain substantial debt financing to complete the project; and the restrictions from debt covenants that will accompany the debt financing;

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  Risks relating to our construction and development, including:

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  Our assumptions concerning our financing requirements and future operations;

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  Our dependence on GreenWay Consulting and McCabe & Associates to help us develop, construct and operate the ethanol plant; and

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  Construction risks, such as higher costs, delays, environmental issues, permitting issues, and weather;

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  Risks relating to our operations and market, including:

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  Restrictions on a member's rights to participate in our management;

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  Our dependence on our officers and managers;

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  Our ability to produce ethanol and control operating costs;

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  The cost of corn, utilities and transportation;

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  The price and demand for ethanol and distillers grains;

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  Increasing competition from other ethanol producers and other fuel oxygenates;

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  Our ability to hire and retain qualified personnel;

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  Our dependence on third party distributors to sell our ethanol and distillers grains;

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  Our ability to adapt to technological advances; and

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  Existing and future conflicts of interests;

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  Risks relating to governmental regulations, including:

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  Changes in environmental laws and regulations;

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  Loss of federal ethanol related incentives; and

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  Changes in the government's and the public's perception of ethanol; and

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  Risks relating to our taxation as a partnership, including:

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  Our members may have potential tax liabilities regardless of whether we make any cash distributions;

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  Audits of our tax returns that could result in audits of your tax returns; and

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  Possible double taxation of earnings in the event we lose our partnership tax status.

The Offering

        This is an initial public offering of an aggregate minimum of 25,000,000 and an aggregate maximum of 45,000,000 Class A and Class B Units. The units represent ownership interest in Illinois River Energy, LLC. We are offering up to 20,000,000 Class B Units. Because we are only offering up to an aggregate of 45,000,000 Class A and Class B Units, for each Class B Unit that we sell, we will decrease the number of Class A Units available for purchase by one unit. We are offering the Class A and Class B units at a price of $1.00 per unit.

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  Any interested investor may purchase Class A Units. If you wish to purchase Class A Units, then you must purchase a minimum of 5,000 Class A Units (a $5,000 minimum investment), and in increments of 1,000 units thereafter. You may not purchase or own more than 1,000,000 Class A Units.

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  Only accredited investors satisfying the requirements set forth in the subscription agreement, attached as Appendix B, may purchase Class B Units. If you wish to purchase Class B Units, then you must purchase a minimum of 1,000,000 Class B Units (a $1,000,000 minimum investment), and in increments of 100,000 units thereafter.

        Our officers, managers and affiliates may also purchase the units for investment and not for resale. Other than as described above, there is no limit on the number of units that our officers, managers and affiliates may purchase. However, they must purchase the units subject to the same terms and conditions that apply to all other investors acquiring units pursuant to this offering. Units acquired by our officers, managers and affiliates will count towards our achieving the minimum number of units offered.

  Suitability

        Investing in our units is highly speculative and very risky. Our units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. There is no public market for the units and we do not expect one to develop. The units are also subject to significant transfer restrictions. This means that it will be difficult for you to sell your units in the future. The board of managers reserves the right to reject any subscription, in whole or in part, for any reason, including, if the board determines that the units are not a suitable investment for a particular investor.

  Subscription procedures

        If you wish to purchase units, you should follow the procedures outlined in "Plan of Distribution—Subscription Procedures." Generally, to purchase the units, you must:

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  Complete the subscription agreement, attached as Appendix B to this prospectus;

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  Execute the member signature page to our LLC Agreement;

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  Include a check for 100% of the total subscription amount made payable to "First Midwest Bank as escrow agent for—Illinois River Energy, LLC Escrow"; and

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  Send an executed copy of the subscription agreement, the signature page to our LLC Agreement and check to us at:

    Illinois River Energy, LLC
    1201 South Seventh Street, Suite 110
    Rochelle, Illinois 61068

  Escrow procedures

        We intend to close the offering on March 15, 2003, provided we receive subscriptions and proceeds for the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need. The board of managers, in its discretion, may extend the offering to August 31, 2003. We will deposit all proceeds from the offering in an escrow account that we have established at First Midwest Bank until we receive subscriptions and proceeds for the minimum offering amount of $25,000,000. If we do not raise the minimum amount offered by the close of the offering, we will promptly return all proceeds without interest. If we raise the minimum amount offered before the close of the offering, then 10% of your investment will be released to us from escrow. We will use the proceeds to pay for project development costs, and will issue units to you for 10% of the units subscribed. We will not break escrow and complete the sale of the remaining 90% of your subscription until we secure an executed commitment letter for $20,840,000 to $44,400,000 of debt financing. The $44,400,000 assumes that we only raise the minimum amount offered and do not receive any additional grant proceeds or site improvements from the City of Rochelle. If we do not secure an executed commitment letter for our debt financing by the close of the offering, we will promptly return the remaining 90% of your investment without interest.

        You should be aware that an executed commitment letter for debt financing is not a binding loan agreement and therefore, the lender may not be required to provide us the debt financing as set forth in the commitment letter. A commitment letter is an agreement to lend, subject to certain terms and conditions, and to the negotiation, execution and delivery of loan and loan-related documentation satisfactory to the lender. The agreement is conditional, and a lender could later decline the loan if the terms and conditions set forth in the agreement are not satisfied.

Use of Proceeds

        If we satisfy all conditions to closing, we estimate that net proceeds, after deducting estimated offering expenses, selling agent's fee and finder's fee, from the offering will be as follows:

	Minimum	Maximum
Gross offering proceeds	$25,000,000	$45,000,000
Offering expenses	350,000	350,000
Selling Agent's fee (1)	812,500	1,462,500
Finder's fee (2)	320,000	400,000

Net proceeds to Illinois River Energy	$23,517,500	$42,787,500

(1)
Represents a placement fee payable to U.S. Bancorp Piper Jaffray of 3.25% of the offering price per unit, of which 1.5% is due when proceeds are released from escrow and 1.75% is due at financial close. In addition, we have agreed to pay U.S. Bancorp Piper Jaffray an additional fee of .25% of the offering price per unit. This fee is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

(2)
Represents a finder's fee of 4% of the offering price per unit for all sales to members of the finder who were in good standing and listed on its membership roster as of June 1, 2002. As of the date of this prospectus, we do not know how many units we will sell to these members. We have estimated the aggregate finder's fee at $320,000 if the minimum is sold and $400,000 if the maximum is sold. We have also agreed to pay the finder an annual fee of .80% of the offering price per unit sold to these members, up to a maximum of $50,000 per year, for five years after the financial closing date.

        We intend to use the net proceeds from the offering to pay for site acquisition and preparation costs, insurance, financing costs, general and administrative expenses and a portion of the construction and start-up costs of our proposed ethanol plant.

Summary of distribution policy

        We have not declared or paid any distributions on our units and will not pay or declare any distributions until after we begin generating revenue and satisfy our loan covenants. We do not expect to begin generating revenue for at least 13 months after we close the offering. We may never be in a position to pay cash distributions.

Summary of our LLC Agreement

        Our Certificate of Formation and LLC Agreement of our members govern how we conduct our business and affairs, and your rights as a member. Our LLC Agreement is formally known as the Illinois River Energy, LLC First Amended and Restated Limited Liability Company Agreement. We have attached our LLC Agreement as Appendix A to this prospectus and encourage you to read it carefully.

  Description of units

        Under our LLC Agreement, we are authorized to issue up to 55,000,000 Class A Units and 20,000,000 Class B Units. As of the date of this prospectus, we have 1,313,000 Class A Units and no Class B Units issued and outstanding. Holders of Class A and Class B Units share earnings and will receive distributions (if any) ratably in proportion to units held. The difference between Class A and Class B Units relate to how each class elects their respective representatives to the board of managers. The units are described in greater detail in the section "Description of Units and LLC Agreement."

  Board of managers

        The board of managers will manage our business and operations. Currently, our initial board of managers consists of seven initial managers. Beginning in 2004 and annually thereafter, our members will elect the members of the board of managers. Beginning with the 2004 annual member's meeting, if we sell 10,000,000 or fewer Class B Units, we will only have seven managers. If we sell more than 10,000,000 Class B Units, then we will have nine managers. Class A members will always elect a majority of our managers. Depending upon the number of Class B units sold, Class A members will elect five to seven managers and Class B members will elect one to four managers. Our Class A members will elect the members of the board of managers upon the affirmative vote of holders of a majority of the Class A Units present and entitled to vote at a meeting of the Class A members. Class B members will elect their respective members of the board of managers upon the affirmative vote of holders of a majority of the Class B Units entitled to vote, subject to the right of certain Class B members to appoint one or more managers. For every 5,000,000 Class B Units held by a Class B member, the member may appoint one manager to the board of managers. A Class B member who is entitled to appoint one or more managers may not vote for the election of any other manager to be elected by the Class B members.

  Voting Rights

        Each Class A and Class B Unit is entitled to one vote per unit on matters submitted to a member's vote. Holders of Class A and Class B Units have the same voting rights and have no class voting rights, other than for purposes of electing or removing their respective representatives to the board of managers. Although members have certain voting rights, they do not have dissenter's rights. This means that if we were to merge, consolidate, exchange or otherwise dispose of all or substantially all of our assets, you will not have the right to seek appraisal or payment of the fair value of your units.

Summary of conflicts of interest

        Conflicts of interest exist in our proposed structure and operation because we have entered into material contracts with consultants, some of whom own units in our limited liability company and advise the board of managers on various matters. We currently do not believe that these conflicts will adversely affect our business and have not established any formal procedures to address or resolve any conflicts of interest. Although we intend to examine these conflicts from time to time, we cannot assure you that conflicts of interest will not have adverse consequences on our business or the value of your units. Future conflicts of interest may arise from our relationships with our members, managers, officers and their affiliates. Please see the more detailed discussion of these conflicts in "Certain Relationships and Related Party Transactions."

Summary of tax considerations

        We expect to be treated as a partnership for federal income tax purposes. We will not pay any federal income taxes and will instead allocate our net income to our members who must include that income as part of his or her taxable income. This means that you will have to pay taxes on your allocated share of our income regardless of whether we make any distribution to you. To maintain our tax status, we may limit the number of transfers of units in any particular year. This could make it difficult or impossible for you to sell your units when you wish. Please see "Federal Income Tax Consequences of Owning Our Units" for a discussion of important federal income tax consequences.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. For the reasons set forth below, and elsewhere in this prospectus, investing in our units involves a high degree of risk and therefore is not appropriate for you if you cannot hold the units for an indefinite period of time or afford to lose your entire investment. If any of the following risks actually occur, our business, financial condition or results of operation could be harmed, which could cause the value of your units to decline and you to lose all or part of your investment.

RISKS RELATED TO THE OFFERING

We can use 10% of your investment before we secure a commitment letter for our debt financing.

        We will deposit all of your subscription proceeds in an escrow account. We intend to close the offering on March 15, 2003 (subject to extension to August 31, 2003 by the board of managers) if we raise the minimum amount offered and secure an executed commitment letter for our debt financing. However, to meet our target construction schedule, once we raise the minimum amount offered, 10% of your investment may be released to us to pay for various project development costs before we receive a commitment letter for the debt financing that we need. If this occurs, we will issue you units equal to 10% of the units you subscribed to purchase and you will become a member of our limited liability company. 10% of your subscription proceeds will become at risk capital. We do not believe that we can build the ethanol plant without debt financing. If we do not secure the debt financing that we need for any reason, we will not be able to complete the project and you may lose all of your investment that was released from escrow.

We can use the remaining 90% of your investment before we execute a binding loan agreement.

        If we raise the minimum amount offered and secure a commitment letter, we will break escrow and use the remaining 90% of your investment to develop the project. A commitment letter is not a binding loan agreement. A commitment letter is an agreement to lend, subject to certain terms and conditions, and to the negotiation, execution and delivery of loan and loan-related documentation satisfactory to the lender. These terms and conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. The commitment letter is conditional, and a lender could later decline the loan if the terms and conditions set forth in the commitment letter are not satisfied. A commitment letter confirms that the lender has approved the loan, subject to the terms and conditions stated in the letter. It is not the same as a binding loan agreement, which requires a lender to disburse funds. Accordingly, we could use all of your investment, but never secure the debt financing we need to complete the project.

If the City of Rochelle does not assist us with approximately $1,900,000 of site improvements and if we do not receive approximately $1,000,000 of federal, state and local grants, we must secure additional debt financing, which may be difficult and expensive to obtain.

        We plan to seek approximately $1,000,000 of grant proceeds and approximately $1,900,000 of site improvements from the City of Rochelle. We anticipate that the City of Rochelle will assist us with constructing roads, rail tracks to our ethanol plant, and water and sewer connections. However, we have not executed a definitive agreement with the City of Rochelle for these improvements and the City is not obligated to provide us with any site improvements. If we do not secure the grant proceeds and assistance from the City of Rochelle, we will have to fund this amount with additional debt financing. Additional debt financing may be difficult and expensive to obtain, or may not be available at all.

If we do not close on our debt financing for any reason, we will not be able to complete construction of the ethanol plant and you may lose your entire investment.

        If we obtain a commitment letter, but the lender later declines the loan, we will seek debt financing from other lenders. However, if we do not close on the debt financing that we need, we will not be able to complete construction of the proposed ethanol plant and may have to liquidate our assets and abandon our business. If this occurs, you may not be able to recover any of your investment.

The units have no public market, no public market is expected to develop, and consequently, you may never be able to sell your units when you desire.

        There is no market for our units and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the units on any stock exchange or automatic quotation system such as the Nasdaq Stock Market. Consequently, it may be difficult or impossible for you to sell your units when you desire.

There are significant restrictions on transferring the units, such as obtaining the approval of our managers, which may make your units unattractive to prospective purchasers and make it difficult for you to sell them when you desire.

        Investing in our units should be considered a long-term investment. Your ability to transfer your units is restricted by our LLC Agreement. You may not transfer your units unless the transfer is a "permitted transfer." Permitted transfers are transfers approved by the board of managers and that satisfy certain conditions and restrictions set forth in Section 10 of our LLC Agreement.

        You may not transfer your units if the transfer would result in our termination for tax purposes or would cause us to lose our partnership tax status and subject us to the publicly traded partnership rules. The board of managers will generally approve transfers so long as the transfer falls within the "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code. See "Federal Income Tax Consequences of Owning Our Units." In addition, the transferee of your units may not become a member unless approved by the board of managers in its sole discretion. These restrictions may make your units unattractive to prospective transferees, and make it difficult for you to dispose of your units when you desire.

We may issue additional units in the future, and this could dilute your ownership interest in us, which could reduce your share of any distribution that we may make and reduce your voting power.

        Our LLC Agreement permits us to sell up to 55,000,000 Class A Units and 20,000,000 Class B Units. We have sold 1,313,000 Class A Units, and are selling up to an aggregate of 45,000,000 Class A and Class B Units in the offering. Consequently, assuming we sell the maximum number of units offered, we can sell up to an additional 28,687,000 units after the offering without seeking the approval of our members. The sale of additional units or rights to purchase additional units could lower the value of your units by diluting your ownership interest in us, reducing your voting power and reducing the amount of any distribution we may make to you.

Our officers, managers and affiliates may purchase the units offered by this prospectus, and this may give them greater ownership and control of us, which may make your units unattractive to prospective purchasers and make a change in control difficult to accomplish.

        Our officers, managers and affiliates may purchase the units offered by this prospectus. There is no limit on the number of units our officers, managers and affiliates may purchase. However, no member (including each of our officers and managers) may own, together with affiliates, more than 1,000,000 Class A Units. Sales to our officers, managers and affiliates will count towards our raising the minimum amount offered. Accordingly, if we reach the minimum amount offered, you should not assume that all sales are to unaffiliated third parties. Sales to our officers, managers and affiliates may give them greater ownership and control of our limited liability company, which may reduce the amount of control other members have over our business. This may make a change in control difficult to accomplish and your units unattractive to prospective purchasers.

You will experience immediate and substantial dilution in the value of your units because the offering price exceeds our per unit book value, and this makes your units less valuable.

        The offering price of the units is substantially greater than our net tangible book value per unit, which is approximately $.00 per unit as of September 30, 2002. Consequently, you will experience immediate dilution in the net tangible book value of your units. This means that your units will be worth less than what you paid for them in the event we liquidate our business for any reason. Please see "Dilution."

We may hold your investment for up to eight months in an escrow account in which you will not earn interest.

        We intend to close the offering on March 15, 2003, but may extend it until August 31, 2003. This means that we may hold your investment in an escrow account for up to eight months without paying you any interest. All interest earned in the escrow account belongs to us. Consequently, if we are unable to close the offering, and are forced to return your investment, you may miss out on other opportunities to earn a return on your money while your money is in the escrow account.

You should read the entire prospectus carefully and should not consider any particular statement published in news reports or radio programs or any published financial projections from meetings prior to the date of this prospectus without carefully considering the risks and other information contained herein.

        In an article in an agricultural newspaper dated August 30, 2002, and in an article in a local newspaper dated July 30, 2002, information regarding this offering and our proposed ethanol project was published. We did not authorize the publication of either of these articles. Some of the information in these articles is attributable to oral comments made by members of our management team during an informational meeting for prospective investors and at a news conference called by the City of Rochelle. The author of the August 30, 2002 was not invited to the informational meeting. While much of the factual statements about us are correct, these articles presented these statements in isolation and did not disclose the related risk and uncertainties described in the prospectus.

        In addition, in two articles in two local newspapers dated September 2, 2002 and September 4, 2002, certain statements regarding this offering and our proposed ethanol plant were attributed to members of our management team. Further, members of our management team appeared on a radio program that was broadcast by a small local radio station near Morris, Illinois on August 13, 2002 to discuss ethanol and our proposed ethanol plant. We urge you not to rely on any statements contained in the above publications and radio program.

        The articles and radio program also contained statements relating to projections and forward looking statements, such as we are a good investment "because there is a projected 25% return on equity without any government incentives," we "expect to use 4,800 rail cars a year for shipment in and out" and our ethanol plant will "produce in the low forty tons of emissions per year." These projections and forward-looking statements are based upon a number of assumptions and estimates, and are subject to significant uncertainties, such as the construction and performance of the ethanol plant, the cost of corn and production volume. They were not prepared in accordance with guidelines of the Securities and Exchange Commission, the American Institute of Certified Public Accountants or generally accepted accounting principles. No independent accountant has expressed an opinion or any other form of assurance on these projections and statements. Projections and forward-looking statements are inherently speculative, and may and will likely vary significantly from actual results. We strongly encourage you to disregard these and other statements, and rely only on the information contained in this prospectus to make your investment decision.

        We have, and may continue to receive additional media coverage, including coverage that is not directly attributable to statements made by us. Neither we, nor our underwriter have confirmed, endorsed or adopted any statements that were not made by us for utilization by, or distribution to, prospective investors. We and the underwriter hereby disclaim any statements that are inconsistent with, or conflict with, the information contained in this prospectus, or relate to information not contained in this prospectus.

RISKS RELATED TO OUR FORMATION AND DEBT

Because we are recently formed and have virtually no operating history or experience operating an ethanol plant, we may have difficulties successfully completing and operating the ethanol plant.

        We are a start-up business venture with no operating history and limited resources. For the period from February 20, 2002 (inception) to September 30, 2002, we have an accumulated deficit of $384,028. We expect to continue incurring significant losses until we construct and commence operation of our proposed ethanol plant. Our short history and inexperience may make it difficult for us to successfully complete and operate the ethanol plant. If we do not successfully complete and operate the ethanol plant, the value of your units will decline.

Our debt financing agreements will contain restrictive covenants that will limit distributions and impose restrictions on the use of working capital, and these restrictions could reduce the value of your investment.

        We will require $20,840,000 to $44,400,000 of debt financing to complete our project. We may need to procure additional debt financing to operate the ethanol plant following construction. We have no commitment for the debt financing that we need. Even if we obtain the debt financing that we need, lenders may require that we first spend the proceeds we raise in the offering before they release any loan proceeds to us. This puts your money at risk first.

        The use of debt financing may make it more difficult for us to operate because we must make principal and interest payments on the indebtedness. This will result in our having less cash available for operations. Our debt may also have important implications on our operations, including:

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  Limiting our ability to obtain additional financing;

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  Making us vulnerable to increases in prevailing interest rates;

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  Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

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  Subjecting all or substantially all of our assets to liens, which means that there will be virtually no assets left for members in the event of a liquidation; and

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  Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

        If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. The terms of our debt financing agreements will likely contain financial, maintenance, organizational, operational and other restrictive covenants. These covenants may significantly limit, among others, our ability to use our cash to pay for capital improvements or make cash distributions to our members. In addition, if we default on the debt financing, the lender may foreclose on the debt and sell the ethanol plant and our assets for an amount that is less than the outstanding debt. If this happens, you may not recover any of your investment.

RISKS RELATED TO CONSTRUCTION AND DEVELOPMENT

We are dependent on GreenWay Consulting and McCabe & Associates to help us develop the project and if they were to terminate their agreement with us, we may not complete the project.

        We have hired GreenWay Consulting, LLC and McCabe & Associates, Inc. to assist us with the construction and development of our proposed ethanol plant. GreenWay and McCabe will assist and advise us on the development of our proposed ethanol plant, including site evaluation, product input and output contracting, permitting, design and engineering, construction, recruiting and training employees, operations, and business planning. GreenWay, through its parent company, owns and operates an ethanol plant in Morris, Minnesota, and is also involved in various other ethanol projects that will compete with our project. GreenWay and McCabe may also acquire an ownership interest in other ethanol projects and may have financial or other incentives to favor other businesses over us. McCabe may terminate its contract with us upon 90 days prior notice. If GreenWay or McCabe were to terminate their relationship with us, we might not be able to secure a suitable replacement. This may delay construction of the proposed ethanol plant and start-up operations. Further, because of Greenway's and McCabe's significant participation in our business, and our dependence on them, it could be difficult or impossible for us to enforce claims that we may have against them if, for example, they breach their agreements or understandings with us.

We are dependent upon Lurgi PSI to design and build the proposed ethanol plant, and our remedies against Lurgi PSI for deficiencies or defects may be insufficient to cover any loss we may suffer if the plant is not completed as promised.

        We have engaged Lurgi PSI to help us design and construct our proposed ethanol plant. However, we have only entered into a preliminary agreement with Lurgi PSI, and have not executed a detailed design-build agreement. If Lurgi PSI were to terminate its relationship with us before or during construction, we may not be able to promptly secure a suitable replacement. If this occurs, construction of the proposed ethanol plant may be delayed or halted. If the ethanol plant is not completed as scheduled or does not operate as we expect, our rights to demand that Lurgi PSI remedy any deficiencies or defects may be limited by the detailed Design-Build Agreement that we execute. If the ethanol plant is not completed as scheduled or does not operate as we expect, consequently, our remedies against Lurgi PSI may be insufficient to cover any loss we may suffer.

Significant increases in construction costs because of, among others, change orders we may submit or differing site conditions, may require us to obtain additional debt financing, which may be difficult and expensive.

        Cost overruns and delays are common in construction projects such as the one we intend to engage in. Cost overruns could occur because of, among others, change orders that we submit or differing site conditions. We expect that our detailed agreement with Lurgi PSI will provide that if we encounter differing site conditions, then Lurgi PSI will be entitled to an adjustment in price and time of performance. By differing site conditions, we mean concealed physical conditions that differ materially from the conditions contemplated in the detailed agreement or differ materially from those ordinarily encountered in similar work. Cost increases will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Delays due to, among others, weather, labor or material shortages or permitting delays, will hinder our ability to timely commence operations and service our debt.

        Delays could occur because of, among others, acts of God, defects in material or workmanship, labor or material shortages, permitting delays or our assumptions not materializing. We have developed what we believe to be a reasonable timetable for completing the project. Our schedule depends upon how quickly we can close the offering and upon the accuracy of the assumptions underlying our plan of operations. Our assumptions are partially based upon agreements and contracts that we have not begun to negotiate or are not yet final or executed. The definitive versions of such agreements and contracts may not materialize or if they do materialize, may not prove to be reasonable. This could delay completion of the ethanol plant. Delays will hinder our ability to timely commence operations, generate revenue and service our debt. If this occurs, we may have to seek permission from the lender to delay repayment of our debt, and this could be expensive. Further, because governmental programs such as the Commodity Credit Corporation Bioenergy Program is time sensitive, any delays in start-up operations could decrease the amount of credit for which we may otherwise be eligible under the program.

Compliance with new and existing environmental laws and rules could significantly increase our construction and start-up costs, and force us to delay or halt construction.

        To construct the ethanol plant, we will need to obtain and comply with a number of permitting requirements from the state of Illinois. These include, among others, a Construction Air Permit, and the National Pollutant Discharge Elimination System Stormwater Permit and Construction Activities Permit. Without the Construction Air Permit, which is required for the construction of a facility that emits certain pollutants, we cannot begin construction of the ethanol plant. We need the Stormwater permit, which regulates storm water run off, to construct and operate the ethanol plant. We will also need a Construction Activities Permit, which is necessary to commence construction of any facility, to build the ethanol plant. Environmental issues, such as contamination and compliance with applicable environmental standards could arise at any time during the construction and operation of the ethanol plant. If this occurs, it would require us to spend significant resources to remedy the issues and may delay or prevent construction of the ethanol plant. This would significantly increase the cost of the project. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and operate the ethanol plant.

RISKS RELATED TO OUR OPERATIONS AND MARKET

Our LLC Agreement contains restrictions on a member's right to participate in the management of our affairs, which makes it difficult for you to effect changes to our management or to our LLC Agreement, and this makes a change in control difficult to accomplish.

        We are governed primarily by our LLC Agreement. Our LLC Agreement contains significant restrictions on a member's right to influence the manner or direction of management. These restrictions relate to, among others, election and removal of managers, allocations of income and distributions, restrictions on transfers, and voting rights. Further, members may not remove a manager without the consent of holders of a majority of the units of the class that elected the manager, or if appointed by a class B member, then the appointing class B member. Additionally, if a vacancy develops on the board of managers for any reason other than removal or expiration of a term, the remaining managers will appoint an individual to fill the vacancy until the next meeting of the members. These restrictions may make it very difficult for members to effect changes to our LLC Agreement or to our management, which makes a change in control difficult to accomplish. This may also make your units unattractive to prospective purchasers.

Under our LLC Agreement, it may be difficult for you to enforce claims against an officer or manager, which means that you may not be able to recover any losses you may suffer through your ownership of our units arising from acts of our officers and managers that harm our business.

        Our officers and managers must discharge their duties with reasonable care, in good faith and in our best interest. Despite this obligation, our LLC Agreement limits an officer's and manager's liability to us and our members. Officers and managers are not liable to us or our members for monetary damages for breaches of fiduciary duty, unless it involves receipt of an improper personal financial benefit, a willful failure to deal fairly with us on matters where the officer or manager has a material conflict of interest, a knowing violation of law, or willful misconduct. A member's ability to bring legal action against an officer or manager for these actions is also limited. A member may bring a legal action on our behalf if we have refused to bring the action or an effort to cause the board of managers to bring the action is not likely to succeed. These limitations could limit your rights to enforce claims against us or our officers and managers.

We are dependent upon officers and managers who work for us part-time and have other obligations to other entities, which could take their time and attention from our business and interfere with their duties to us.

        We are dependent on our officers and managers who have no experience managing and operating a public ethanol company to complete the project. We have an officer, our Associate Vice President—Chief Operating Officer, Mr. Vincent McCabe, who will devote all of his time to our business. However, our managers have other interests and obligations that may take their time and attention from our business. Although our officers and managers must devote sufficient time to our business, they are free to serve other entities. We will not hire additional staff until the proposed ethanol plant is near completion. Each of our managers intends to devote up to 20% of his time to our business. We are dependent upon our officers and managers to manage our affairs and our consulting relationships. Our officers' and managers' other activities and obligations could interfere with their responsibilities to us.

There are significant conflicts of interest in our business, such as the fact that we may purchase corn from our officers and managers, which could impair an interested officer's or manager's ability to act in our best interest.

        Conflicts of interest exist in the structure and operation of our business. We have entered into material contracts with consultants who own units in our limited liability company and have been heavily involved in our formation and operation. Our officers and managers have purchased units for their own accounts, and may purchase additional units on the same terms as other investors in the offering. Sales to our officers, managers or their affiliates will count towards our raising the minimum amount offered. In addition, our officers and managers are also farmers and intend to sell corn to us. However, delivery terms for our officers and managers will be on the same terms and conditions as any other member or independent third party that delivers corn to us. Conflicts of interest could cause our officers and managers to put their own personal interests ahead of ours. The various conflicts are discussed in the section entitled "Certain Relationships and Related Party Transactions—Conflicts Of Interest."

Our operating costs could be higher than we expect, and this could reduce any distributions we may make.

        In addition to general market fluctuations and economic conditions, we could experience significant operating cost increases from numerous factors, many of which are beyond our control. These increases could arise from, among others:

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  Higher corn prices because there is an inadequate supply or greater demand for corn;

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  Higher labor costs, particularly if there is any labor shortage;

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  Higher costs for water, electricity and natural gas; and

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  Higher transportation costs because of greater demands on truck and rail transportation services.

        In addition, operating the ethanol plant subjects us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, nuisance, occupational safety, and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly.

The price of distillers grains is affected by the price of other commodity products, such as soybeans, and decreases in the price of these commodities could decrease the price of distillers grains, which will decrease the amount of revenue we may generate.

        Distillers grains competes with other protein based animal feed products. The price of distillers grains may decrease when the price of competing feed products decrease. The price of competing animal feed products is based in part on the price of the commodity from which it is derived. Downward pressure on commodity prices, such as soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains. Decreases in the price of distillers grains will result in our generating less revenue.

If we do not secure a third party processor to process the raw carbon dioxide we produce, we will not be able to sell any carbon dioxide and will emit it into the air, which could subject us to future environmental claims.

        We intend to contract with a third party processor to build a processing facility next to our proposed ethanol plant and purchase the raw carbon dioxide we produce. We currently have no agreement with any processor and we cannot assure you that we will be able to secure a processor on acceptable terms, or at all. If we do not contract with a third party processor to build a processing facility near our ethanol plant, we will not be able to sell any of the carbon dioxide we produce and will have to emit a significant amount of carbon dioxide into the air. This could subject us to future environmental claims.

As more and more ethanol plants are built, ethanol production will increase and this could result in lower prices for ethanol and distillers grains, which will decrease the amount of revenue we may generate.

        We expect that the number of ethanol producers and the amount of ethanol produced will likely continue to increase. We cannot assure you that the demand for ethanol will continue to increase. The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, whether the phase out or restrictions on the use of MTBE continues and the development of other technologies or products that may compete with ethanol. If the demand for ethanol does not increase, then increased ethanol production may lead to lower ethanol prices. In addition, because ethanol production produces distillers grains as co-products, increased ethanol production will also lead to increased supplies of distillers grains. Demand for distillers grains depends upon various factors, such as the health of the local and national beef and dairy cattle industry, and the availability of other feed products at more economical prices. An increased supply of distillers grains, without offsetting increases in demand, could lead to lower prices. Decreases in the price of ethanol and distillers grains will result in our generating lower revenue.

Corn prices will fluctuate and could increase significantly in the future, which will increase our operating costs and adversely affect our operating results because we may not be able to pass any of the increased costs on to our customers.

        We will require significant amounts of corn to produce ethanol. The price of corn, as with most other crops, is affected by weather, disease, changes in government incentives, demand and other factors. Increases in corn prices will generally produce lower profit margins, because there is little correlation between the price of corn and the price of ethanol to support increases in ethanol prices. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or operate at a loss. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. If corn prices increase, our production costs will increase and our profit margins will decrease because we may not be able to pass any of the increased costs on to our customers.

Hedging transactions could significantly increase our operating costs if we incorrectly estimate our corn requirements and are not able to utilize all of the corn subject to our future contracts.

        We may attempt to minimize the effects of fluctuations in the price of corn on our operations by taking hedging positions in the corn futures markets. Hedging is a means of protecting the price that we will buy corn in the future. In a hedging transaction, we will purchase futures contracts, which locks in the amount and price of corn that we will purchase at a future date. Whether our hedging activities are successful depends upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we cannot use all of the corn subject to our futures contracts.

The ethanol and fuel additives industry is very competitive, we face competition from entities that are larger and have significantly more resources than we do, and we may not have sufficient resources to compete with these entities.

        Competition in the ethanol industry is intense. Our business faces competitive challenges from larger facilities that can produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have greater resources than we do. Larger ethanol producers such as Archer Daniels Midland, Cargill and Williams Bio-Energy, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. Nationally, the ethanol industry may become more competitive given the substantial initial construction and expansion that is occurring in the industry.

        In addition, we must also compete against producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of MTBE. Many major oil companies produce MTBE and strongly support its use because it is petroleum-based. These major oil companies have substantial resources to market MTBE, to develop alternative products, and to influence legislation and the public's perception about MTBE and ethanol. These companies also have sufficient resources to begin the production of ethanol should they choose to do so. We may not have sufficient resources to compete against the ethanol and other fuel additive producers in this industry.

Technological advances could significantly decrease the cost of producing ethanol or result in the production of higher quality ethanol, and if we are unable to adopt or incorporate technological advances into our operations, our proposed ethanol plant could become uncompetitive or obsolete.

        We expect that technological advances in the processes and procedures for processing ethanol will continue to occur. It is possible that those advances could make the processes and procedures that we intend to utilize at our proposed ethanol plant to be less efficient or cause the ethanol we produce to be of a lesser quality. These advances could also allow our competitors to produce ethanol more effectively and at a lower cost than us. In addition, alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. Alternative fuel additives that can replace ethanol may be developed, which may decrease the demand for ethanol. It is also possible that technological advances in engine and exhaust system design and performance could also reduce the use of oxygenates, which would lower the demand for ethanol. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our ethanol plant to become uncompetitive.

        Ethanol production methods are also constantly advancing. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, and municipal solid waste. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. Although current technology does not allow these production methods to be competitive, new technologies may develop that would allow these methods to become viable means of ethanol production in the future. If we are unable to adopt or incorporate these advances into our operations, our cost of producing ethanol could be significantly higher than our competitors, which could make our ethanol plant obsolete.

If our estimates regarding our water requirements or the amount of water available from wells we plan to drill at our site are incorrect, we may encounter water shortages that could result in higher operating costs and lower ethanol production.

        We will need a significant amount of water to operate the ethanol plant. We anticipate obtaining the water that we need from water wells that we plan to drill near the proposed ethanol plant or from a municipal water system, or a combination of both. Based upon reports from the City of Rochelle, we expect that the site where we intend to build our proposed ethanol plant will have access to a sufficient amount of water to supply our needs. However, our estimates could be incorrect or the water supply may prove to be inadequate. If this occurs, we will need to procure water from alternative sources. A water shortage could result in increased operating costs and lower ethanol production.

We need a significant and constant supply of electricity and natural gas to produce ethanol and any shortages or interruptions in our energy supply could force us to decrease our ethanol production.

        We will need a significant and consistent supply of electricity and natural gas to operate our proposed ethanol plant. Currently, we have no commitments from any utility company to supply us with the electricity or natural gas that we need to operate the proposed ethanol plant. We plan to enter into agreements with certain utility service providers for the electricity and natural gas that we need, but cannot assure you that we will be able to obtain a sufficient and uninterrupted amount of electricity and natural gas on acceptable terms, or at all. If we encounter an energy shortage or if interruptions occur, we may have to decrease our ethanol production.

Any increases in transportation costs may increase our operating costs and harm our operating results because we may not be able to pass the increased costs on to our customers.

        Because ethanol cannot be shipped to its final destination by multifuel pipelines, it must be blended with gasoline at a terminal while the final product is loaded into trucks or rail cars. As a result, ethanol can only be transported long distances by rail, truck or barge. Transportation costs may increase because of various reasons, including greater demand from new and developing ethanol plants for truck or rail services. Increases in transportation costs may result in lower profit margins because we may not be able to pass the increased costs to transport our products to established terminals on to our customers.

Our business is not diversified, we are primarily dependant upon one product, and this means that we may not be able to adapt to changing market conditions or endure any decline in the ethanol industry.

        Our success depends on our ability to timely construct the ethanol plant and efficiently produce ethanol. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell ethanol, distillers grains and carbon dioxide, or if the market for those products decline. Our ethanol plant will not have the ability to produce any other products. Our lack of diversification means that we may not be able to adapt to changing market conditions or to weather any significant decline in the ethanol industry.

Competition for qualified personnel in the ethanol industry is intense and we may not be able to hire and retain qualified managers, engineers, and operators to efficiently operate the ethanol plant.

        When construction of the proposed ethanol plant nears completion, we will need to hire approximately 28 employees to operate the ethanol plant. Our success depends in part on our ability to attract and retain competent personnel to a rural community. We must hire qualified managers, accounting, human resources, operations and other personnel. Competition for employees in the ethanol industry is intense. We cannot assure you that we will be able to attract and maintain qualified personnel. If we are unable to hire and maintain productive and competent personnel, the amount of ethanol we produce may decrease and we may not be able to efficiently operate the ethanol plant.

If we lose the services of our third party distributors, we will not be able to sell the ethanol or distillers grains that we produce.

        We do not plan to build our own sales organization. We intend to contract with third party product distributors to either purchase or market and sell the ethanol and distillers grains that we intend to produce. If any of the entities that we contract with breaches or terminates our distribution contracts or is unable to provide any of the services contracted for, we will not have any readily available means to sell our products. Our dependence on these distributors means that our financial performance depends upon the financial health of the distributors we contract with. We cannot assure you that we will be able to find a suitable replacement if a distributor fails to perform.

        Further, the distributors we engage may also have different agreements with other entities that produce the same products that we do. It is possible that a distributor's ability or willingness to market and sell our products could be impaired by agreements that the distributor may have with other entities not related to us. Consequently, we may not obtain the best possible prices for our products.

Our business is subject to extensive and potentially costly environmental regulations that could significantly increase our operating costs.

        Ethanol production involves the emission of various airborne pollutants, including particulate matter, carbon monoxide, carbon dioxide, oxides of nitrogen and volatile organic compounds. We are subject to environmental regulations of the state of Illinois and the Environmental Protection Agency ("EPA"). These regulations could result in significant compliance costs and may change in the future. For example, although carbon dioxide emissions are not currently regulated, some authorities support restrictions on carbon dioxide emissions that, if adopted, could have a significant impact on the operation of our proposed ethanol plant. Also, the EPA may seek to implement additional regulations or implement stricter interpretations of existing regulations. Recently, the EPA cautioned ethanol producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations. In a recent test of certain ethanol plants, the EPA has expressed concerns over the discovery of certain "volatile organic compounds," some of which may be carcinogenic. Changes in environmental regulations may require additional capital expenditures or increase our operating costs.

        In addition, the ethanol plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the ethanol plant arising from air or water discharges. Ethanol production has been known to produce an unpleasant odor to which surrounding residents could object. The Minnesota Attorney General may be bringing action against ethanol companies located in the State of Minnesota for various environmental and nuisance issues. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

GOVERNMENT AND REGULATORY RISKS

The use and demand for ethanol is dependent on various environmental regulations that could change and cause the demand for ethanol to decline.

        Environmental regulations are constantly changing. Federal and state environmental regulators could adopt rules or regulations that could cause the use of ethanol to decline. For example, material changes in the environmental regulations regarding the required oxygen content of automobile emissions could adversely affect the ethanol industry. On April 12, 1999, California requested a waiver from the Environmental Protection Agency from the oxygenated fuel requirement of the 1990 Clean Air Act Amendments. The Environmental Protection Agency denied the waiver and California is suing the EPA over the denial. If any state were to receive such a waiver, or if California were successful in its suit, the use and demand for ethanol may decline significantly. In addition, certain lawmakers may be introducing legislation in Congress to postpone requirements to use ethanol in gasoline. Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state. Future changes in the law may further postpone or waive requirements to use ethanol.

The price of ethanol is affected by governmental programs and gasoline prices, and any decrease in ethanol prices will decrease the amount of revenue we may generate.

        There are various federal laws, regulations and programs that have led to increased use of ethanol in fuel. Some of these laws provide economic incentives to ethanol producers and users. The revocation or amendment of any one or more of these laws, regulations or programs could have a significant adverse effect on the future use of ethanol. We cannot assure you that any of these laws, regulations or programs will continue in the future. Government support of the ethanol industry could change and Congress and state legislatures could remove economic incentives relating to the use of ethanol. For example, the federal partial excise tax exemption for gasoline blenders who use ethanol in their gasoline will expire on December 31, 2007, unless subsequent legislation is enacted to extend the program. The elimination or reduction of government subsidies and tax incentives could cause the cost of ethanol blended fuel to increase. The increased price could cause consumers to avoid ethanol blended fuel and cause the demand for ethanol to decline.

        In addition, ethanol prices are affected by, among others, the price of gasoline, which is volatile. The price of ethanol tends to increase as gasoline prices increase and the price of ethanol tends to decrease as gasoline prices decrease. Any adverse change in governmental subsidies and incentives relating to ethanol or any significant decrease in the price of gasoline may decrease the price of ethanol. A decrease in ethanol prices will decrease the amount of revenue we may generate.

RISKS RELATED TO TAX ISSUES IN A LIMITED LIABILITY COMPANY

If we are not taxed as a partnership, we will pay taxes on all of our net income, you will be taxed on any earnings we distribute, and this will reduce the amount of cash available for distributions to holders of our units.

        We expect that we will be taxed as a partnership for federal income tax purposes. This means that we will not pay any federal or state income tax, and our members will pay tax on their allocated share of our income. We cannot assure you, however, that we will be able to maintain our partnership tax treatment. The Internal Revenue Service may from time to time review our tax status, and we cannot assure you that there will not be changes in the law or our operations that could cause us to lose our partnership tax status. If we lose our partnership tax status, then we may be taxed as a corporation. If we were treated as a corporation, we would be taxed on our net income at rates of up to 35% for federal income tax purposes. Further, you must treat distributions that we make to you as ordinary dividend income to the extent of our earnings and profits. These distributions are not deductible by us, thus resulting in double taxation of our earnings and profits. This will reduce the amount of cash we may have available for any distributions we may make to you. Please see "Federal Income Tax Consequences—Partnership Status."

Your tax liability from your allocated share of our taxable income may exceed any cash distributions you receive, which means that you may have to pay income tax on your allocated share of our taxable income with your personal funds.

        Because we expect to be treated as a partnership for federal income tax purposes, we will not pay any federal or state income tax, and all of our profits and losses will "pass-through" to our members. You must pay tax on your allocated share of our taxable income every year. You may receive allocations of taxable income that exceed any cash distributions we make to you. This may occur because of various factors, including but not limited to, accounting methodology, lending covenants that restrict our ability to pay cash distributions, and our decision to retain or use the cash we generate to fund our operating activities and obligations. Accordingly, you may be required to pay income tax on your allocated share of our taxable income with your personal funds.

Because we are treated as a partnership for federal income tax purposes, any audit of our tax returns resulting in adjustments could cause the IRS to audit your tax returns, which could result in additional tax liability to you.

        The IRS may audit our tax returns and may disagree with the tax positions that we take on our returns. The rules regarding partnership allocations are complex. The IRS could successfully challenge the allocations set forth in our LLC Agreement and reallocate items of income, gains, losses, deductions or credits in a manner that adversely affects our members. If challenged by the IRS, the courts may not sustain the position we take on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required. This could result in adjustments on your tax return and in additional tax liabilities, penalties and interest to you.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as "may," "should," "anticipate," "believe," "expect," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions could and likely will differ materially from these forward-looking statements for many reasons, including the risks described above and appearing elsewhere in this prospectus, and events that are beyond our control. We are not under any duty to update the forward-looking statements contained in this prospectus. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus.

        You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may and likely will be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION

        The following table sets forth our capitalization at September 30, 2002 on an actual and pro forma basis to reflect the units offered in the offering, before deducting selling agent's fee, estimated offering expenses related to the offering, and estimated finder's fee. This table does not take into account any other changes in the net tangible book value of our units occurring after September 30, 2002.

		September 30, 2002 Pro Forma(1),(2)
	Actual	Minimum	Maximum
Long term debt	$0	$41,500,000	$20,840,000
Members' equity:
Units(3)	562,976	25,562,976	45,562,976
Accumulated deficit	(384,028)	(384,028)	(384,028)
Total member's equity (deficit)	178,948	25,178,948	45,178,948
Total capitalization	$178,948	$66,678,948	$66,018,948

(1)
Assumes that we secure an executed commitment letter for our debt financing and that we raise a minimum of $25,000,000 and a maximum of $45,000,000, excluding approximately $1,000,000 of grant proceeds and approximately $1,900,000 of site improvements from the City of Rochelle, and before deducting estimated offering expense, selling agent's fee and finder's fee.

(2)
Assumes that we close on debt financing of approximately $41,500,000 if we raise the minimum amount offered and approximately $20,840,000 if we raise the maximum amount offered. We currently have no commitments for any debt financing.

(3)
Does not include subscription receivable of $5,500 relating to the purchase of 11,000 units.

DILUTION

        At September 30, 2002, we had 1,313,000 Class A Units outstanding, having a net tangible book value of ($2,691), or $.00 per unit. The net tangible book value per unit represents total tangible assets (excluding deferred offering costs), divided by the number of units outstanding. The offering price of $1.00 per Class A and Class B Unit substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, all current members will realize an immediate increase of $.95 per unit in the pro forma net tangible book value of their units held prior to the offering if the minimum is sold, and an increase of $.97 per unit if the maximum is sold. Purchasers of the units in the offering will realize an immediate dilution of $.05 per unit in the net tangible book value of their units if the minimum is sold, and a decrease of $.03 if the maximum is sold.

        The following table illustrates the increase to existing members and the dilution to purchasers in the offering in their net tangible book value per unit, assuming that we close on 100% of the minimum and maximum amount offered, and before deducting selling agent's fee, estimated offering expenses related to the offering, and estimated finder's fee. This table does not take into account any other changes in the net tangible book value of our units occurring after September 30, 2002.

	Minimum	Maximum
Offering price per unit	$1.00	$1.00
Net tangible book value per unit at September 30, 2002	$.00	$.00
Increase in pro forma net tangible book value per unit attributable to the sale of 25,000,000 (minimum) and 45,000,000 (maximum) units	$.95	$.97
Net tangible book value per unit at September 30, 2002, as adjusted for the sale of units	$.95	$.97
Dilution per unit to new investors in the offering	$.05	$.03

        We may seek additional equity financing in the future, which may cause additional dilution to investors in the offering, and a reduction in their equity interest. The holders of the units purchased in the offering will have no preemptive rights on any units we issue in the future in connection with any additional equity financing.

        The table below sets forth as of September 30, 2002, the difference between the number of units purchased and total consideration paid for those units by existing members, compared to units purchased by new investors in the offering without taking into account any offering expenses or the payment of selling agent's fee or a finder's fee.

	Total Number of Units Purchased				Total Consideration and Average Per Unit Price
	Minimum		Maximum		Minimum			Maximum
	Number	Percent	Number	Percent	Amount	Percent	Average	Amount	Percent	Average
Existing members	1,313,000	5.0%	1,313,000	2.8%	$591,500	2.3%	$.45	$591,500	1.3%	$.45
New investors	25,000,000	95.0%	45,000,000	97.2%	$25,000,000	97.7%	$1.00	$45,000,000	98.7%	$1.00
Total	26,313,000	100.0%	46,313,000	100.0%	$25,591,500	100.0%	$.97	$45,591,500	100.0%	$.98

DISTRIBUTION POLICY

        We have never declared or paid any distributions on our units. We do not intend to declare any distributions until we begin generating revenue and satisfy our loan covenants. We do not expect to generate any revenue until at least 13 months after we close the offering. After we begin generating revenue, we will, subject to Delaware law, our LLC Agreement and applicable loan covenants and restrictions from our lenders, distribute our net cash flow to our unit holders ratably in proportion to their units held. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our managers, in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our managers will try to make cash distributions at times and in amounts that will permit our members to make income tax payments.

        Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions depends upon numerous factors, including:

  •
  Successful and timely completion of our proposed ethanol plant;

  •
  Required principal and interest payments on outstanding debt and compliance with applicable loan covenants;

  •
  Our ability to operate our plant at full capacity and generate revenue;

  •
  Our ability to control operating costs;

  •
  Adjustments and the amount of cash set aside for reserves, capital expenditures and unforeseen expenses;

  •
  State and federal regulations and subsidies, and support for ethanol generally, which can impact our financial performance and the cash available for distributions; and

  •
  General demand for ethanol and distillers grains.

        We cannot make a distribution to a member if after the distribution, we become unable to pay our debts when they become due or our liabilities, excluding liabilities to our members on account of their capital contributions, would exceed our assets. See Section 4 of our LLC Agreement, "Distributions" for additional information.

        If any units are transferred during a fiscal year, all profits, losses, and other items attributable to the transferred unit will be divided and allocated between the transferor and the transferee by taking into account their interests during the year. We will make any distributions on or before the transfer date to the transferor, and we will make all distributions after the transfer date to the transferee. If we do not receive proper documentation of a transfer, we will make distributions, if any, to the owner of the units as shown in our books and records. If we incorrectly make a distribution because of a transfer that was not properly documented in accordance with the terms of our LLC Agreement, we have no liability for making allocations or distributions that comply with our LLC Agreement, even if our managers or we have actual knowledge of a transfer. See Section 10.8 of our LLC Agreement, "Distributions and Allocations in Respect of Transferred Units." You should also know that we may be required, and have the right to withhold cash from any distribution for federal income taxes or state, local or foreign taxes. All amounts that we withhold for taxes will be treated as amounts paid or distributed to you.

SELECTED FINANCIAL DATA

        The following table summarizes important financial information from our September 30, 2002 audited financial statements. You should read this table in conjunction with our financial statements and their notes included elsewhere in this prospectus.

From February 20, 2002 (Inception) to September 30, 2002
Statement of Operations Data:
Revenues	$0
Operating expenses:
Professional fees	255,352
Project coordinator	47,250
General and administrative	103,533
Other (income) and expenses	(22,107)

Net loss	$384,028
		September 30, 2002 Pro Forma(1), (2)
	Actual	Minimum	Maximum
Balance Sheet Data:
Assets:
Cash and cash equivalents	$155,603	$66,655,603	$65,995,603
Other assets	236,743	236,743	236,743

Total assets	392,346	66,892,346	66,232,346
Liabilities and members' equity:
Current liabilities	213,398	213,398	213,398
Long term liabilities	0	41,500,000	20,840,000
Total members' equity	178,948	25,178,948	45,178,948

Total liabilities and members' equity	$392,346	$66,892,346	$66,232,346

(1)
Pro forma to reflect the sale of an aggregate minimum of 25,000,000 units and an aggregate maximum of 45,000,000 units, assuming that we secure an executed commitment letter for the debt financing that we need, excluding approximately $1,000,000 of grant proceeds and approximately $1,900,000 of site improvements from the City of Rochelle, and before deducting selling agent's fee, estimated offering expenses related to the offering, and estimated finder's fee.

(2)
Assumes that we close on debt financing of approximately $41,500,000 if we raise the minimum amount offered and approximately $20,840,000 if we raise the maximum amount offered. We currently have no commitments for any debt financing.

MANAGEMENT'S PLAN OF OPERATION

Our actual results may differ materially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

        We are a start-up company in development stage. We plan to build a corn-based ethanol processing facility that will produce ethanol, distillers grains and carbon dioxide. We plan to build our ethanol plant near Rochelle, Illinois and process approximately 17,800,000 bushels of corn per year into 50,000,000 gallons of denatured fuel grade ethanol, which we intend to sell throughout the nation. We also intend to produce approximately 120,000 tons of carbon dioxide and approximately 160,000 tons of distillers grains per year.

        Depending on the amount of equity we raise in the offering, we expect that the project will cost $67,000,000 to $68,000,000, assuming we receive $1,900,000 of site improvements from the City of Rochelle. We plan to raise a minimum of $25,000,000 and a maximum of $45,000,000 in equity capital pursuant to the offering and secure the balance through federal, state and local grants and debt financing. We will require a significant amount of debt financing to complete our project. The amount of debt financing that we need depends on the amount of equity we raise in the offering and whether we receive any of the grants we intend to pursue or assistance from the City of Rochelle.

        We will close on the entire offering when we secure an executed commitment letter from a lender for our debt financing. However, an executed commitment letter is not a binding loan agreement. It is an agreement to lend, subject to certain terms and conditions, and to the negotiation, execution and delivery of loan and loan-related documentation satisfactory to the lender. These terms and conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all necessary permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and the receipt of attorney opinions satisfactory to the lender. Some of the conditions may be outside of our control, such as factors affecting the ethanol industry generally. Although a lender must act in good faith when executing a commitment letter, the commitment letter is conditional, and a lender could later decline the loan if the terms and conditions set forth in the commitment letter are not satisfied. Accordingly, an executed commitment letter is not equivalent to a binding loan agreement, which requires a lender to disburse funds.

        If we obtain an executed commitment letter, but the lender later declines the loan, then we will seek debt financing from other lenders. We have no agreement with any lender for the debt financing that we need. If we do not secure the debt financing that we need, we will not be able to construct our proposed ethanol plant and may have to liquidate our assets and abandon our business.

        We expect that it will take at least 13 months from the date we close the offering to construct the ethanol plant and commence start-up operations. If we raise the maximum amount offered, we intend to consider expanding the ethanol plant immediately following plant start-up. We do not intend to establish an internal sales organization to market our products and plan to sell our ethanol and distillers grains to third party distributors. We also plan to sell our carbon dioxide to a third party processor who may build a processing facility next to our ethanol plant. We have no agreement with any party to sell any of our expected products. We plan to pay commissions or fees to distributors to market and sell our products. We intend to hire staff only for the direct operations of our ethanol business.

        We plan to use the calendar year as our fiscal year.

Size of Ethanol Plant

        We intend to build a 50,000,000 gallon per year ethanol plant near Rochelle, Illinois. We intend to build an ethanol plant with a higher building height to accommodate an additional level in the main pipe rack for expansion purposes. If we raise the maximum amount offered, we intend to consider expanding the ethanol plant immediately following plant start-up. This is in part to maximize the payments potentially available to us under the CCC Bioenergy Program. As described below, expanding production over several fiscal years of this program could generate additional payments to us under the program. While we intend to consider pursuing this expansion strategy if we raise the maximum amount offered, we currently have no agreements for the expansion of the ethanol plant.

        Whether we expand the ethanol plant is contingent upon numerous factors, including, among others, financing, the condition of the ethanol and distillers grains markets in general, environmental and other regulatory requirements, general economic conditions, increased cost of operation and our financial performance and condition. The board of managers will determine, in their sole discretion, whether we expand the ethanol plant. Although we intend to consider expanding the ethanol plant if we raise the maximum amount offered, we cannot assure you that we will ever be in a position to expand the ethanol plant.

        One reason we are planning to build a 50,000,000 gallon per year ethanol plant and expand its production capacity following plant start-up, rather than initially constructing an expanded size plant is to take full advantage of the payments available under the Commodity Credit Corporation (CCC) Bioenergy Program. The CCC Bioenergy Program makes payments of up to $7,500,000 per year through fiscal year 2006 (September 30, 2006) to eligible ethanol producers for increases in their production of ethanol over their prior year's production. New production is eligible and is considered increased production. Payments under the program are subject to pro rata reduction if aggregate payments to all producers in any one fiscal year exceed the maximum annual funding of $150,000,000 authorized by Congress. In addition, payments under the program in any one fiscal year may be less if Congress does not fully fund the program for that fiscal year (funding for the program is subject to an annual appropriation).

        Under the program, ethanol producers may receive payments based upon the producer's increased production during a fiscal year that exceeds the producer's production during the prior fiscal year. For example, a producer that produces 30,000,000 gallons of ethanol this fiscal year, but produced only 20,000,000 gallons last fiscal year is entitled to payment for one bushel of corn for every 2.5 bushels of corn used to produce 10,000,000 gallons of ethanol, which represents this fiscal year's increased production over the prior fiscal year's production. Under the Program, which assumes that 1 bushel of corn produces 2.5 gallons of ethanol, the ethanol producer would be entitled to receive reimbursement for 1 bushel of corn for every 2.5 bushels used for the increased ethanol production. The reimbursement drops to 1 bushel of corn for every 3.5 bushels used if the producer's annual production capacity is equal to or more than 65,000,000 gallons. The per bushel value for reimbursement purposes is determined by the CCC in accordance with established terminal market prices announced daily by the Kansas City Commodity Office, adjusted by the county average differential for the county in which the ethanol plant is located and the applicable quality factors determined by the CCC. If there is no established terminal market price, then the CCC will set the price.

        Based on the program's formula for calculating payments, we estimate that we would reach the $7,500,000 maximum per fiscal year cap with approximately 21,000,000 gallons of increased production. We arrived at this number by dividing 21,000,000 gallons by 2.5 to determine the number of bushels of corn used to generate the increased production. We then divided the number of bushels of corn (8,400,000 bushels) by 2.5 to arrive at the qualified number of bushels subject to reimbursement. Assuming that the price of corn is $2.26 per bushel, we estimate that for 21,000,000 gallons of increased production, we would be entitled to receive the $7,500,000 maximum per fiscal year payment under the program. This means that a ramp-up of production that straddles over several of the program's fiscal years could result in higher aggregate payments under the program as compared to having all increased production occurring within a single fiscal year.

        In addition, there is a Federal Small Producer Credit that provides a 10¢ per gallon tax credit for the first 15,000,000 gallons of ethanol produced annually. The tax credit is currently available only to producers with an annual capacity of 30,000,000 gallons or less and is scheduled to expire on December 31, 2007. Therefore, under current legislation, our proposed ethanol plant would not be eligible for the tax credit. However, legislation has been introduced which, in its current form, would renew the tax credit and extend the benefits to ethanol plants with up to 60,000,000 gallons of annual capacity. We cannot assure you that the legislation will pass. Ethanol producers that qualify can deduct the credit from their federal income tax annually. However, the credit is considered taxable income and taxes must be paid on the amount credited.

Site Selection and Project Analysis

        We intend to build the ethanol plant on an 86 acre site near Rochelle, Illinois. We have executed two options with unaffiliated private landowners that will allow us to purchase our proposed site for approximately $1,468,000. We paid an aggregate option fee of $20,000 for the options, which will be credited against the purchase price if we exercise the options. If we do not exercise the options, then we will forfeit the $20,000 option fee. The options expire on July 4, 2003. We have begun preliminary site investigation work, and have completed the following:

  •
  Boundary Survey

  •
  Topography Map

  •
  Preliminary Test Pit Investigation

  •
  Preliminary Site Layout

  •
  Soil Borings

We have also completed a Phase I environmental assessment of the site, determined that no endangered species exist on the site and prepared a location issues report.

        We selected the Rochelle, Illinois site based upon a number of factors, including the availability and cost of corn, natural gas, water supply and electric service, transportation costs, permitting requirements, and proximity to certain ethanol markets. However, we may modify or change the location of the ethanol plant if we cannot obtain the necessary permits, approvals, utility and other services, or cannot obtain them at reasonable cost. We believe that the Rochelle, Illinois site has several favorable attributes for locating a large scale ethanol plant, including:

  •
  An abundant corn supply, because according to the Illinois Agricultural Statistics Supplement 2001, in the year 2001, approximately 669,000,000 bushels of corn were grown within a 100-mile radius of the ethanol plant;

  •
  Favorable transportation logistics because the site is close to the Chicago/Milwaukee area, one of the largest ethanol markets in the United States;

  •
  Favorable rail costs because the City of Rochelle is situated on an intersection of Burlington Northern Railroad Company's and Union Pacific Railroad Company's mainline rail systems. In addition, we can use the City of Rochelle's short line rail system that connects into Burlington Northern's and Union Pacific's main rail line without any switching fees;

  •
  Close proximity to the intermodal facility for rail and truck, which should bring significant truck traffic to the area and allow us to pick and choose among many possible subcontractors to haul our products;

  •
  The availability of city run utilities that provides readily usable water and electricity at substantial savings as compared to other Illinois sites we considered; and

  •
  The Greater Rochelle Economic Development Authority's assistance with certain site improvements and its willingness to assist us in applying for grants for which we may be eligible.

        When considering the development of our ethanol plant and selecting a site, the key criteria that we examined were:

  •
  The total cost of the project;

  •
  The regional price of ethanol, distillers grains and carbon dioxide;

  •
  Production costs;

  •
  General and administrative expenses; and

  •
  Interest expenses.

        Based on our preliminary design-build agreement with Lurgi PSI, we estimate that our proposed ethanol plant, once constructed, will process approximately 17,800,000 bushels of corn into approximately 50,000,000 gallons of ethanol, 160,000 tons of distillers grains and 120,000 tons of raw carbon dioxide annually. We currently estimate that total project costs will be between $67,000,000 to $68,000,000, or between $1.34 to $1.36 per gallon of estimated annual ethanol production, assuming we receive approximately $1,900,000 of site improvements from the City of Rochelle. We have entered into a preliminary design-build agreement with Lurgi PSI to construct the ethanol plant for a fixed lump sum price of $53,500,000, which translates into an ethanol plant construction cost of $1.07 per gallon of estimated annual ethanol production. Please see "Management's Plan of Operation—Plan of Operations to Start-up of the Ethanol Plant" for additional information on our project cost.

        According to Oil Price Information Service, the average price of ethanol over the past five years in Illinois, Minnesota and Colorado was approximately $1.25 per gallon. According to the Commodity Services Corporation, the average FOB Chicago price of distillers grains over the past five years was approximately $96 per ton, excluding commissions. Based upon our preliminary discussions with several carbon dioxide processors, we believe that we can sell about half of the raw carbon dioxide that we produce (or 60,000 tons annually). We believed that these historical prices were reasonable and warranted our moving forward on the project. However, we cannot assure you that we will receive these prices for our products or that we will be able to operate profitably.

        Controlling costs is fundamental to the success of any ethanol plant. We expect that corn will be the principal cost of our revenue. Based on the process guarantees of our preliminary design-build agreement, we will need to process approximately 17,800,000 bushels of corn annually. According to John Stewart and Associates, the average price of corn in the Rochelle, Illinois area over the last ten years, excluding the highest and lowest annual corn prices, is approximately $2.23 per bushel. Based on these averages, we believe that our cost of corn for our ethanol plant in the Rochelle, Illinois area will compare favorably to other similarly sized ethanol producers located in other areas of the state of Illinois. However, corn prices change constantly and we cannot assure you that our corn costs will not be significantly higher.

Net Offering Proceeds

        Gross proceeds from the offering will be $25,000,000 if the minimum number of units offered is sold, and $45,000,000 if the maximum is sold. We estimate that offering expenses will be approximately

$350,000. We anticipate paying our selling agent a placement fee equal to 3.25% of the equity raised in the offering. 1.5% of the fee is due on the date or dates that offering proceeds are released from escrow and are available for our immediate use and the remaining 1.75% is due at the time of financial close. By financial close, we mean when we close on all project financing, including our debt financing. We have also agreed to pay the Selling Agent an additional fee of .25% of the equity raised in the offering. This additional fee is due and payable in nine monthly installments after successful commissioning of the ethanol plant. We have also agreed to pay a finder a fee equal to 4% of the offering price per unit for all sales to members of the finder who were in good standing and listed on its membership roster as of June 1, 2002. Because the number of units that we will sell to these members is not determinable as of the date of this prospectus, we have estimated the aggregate finder's fee at $320,000 if the minimum is sold and $400,000 if the maximum is sold. The finder may elect to receive Class A Units in lieu of its finder's fee at a price of $1.00 per unit. These units will not count towards our meeting the minimum number of units offered, but are included as part of the maximum number of units offered by this prospectus. We have also agreed to pay the finder an annual fee of .80% of the offering price per unit sold to these members, up to a maximum of $50,000 per year, for five years after the financial closing date. By financial closing date, we mean the date upon which we secure an executed commitment letter for our debt financing, which along with proceeds from the sale of units, will be sufficient to finance the project.

        We estimate that net proceeds, after deducting offering expenses, from the offering will be $23,517,500 if the minimum number of units offered is sold, and $42,787,500 if the maximum is sold, as set forth in the following table.

	Minimum	Maximum
Gross offering proceeds	$25,000,000	$45,000,000
Offering expenses	350,000	350,000
Selling Agent's fee(1)	812,500	1,462,500
Finder's fee(2)	320,000	400,000

Net proceeds to Illinois River Energy	$23,517,500	$42,787,500

(1)
Reflects an aggregate placement fee payable to U.S. Bancorp Piper Jaffray of 3.25% of the equity raised in the offering.

(2)
Reflects estimated finder's fees of $320,000 if the minimum is sold and $400,000 if the maximum is sold.

        We plan to use the net proceeds from the offering, as well as funds from federal, state and local grants and our debt financing to purchase our site, construct the ethanol plant and fund start-up costs. A portion of the proceeds will also be used to purchase the initial inventory of corn, chemicals, yeast and denaturant, our major raw materials and to cover other operating costs until we begin selling ethanol and collecting on our accounts receivable. Depending on the results of the offering, we anticipate that we will need approximately $67,000,000 to $68,000,000 to purchase a site, build the proposed ethanol plant, make necessary capital improvements, purchase machinery, equipment and initial inventory, and cover start-up, financing and offering expenses. This assumes that we receive approximately $1,900,000 of site improvements from the City of Rochelle.

Plan of Operation to Close of the Offering

        If we raise the minimum amount offered, we will withdraw 10% of your subscription proceeds, even if we have not secured an executed commitment letter for the debt financing that we need. In an effort to meet our target construction schedule, we intend to use the proceeds to accomplish the following by the time we close the offering:

  •
  Purchase our proposed site;

  •
  Complete certain site and project specific pre-construction engineering work, such as general arrangement drawing, piping, instrumentation, manufacturing specifications and control equipment, and engineering drawings necessary to secure the regulatory permits that we need to begin construction; and

  •
  Complete certain site improvements, including, but not limited to, soil boring, site grading, and installation of a rough grade road.

        The following table sets forth our estimated costs and expenditures until we close the offering. These are only estimates and our actual costs and expenditures could be much higher.

Cost of site	$1,448,000
Site work	540,000
Permits	60,000
Project coordinator	17,000
Offering costs	238,000
Preliminary engineering	325,000
Miscellaneous	93,000

Total	$2,721,000

        We estimate that if we receive an additional $2,500,000, if the minimum number of units offered is sold, and $4,500,000, if the maximum number of units offered is sold, we will have sufficient cash on hand to fund the above expenditures until we close the offering and withdraw the remaining 90% of the subscription proceeds held in escrow. We plan to spend approximately $1,448,000 to acquire our proposed site. We expect that we will spend approximately $925,000 on site improvements, permitting and preliminary engineering costs. We also plan to pay approximately $238,000 of costs related to this offering, including legal, accounting and printing fees. We expect that our consulting and miscellaneous expenses will total approximately $110,000. If we decide to acquire our site and begin certain site work prior to our closing on all or a portion of this offering, it will be necessary for us to borrow funds. We will borrow funds only from unaffiliated lenders. We currently have no commitments for this financing.

Plan of Operations to Start-up of the Ethanol Plant

        If we close on the debt financing that we need and complete the sale of the remaining 90% of your subscription, we plan to spend the following 13 months designing, developing and constructing the ethanol plant. If we secure the debt financing that we need and complete the sale of the remaining 90% of your subscription, we expect to have sufficient cash on hand to cover our costs through start-up operations. We expect that we will have sufficient cash on hand to cover development costs, including, but not limited to, installation of utilities, construction, equipment acquisition, and interest expenses. In addition, we expect to have sufficient cash on hand to cover our operating and administrative costs, such as raw materials, personnel, general and administrative expenses, and legal and accounting fees for the first few weeks of operations until we begin collecting payment for the ethanol, distillers grains and carbon dioxide we produce and sell.

        We are also relying upon approximately $1,900,000 of financing from the City of Rochelle, which we expect will come in the form of site improvements. We anticipate that the City of Rochelle will assist us with partial funding for the construction of roads, rail track to our ethanol plant, and water and sewer connections. We have not executed a definitive agreement with the City of Rochelle to fund these improvements. We only have a preliminary non-binding letter of understanding, which outlines what the City of Rochelle is proposing to fund, but does not obligate the City of Rochelle to provide us any grant proceeds for site improvements.

        On October 8, 2002, we met with officials from the City of Rochelle. In exchange for financial assistance relating to the above improvements, the city is requiring that approximately 48 acres of the site which is currently not part of the city be annexed into the city. We are negotiating with the city on an annexation agreement that will provide for the annexation of the 48 acres in exchange for the city's assisting us with the partial funding of the above improvements. The annexation will require a public hearing before the Planning Commission regarding the annexation agreement. This hearing requires that 30 days prior notice be given to the public. If the Planning Commission approves the annexation agreement, then we will proceed to a public hearing before the city council. This hearing also requires that 30 days prior notice be given to the public. If the city council approves, then the annexation agreement will become effective. Once the annexation is complete, we will have to pay property taxes on the entire site to the City of Rochelle and Ogle County. If the annexation is not complete, then we will pay property taxes to the City of Rochelle only for the approximately 38 acres of the site that is currently part of the city. We will continue to pay property taxes on the entire site to Ogle County.

        We are also relying upon approximately $1,000,000 of federal, state and local grants for which we believe we may be eligible. Under our non-binding letter of understanding with the City of Rochelle, if we receive funding from the state of Illinois grant for infrastructure, up to a maximum of $750,000, the funds will be allocated approximately 83% to the City of Rochelle and 17% to us (which is in proportion to our respective contributions to the site improvements that the City of Rochelle is helping to partially fund). However, even after making the above allocations, we believe that approximately $1,000,000 of grant funds will still be available for our use towards development and construction of our ethanol plant.

        We intend to engage a professional grant writer to assist us with preparing grant applications and proposals. We have applied for and have been awarded a grant from the Illinois Corn Marketing Board for $20,000. We received the proceeds from this grant on November 25, 2002. We have no binding commitment for any other grants. We cannot assure you that we will receive any additional grants. If we do not receive additional grant proceeds and $1,900,000 of site improvements from the City of Rochelle, we will need to secure additional debt financing to cover this amount. We cannot assure you that we will be able to obtain any additional debt financing on reasonable terms, or at all.

        The following is an estimate of our sources and uses of funds until the ethanol plant is built and we begin operations. The following schedule assumes that the City of Rochelle will help fund approximately $1,900,000 of site improvements. Because any funding we receive from the City of Rochelle will come in the form of site improvements, we have not included the source and use of these funds in the schedule below. The following schedule also assumes that we build a 50,000,000 gallon per year ethanol plant and that we receive funding of $1,000,000 from grants, after deducting the City of Rochelle's allocated share. Other than a grant totaling $20,000, we have no binding commitments or agreements with any third party to provide us with any of the funds set forth in the schedule. The information set forth below are only estimates and actual sources and uses of funds could be much higher due to a variety of factors, including those described in the section entitled "Risk Factors" and elsewhere in this prospectus.

Sources of Funds:

	Minimum	Maximum
Equity(1)	$25,000,000	$45,000,000
Seed Capital(2)	563,000	563,000
Debt financing	41,500,000	20,840,000
Illinois Corn Marketing Board Grant	20,000	20,000
Expected Grants	1,000,000	1,000,000

Total sources of funds	$68,083,000	$67,423,000

Uses of Funds:

	Minimum	Maximum
Plant Construction	$53,500,000	$53,500,000
Construction Contingency	1,350,000	1,350,000
Site Acquisition	1,468,000	1,468,000
Site Infrastructure and Development	1,550,000	1,550,000
Insurance Costs	109,000	109,000
Organizational Costs	92,000	92,000
Permits	100,000	100,000
Consulting Fees(3)	2,219,000	2,197,000
Offering Expenses	350,000	350,000
Selling Agent's Fee(4)	812,500	1,462,500
Finder's Fee(5)	320,000	400,000
Capitalized Interest(6)	900,000	0
Sales Taxes	150,000	150,000
Financing Costs:
Consulting and Debt Placement Fee(7)	754,000	393,000
Legal Fees	185,000	185,000
Commitment Fees	207,000	104,000
Miscellaneous Expenses	65,000	65,000
Start Up Costs:
Preproduction Period Costs(8)	535,000	535,000
Inventory—Corn	795,000	795,000
Inventory—Chemicals, Yeast, Denaturant	865,000	865,000
Inventory—Ethanol	1,000,000	1,000,000
Inventory—Distillers Grains	250,000	250,000
Spare Parts	250,000	250,000
Other Working Capital	256,500	252,500

Total Uses of Funds	$68,083,000	$67,423,000

(1)
Assumes the sale of an aggregate of 25,000,000 units and an aggregate of 45,000,000 units.

(2)
Represents $586,000 of seed capital previously raised (excludes subscription receivable of approximately $5,000) less the cost of raising capital of approximately $23,000.

(3)
Reflects consulting fees payable to GreenWay Consulting at the time we close on our senior debt financing. We have also agreed to pay GreenWay an additional fee of .75% of the total sources of funds for the project, excluding seed capital. This additional fee is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

(4)
Reflects an aggregate placement fee payable to U.S. Bancorp Piper Jaffray of 3.25% of the equity raised in the offering.

(5)
Reflects estimated finder's fees of $320,000 if the minimum is sold and $400,000 if the maximum is sold.

(6)
Net of interest income earned on offering proceeds.

(7)
Includes a consulting fee payable to U.S. Bancorp Piper Jaffray of 1.75% of total sources of funds for the project, excluding seed capital and the equity raised in the offering.

(8)
Includes accrued per diem expenses payable to our managers as of September 30, 2002 of $54,625, plus estimated additional per diem expenses from September 30, 2002 to start-up of the ethanol plant of approximately $35,000.

We estimate that our offering expenses will total approximately $350,000, allocated as follow:

SEC registration fee	$4,140
Printing expenses	45,000
Legal fees and expenses	175,000
Cost of sales meeting	20,000
Accounting fees and expenses	50,000
Consulting fees	10,000
Blue sky fees and expenses	25,000
Escrow agent fees	7,000
Miscellaneous expenses	13,860

Total	$350,000

        We estimate that our financing cost for our debt financing will total approximately $1,211,000 if the minimum number of units offered is sold, and approximately $747,000 if the maximum is sold. Financing costs includes lender commitment fees and U.S. Bancorp Piper Jaffray's consulting and debt placement fees, as well as out-of-pocket expenses such as title insurance, legal fees, appraisal costs and filing fees. Because we intend to capitalize all of our interest expenses and not make any payments on our debt financing until we begin start-up operations, we estimate that by the time we begin start-up operations, capitalized interest will total approximately $900,000 if the minimum number of units offered is sold. We expect that we will not have capitalized interest if we raise the maximum amount offered because our interest earnings on the offering proceeds should offset our interest expenses. We estimate that we will spend approximately $109,000 on managers and officers' insurance, builder's risk insurance, general commercial liability, workers' compensation and property insurance for our business. Because our consulting fees are based upon our total project cost, we expect that our consulting fees will total approximately $2,219,000 if we raise the minimum amount offered and $2,197,000 if we raise the maximum amount offered. We also expect to spend approximately $100,000 to procure necessary permits. We have spent approximately $92,000 to organize our limited liability company, including legal, accounting and related expenses.

        We expect to spend the majority of our funds, approximately $58,018,000, on site acquisition, site preparation, and construction of the ethanol plant, infrastructure, equipment and sales taxes. These costs include leveling and grading the site, general site work to prepare for construction of the ethanol plant, preparing and pouring foundations, and material and labor to construct the plant and ancillary facilities. We will also be purchasing and installing ethanol production equipment, such as pumps, grinders, processing equipment, storage tanks and conveyors. We expect that Lurgi PSI will handle construction, equipment purchases and installation, which we will pay for by making monthly progress payments based on the work completed and invoiced to us by Lurgi PSI. If we successfully construct the ethanol plant, we anticipate spending approximately $3,700,000 on start-up costs. These include costs to procure spare parts, corn, chemicals, yeast and other supplies, and other pre-production costs. We also plan to have approximately $250,000 of cash on hand to fund other working capital needs.

Administration

        We currently do not have a full-time office staff, and we do not expect to retain one until the ethanol plant is near completion. Until then, we are dependent upon our Associate Vice President—Chief Operating Officer, our part-time officers and the board of managers to maintain our books and records. These individuals are responsible for complying with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records, and the timely submission of periodic reports and other requirements with the Securities and Exchange Commission.

Operating Expenses

        When the ethanol plant nears completion, we expect to incur various operating expenses, such as supplies, utilities and salaries for administration and production personnel. Along with operating expenses, we anticipate that we will have significant expenses relating to financing and interest. We have allocated funds in our capital structure for these expenses, but cannot assure you that the funds allocated will be sufficient to cover these expenses. We may need additional funding to cover these costs if sufficient funds are not available or if costs are higher than expected.

Employees

        Upon completion of the ethanol plant, we expect to have approximately 28 employees, including 22 in ethanol production operations, and six in general management and administration. We will not maintain an internal sales organization. We anticipate that we will need the following personnel to operate and manage our ethanol plant:

Position	# of Employees
General Manager	1
Controller	1
Production Manager	1
Lab Manager	1
First Line Supervisors (Shift Supervisors)	4
Stationary Engineers	4
Plant and System Operators	4
Tank Car and Truck Loaders	2
First Line Supervisors (Maintenance Supervisors)	1
Maintenance Repairer	4
Precision Instrument Repairer	1
Electrician	1
Lab Technician	1
Office Staff	2

Total	28

Liquidity and Capital Resources

        As of September 30, 2002, we had cash and cash equivalents of $155,603 and total assets of $392,346. To date, we have raised $591,500 in seed capital (includes subscription receivable of $5,500), which we have used to fund our organization and operation to date. As of September 30, 2002, we had current liabilities of $213,398, which consists solely of our accounts payable. Since our inception on

February 20, 2002 through September 30, 2002, we have an accumulated deficit of $384,028. Total members' equity as of September 30, 2002 was $178,948. Since inception, we have generated no revenue, and cash flows provided by financing activities through September 30, 2002 consists primarily of member contributions.

        We are seeking to raise a minimum of $25,000,000 and a maximum of $45,000,000 in the offering. Depending on the results of the offering, we believe that we will need approximately $67,000,000 to $68,000,000 to complete the project, assuming we receive approximately $1,900,000 of site improvements from the City of Rochelle. We plan to finance the project with proceeds from the offering, federal, state and local grants, assistance with site improvements from the City of Rochelle and debt financing. Other than a grant totaling $20,000, we have no commitment for any other grants. We do not have any commitments for the debt financing that we need. Completion of the proposed ethanol plant depends on our ability to satisfy all conditions to breaking escrow and close on the entire offering.

        We expect that our debt financing will be in the form of a construction loan that will convert to a permanent loan when we begin operations. We also expect that the loan will be secured by all of our real property and substantially all of our other assets, including receivables and inventories. In addition to repaying the principal, we plan to pay interest at market rate for loans to start-up ethanol projects, plus annual fees for maintenance and observation of the loan by the lender. We intend to capitalize all of our interest until we commence start-up operation, which means that we will not make any payment on the loan until we construct the ethanol plant and begin producing ethanol. We expect that our debt financing will consist of a construction loan with a term of 13 months, which will then convert to a permanent loan when we begin operations. We expect that the permanent loan will be for a term of 120 months. We expect to repay the permanent loan through fixed quarterly payments of principal and interest beginning after we commence operations. If the project suffers delays, we may not be able to timely repay the loan. If interest rates increase, we will have higher interest payments, which could adversely affect our business.

        The amount of debt financing that we need depends on the amount of equity we raise in the offering and whether we receive any of the grants we intend to pursue or assistance from the City of Rochelle. We intend to seek debt financing from lenders who have provided debt financing to other ethanol projects in the past or who have expressed an interest in providing debt financing to ethanol projects. We plan to locate these lenders either by attending trade conferences for lenders relating to the ethanol industry or by contacting lenders who currently provide debt financing to the ethanol industry. These lenders include farm credit system financial institutions with Title I and Title II authority under the Farm Credit Act, other state or federally chartered financial institutions, and insurance companies.

BUSINESS

        We are a Delaware limited liability company formed on February 20, 2002. Our objective is to raise capital to develop, construct, own, and operate a 50,000,000 gallon per year dry mill ethanol plant and ethanol business near Rochelle, Illinois. The ethanol plant is also expected to annually produce approximately 160,000 tons of distillers grains and 120,000 tons of raw carbon dioxide. We are planning to build an ethanol plant that will have an annual capacity to process approximately 17,800,000 bushels of corn into approximately 50,000,000 gallons of ethanol. We intend to build a plant with a higher building height to accommodate an additional level in the main pipe rack for expansion purposes. If we raise the maximum amount offered, we intend to consider expanding the ethanol plant immediately following plant start-up.

Description of Dry Mill Process

        Our ethanol plant will produce ethanol, distillers grains and carbon dioxide by processing corn. We plan to receive corn by rail and semi-trailer truck. The corn will be weighed and stored in receiving facilities. It will then be transported to a scalper to remove rocks and debris before it is conveyed to processing bins. Thereafter, the corn will be transported to a hammer-mill or grinder where it is ground into a mash and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin the fermentation process, which generally takes about 40 to 50 hours. Thereafter, the resulting "beer" is pumped to distillation columns, which divides the alcohol from the corn mash. The alcohol is concentrated to 190 proof in the distillation columns and is then partially dehydrated in a molecular sieve system. The resulting 200 proof alcohol is then blended with a five percent denaturant (such as natural gasoline) as it is pumped into storage tanks.

        Meanwhile, corn mash from the distillation process is pumped into a centrifuge that separates the coarse grain from the solubles. The solubles are then dried into a thick syrup. The coarse grain that exits the centrifuge is then conveyed to dryers. Syrup is added to the coarse grain as it enters the dryer, where moisture is removed. This process produces Distillers Dried Grains with Solubles, which can be used as animal feed.

        The fermentation process will produce carbon dioxide, which we plan to capture and pipe "over the fence" to a third party processor who may build a processing facility next to our ethanol plant.

Principal Products and Related Markets

        The principal products that we intend to produce are ethanol, distillers grains and carbon dioxide.

  Ethanol

        Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

  •
  An octane enhancer in fuels;

  •
  An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and

  •
  A non-petroleum based gasoline substitute.

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air Act has made ethanol an important domestic renewable fuel additive. As a fuel oxygenate, ethanol provides a means to reduce carbon monoxide vehicle emissions. The principal purchasers of ethanol are generally wholesale gasoline distributors or blenders.

  Distillers grains

        A principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed. Dry mill ethanol processing creates three primary forms of distillers grains: distillers wet grains (DWG), distillers modified wet grains (DMWG) and distillers dried grains with solubles (DDGS). DWG is processed corn mash that contains approximately 70% moisture. It has a shelf life of approximately three to five days and can be sold only to farms within the immediate vicinity of the ethanol plant. DMWG is similar to DWG except that it has been dried to approximately 50% moisture. DMWG has a shelf life of approximately 30 days and can be sold to regional markets. DDGS is corn mash that has been dried to 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to the ethanol plant. We anticipate that most of the distillers grains that we sell will be in the form of DDGS.

  Carbon Dioxide

        Another by-product of the ethanol production process is raw carbon dioxide. Raw carbon dioxide can be processed and used in various food and non-food related applications, such as beverage and dry ice production, pharmaceutical manufacturing, shrink-fitting and cryogenic blasting. Carbon dioxide is principally used as expendable refrigerants and is commonly used in food processing facilities such as slaughterhouse operations, frozen food storage, and as supplemental cooling for refrigerated products.

Ethanol Industry

        Ethanol is a chemical produced from starch or sugar-based feed products such as corn, potatoes, wheat, and sorghum, as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Today, approximately 90% of the ethanol produced in the United States is produced from corn.

        Ethanol has been utilized as a fuel additive since the late 1970's when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. In the 1980's, ethanol began to see widespread use as an octane enhancer, replacing other environmentally harmful components in gasoline such as lead and benzene. Ethanol's use as an oxygenate continued to increase with the passage of the Clean Air Act Amendments of 1990, which required the addition of oxygenates to gasoline in the nation's most polluted areas. Ethanol contains approximately 35% oxygen and when combined with gasoline, it acts as an oxygenate that increases the percentage of oxygen in gasoline. As a result, the gasoline burns cleaner and releases less carbon monoxide and other exhaust emissions into the atmosphere. Although not all scientists agree about the existence or extent of environmental benefits associated with its use, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

  Federal and State Regulations

        Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. Recently, the demand for ethanol has increased, particularly in the upper Midwest, because of two major programs established by the Clean Air Act Amendments of 1990. The first program, the Oxygenated Gasoline Program, is a recurring wintertime program designed to reduce carbon monoxide levels during the winter months. The Clean Air Amendments originally required the use of oxygenated fuels, at a minimum rate of 2.7% oxygen by weight (unless otherwise specified), during the winter months in approximately 44 metropolitan areas (including Chicago and Milwaukee) that were not in compliance with carbon monoxide standards. According to the Energy Information Administration, in its "Areas Participating in the Oxygenated Gasoline Program" report (July 1, 1999), using oxygenated fuel in their clean fuel programs, 25 of the areas participating in the program have successfully reduced carbon monoxide pollution, and many continue to use oxygenated fuel to control carbon monoxide emissions. The City of Denver recently became the first "serious" non-compliant area to become compliant with carbon monoxide levels under the program.

        The second program created by the Clean Air Amendments is the Reformulated Gasoline Program. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the use of reformulated gasoline (containing oxygenates) in nine metropolitan areas with severe ozone pollution. Other less severely troubled areas have been or are to be phased into the program over time. Although not required, according to the Energy Information Administration, all or a portion of 15 states and the District of Columbia have voluntarily opted into the program.

        Although the reformulated gasoline program has been in place for several years, we cannot determine its future impact on the demand for ethanol. Prior to the program's inception, the Environmental Protection Agency mandated that 30% of the oxygen required in reformulated gasoline be derived from renewable oxygenates such as ethanol. In April 1995, however, a federal appellate court struck down the rule on the basis that it exceeded the EPA's authority. While the ethanol industry has generally discounted the effect of the court case on the basis that ethanol can compete in the marketplace with other oxygenates (primarily methyl tertiary butyl ether, or MTBE) on its own merits, the prospects for the ethanol market are further clouded by the growing resistance to the reformulated fuel program. Consumers have resisted higher reformulated gasoline prices and a number of regions that had opted into the program have now opted out. Moreover, Congress has indicated a willingness to reexamine the program. Currently, ten major U.S. metropolitan areas are out of compliance with the Clean Air Amendments standards and are required to use reformulated gasoline year-round.

        The most common oxygenate currently in use is MTBE, which is cheaper than ethanol. MTBE is a petroleum-based product produced from methanol and natural gas. Currently, a majority of the reformulated gasoline sold in the United States uses MTBE as an oxygenate. Since the introduction and widespread use of MTBE as an oxygenate, it has been discovered in ground water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. The U.S. General Accounting Office recently noted that MTBE contamination across the United States is widespread because, among others, many storage tanks holding MTBE continue to have problems with leakage, pipelines used to transport gasoline are also used to transport MTBE, and MTBE dissolves more easily in water than other gasoline components, which allows it to travel faster and farther than gasoline components. In April 2002, Royal Dutch Shell and Phillips Petroleum Company were ordered by a San Francisco jury to pay for the clean-up of public wells near Lake Tahoe that were contaminated with MTBE.

        On March 26, 1999, the Governor of California issued an order requiring the phase out of MTBE in gasoline sold in California by January 1, 2003. On March 15, 2002, this order was extended to January 1, 2004, in part because of concern that a fuel shortage may cause a surge in gasoline prices. Opposition to ethanol is also mounting from other non-corn producing states. These states contend that gasoline prices may increase significantly because ethanol must be shipped into these states from corn producing states. Prior to issuing the order to extend the MTBE phase out date, California requested a waiver from the federal Environmental Protection Agency from the oxygenate requirements of the Clean Air Act. In June 2001, the Bush administration decided to continue requiring the use of oxygenated gasoline in California and on June 12, 2001, the EPA announced the denial of California's request for a waiver from the oxygenate requirement. In response to the denial of California's request for a waiver, the California Environmental Protection Agency's Air Resources Board filed a lawsuit against the EPA in the Ninth Circuit Court of Appeals. California maintains that the EPA ignored evidence that ethanol will drive up the cost of gasoline and requests that the EPA drop its requirement that oxygenates be added to 70 percent of California's gasoline. Recently, California's lawsuit is making news again, with the state recently filing its opening brief and several groups, including the National Petrochemical Refiners Association and the Natural Resources Defense Council, looking to join the case. In its recent response brief, the EPA defended its decision to deny California's request for a waiver and urged the court to dismiss California's challenge.

        In addition to California, many states, including, among others, Arizona, Colorado, Connecticut, Illinois, Iowa, New York, Minnesota, Missouri, Nebraska, Ohio, South Dakota and Washington have enacted legislation prohibiting the sale of gasoline containing certain levels of MTBE or are phasing out the use of MTBE. On March 20, 2000, the EPA officially called for a ban of MTBE or to have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate.

  Ethanol Market Overview

        Regionally, the market for ethanol has been strong. Based on its February 2002 Ethanol Industry Outlook, the Renewable Fuels Association, an ethanol trade association, noted that in 2001, approximately 450,000,000 gallons of ethanol were utilized in the federal Reformulated Gasoline Program, 250,000,000 gallons in the federal Oxygenated Gasoline Program, 250,000,000 gallons in Minnesota to satisfy the state's oxygenated fuels program, and 820,000,000 gallons in conventional gasoline markets. Illinois, Ohio and Minnesota are currently the largest consumers of ethanol. We believe however, that in addition to California, New York and the Midwest, markets such as Arizona, Colorado, Texas, Oregon, Washington, New Mexico and Nevada may experience growth. The following table illustrates increasing ethanol consumption in a number of major markets from 1999 to 2000.

State	Total Ethanol Consumption in 1999 (gallons)	Total Ethanol Consumption in 2000 (gallons)
Arizona	13,737,000	15,701,000
California	52,384,000	59,585,000
Colorado	47,925,000	54,102,000
Illinois	215,565,000	259,024,000
Minnesota	206,542,000	209,605,000
Nevada	23,883,000	25,843,000
New Mexico	21,030,000	23,910,000
New York	12,795,000	14,128,000
Ohio	207,956,000	211,878,000
Oregon	11,238,000	12,566,000
Texas	51,218,000	58,595,000
Washington	26,651,000	29,996,000
Wisconsin	26,160,000	29,283,000

  Source: U.S. Department of Transportation Highway Statistics 1999 and 2000.

        Recently, California has been the focus of a major ethanol campaign as MTBE is being phased out. California had ordered a ban on MTBE beginning on January 1, 2003. On March 15, 2002, the order was extended to January 1, 2004. However, despite the extension, British Petroleum, Shell Oil Products US and ExxonMobil have announced that they will join Philips Petroleum Company and provide MTBE-free gasoline to California in 2003. Together these four companies account for more than 60% of total gasoline sales in California. While MTBE is still being used in significant quantities throughout the state, ethanol use continues to see widespread growth as the phase-out deadline approaches. Based on the California Energy Commission's August 2001 report, "U.S. Ethanol Industry Production Capacity Outlook," California's phase-out of MTBE will create a demand for over 600,000,000 gallons of ethanol per year to meet the oxygenate requirement of the federal Clean Air

Act Amendments of 1990. In addition, we also believe that the Northeast region is emerging as a potentially growing ethanol market because of health and safety concerns following the discovery of MTBE contamination in ground water.

  Industry Growth

        Because of federal and state policies promoting cleaner air and the state and federal tax and production incentives mentioned below, the ethanol industry has grown substantially in recent years. According to the Renewable Fuels Association's July 1, 2002 Ethanol Report, U.S. ethanol plants were estimated to have the capacity to produce approximately 2.4 billion gallons of ethanol annually in 2002. A majority of the ethanol plants are located in the Midwest, in the corn-producing states of Illinois, Wisconsin, Minnesota, Iowa, North Dakota, South Dakota, Nebraska and Kansas.

        In recent years, the ethanol industry experienced rapid expansion. Based on the Renewable Fuels Association's February 2002 Industry Outlook, fifteen new ethanol facilities opened in 2000 and 2001, which increased ethanol production by approximately 550,000,000 gallons per year. In 2001, ethanol production in the United States increased by nearly 10% from 2000, and nearly 20% from 1999.

        Automobile companies have responded to the increasing demand to improve the environment by developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as those containing ethanol, in their vehicle owner's manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies such as Daimler Chrysler, General Motors and Ford have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels that are a blend of diesel fuel and ethanol.

        Ultimately, whether the use and demand for ethanol will continue to increase depends, in large part, upon the outcome of the debates surrounding the use of MTBE, continuation of the clean air standards, and the creation of a national renewable fuels standard. We believe that if federal and state regulations requiring the use of oxygenated fuel are repealed or if public sentiment toward the use of ethanol or MTBE changes, the demand for ethanol may decrease. However, although we cannot assure you that the demand for ethanol will continue to grow, we believe that if the use of MTBE is phased out on a national level in the next few years and the federal reformulated gasoline requirements remain unchanged or a national renewable fuels standard is adopted, the demand for ethanol will increase.

        As set forth in the following chart, the Energy Information Administration estimates that ethanol demand will increase to approximately 4.5 billion gallons annually by the year 2015. The estimate is based on the continued growth in the substitution of MTBE with ethanol for use in the nation's gasoline pool as an oxygenate, gasoline extender and octane enhancer.

        Source: Energy Information Administration (2000)

        However, this estimate may be affected by pending legislation. Currently, a bill has been introduced in the United States Senate that would increase the required usage of renewable fuel. The proposed legislation would require usage of five billion gallons of renewable fuel by 2012. However, the House energy bill does not contain a renewable fuels standard. The Bush administration supports the renewable fuels standard contained in the Senate energy bill. President Bush is also on record in Iowa and other states as supporting an energy bill that promotes renewable sources of energy, such as ethanol and biodiesel.

  Government Incentives

        Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These incentives allow ethanol-blended fuel to compete successfully in domestic fuel markets with gasoline blended with MTBE.

        Federal Excise Tax Exemption.    Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol industry and its customers is the partial exemption to the federal motor fuels excise tax (the "excise tax exemption"). The excise tax exemption is provided to gasoline distributors and oil companies as an incentive to blend their gasoline with ethanol. For each gallon of gasoline blended up to 10% with ethanol, the gasoline distributors and oil companies receive a 5.2¢ per gallon reduction from the 18.3¢ per gallon federal excise tax. This exemption will be reduced to 5.1¢ per gallon for the years 2005, 2006 and 2007, when the current legislation is scheduled to expire. Smaller credits are also available for gasoline blended with smaller amounts of ethanol. Legislation has been introduced that would extend the excise tax exemption beyond 2007, but there can be no assurance that the legislation will pass. If the excise tax exemption is not extended, then ethanol blended gasoline will be taxed at the standard excise tax rate, which may make ethanol blended gasoline more expensive and less attractive to use.

        However, the federal government's excise tax credits program is not without controversy. Increases in the use of ethanol as a fuel additive will increase the amount of excise tax credits available to refiners, which translates into a drop in highway funds. This could result in delays or cancellation of highway projects.

        CCC Bioenergy Program.    Congress recently extended the CCC Bioenergy Program, which makes payments of up to $7,500,000 per year through fiscal year 2006 (September 30, 2006) to eligible ethanol producers for increases in their production of ethanol over their prior year's production. New production is eligible and is considered increased production. Payments under the program are subject to pro rata reduction if aggregate payments to all producers in any one fiscal year exceed the maximum annual funding of $150,000,000 authorized by Congress or amount appropriated by Congress to fund the program. For additional information regarding the CCC Bioenergy Program, please see "Management's Plan of Operations—Size of Ethanol Plant."

        Federal Small Producer Credit.    In addition, the Budget Reconciliation Act of 1990 established a 10¢ per gallon tax credit on the first 15,000,000 gallons produced annually to help encourage the development of new ethanol production facilities, effective January 1, 1991. This tax credit is available for ethanol produced at plants with an annual capacity of 30,000,000 gallons or less, but legislation has been introduced which, in its current form, would extend the benefits to ethanol plants with up to 60,000,000 gallons of annual capacity. For additional information regarding the Federal Small Producer Credit, please see "Management's Plan of Operations—Size of Ethanol Plant."

  Ethanol Pricing

        Over the past ten years, ethanol prices have tended to track with the wholesale gasoline price plus the federal tax incentive of 5.4¢ per gallon, which decreased to 5.3¢ per gallon in 2001 and 5.2¢ in 2003. At the same time, 10-year price charts for ethanol and corn prices show that ethanol prices do not track corn prices. For example, when corn prices increased in late 1993 into 1994, ethanol prices did not increase. Further, when corn prices initially rose in 1996, ethanol prices did not follow. Although in 1996 the price of ethanol increased dramatically, because high corn prices caused many ethanol plants to curtail operations or shutdown, according to the industry guide published by the state of Minnesota, this price increase was due primarily to limited ethanol supply and not the increased cost of corn. As described in more detail in the Risk Factors section of this prospectus, a material risk to our business is the lack of correlation between the price of corn (the primary cost of revenue) and the price of ethanol (the primary source of revenue). As the chart below indicates, ethanol prices have historically been volatile. If ethanol prices remain constant or decrease for a significant period of time and corn prices increase, our business and profitability may be materially and adversely affected.

  Source: Bloomberg (July 1, 2002) and Oil Price Information Service (May 28, 2002)

Distillers Grains Industry

        Distillers grains is a co-product that is produced when corn is processed into ethanol. We intend to sell the distillers grains as animal feed for beef and dairy cattle, poultry and hogs. Research has shown that distillers grains is a good source of protein, vitamins, iron, fiber and other key nutrients that are important to promoting animal growth and fertility. Distillers grains are highly digestible and can be mixed with other product to enhance the nutritional properties of the feed product. We expect that our ethanol plant will produce approximately 160,000 tons of distillers grains per year.

  Distillers Grains Market Overview

        According to the University of Minnesota's DDGS—General Information website (August 16, 2002) approximately 3,200,000 to 3,500,000 tons of distillers grains are produced annually in North America, approximately 98% of which are produced by ethanol plants. Ethanol plants in South Dakota and Minnesota produce about 25% of this amount. The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increase.

        The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains competes with three other feed formulations: corn gluten feed (CGF), dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents.

        The primary consumers of distillers grains are dairy and beef cattle. According to the United States Department of Agriculture—National Agricultural Statistics Service's (USDA-NASS) Agricultural Statistics 2002, Illinois, Iowa, Wisconsin, Minnesota, Missouri and Indiana have approximately 2,480,000 dairy cows. Illinois is the 20th largest state in terms of the number of dairy cows, with Iowa coming in at #11, Wisconsin at #2, Minnesota at #5, Missouri at #16 and Indiana at #15. Based on the dairy cattle population alone in Illinois and the surrounding states, the total potential market for distillers grains is estimated at 1,810,000 tons per year, assuming each cattle consumes approximately four pounds of distillers grains per day.

        According to the USDA-NASS, beef cattle operations in Illinois and the surrounding states total approximately 16,500,000 head. Assuming that beef cattle consume approximately 6 pounds of distillers grains per day, the total potential market for distillers grains for beef cattle total approximately 18,000,000 tons per year.

  Distillers Grains Pricing

        Historically, the price of distillers grains has been relatively steady. Recently, there has been a downturn in the distillers grains market, which has caused prices to decline. Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, and the general supply and demand of domestic and international markets for distillers grains. We believe that unless demand increases, the price of distillers grains may be subject to future downward pressure as the supply of distillers grains increases because of increased ethanol production. As demonstrated in the table below, the price of distillers grains may be subject to downward pressure.

  Source: Commodity Specialist Company (May 29, 2002)

Development Services Providers

        We have entered into a consulting agreement with GreenWay Consulting, LLC and McCabe & Associates to help us with the development, design, construction and operation of our proposed ethanol plant. We have also entered into a Financial Services Agreement with U.S. Bancorp Piper Jaffray to help us secure the debt financing that we need and to develop financing strategies and alternatives. We have also hired U.S. Bancorp Piper Jaffray to help us offer and sell the units offered by this prospectus.

  GreenWay Consulting, LLC

        GreenWay Consulting, LLC is a consulting consortium that provides construction, project financing and management training services to start-up ethanol plants. GreenWay is wholly owned by Diversified Energy Co., LLC ("DENCO"), a Minnesota limited liability company that owns and operates a 20,000,000 gallons per year dry-mill ethanol business located in Morris, Minnesota. Under the Amended and Restated Development Services Consulting Agreement, GreenWay will assist us with project development (Phase I), construction (Phase II) and initial plant operations (Phase III). During our Phase I development, GreenWay will assist and advise us on the following:

  •
  Recruiting and hiring a project coordinator;

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  Engaging other consultants to provide legal, accounting, risk management and marketing services;

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  Selecting and evaluating a site;

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  Negotiating contracts for various products and services, including insurance, utilities, rail, and raw materials;

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  Obtaining various permits;

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  Selecting and negotiating contracts with design and engineering firms;

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  Selecting and negotiating contracts with construction firms; and

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  Reviewing and evaluating design plans.

        During our Phase II development, GreenWay will assist us with construction matters, including:

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  Recruiting and hiring a construction supervisor;

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  Attending monthly progress meetings;

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  Recruiting, hiring and training personnel to manage and operate the ethanol plant; and

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  Coordinating plant start-up and commissioning, including monitoring and evaluating performance tests.

        Phase III development consists primarily of starting up operations and commissioning the ethanol plant. After successful commissioning of the ethanol plant, GreenWay will continue to assist and advise us on general operating requirements, including:

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  Providing an on-site support staff for an additional three months;

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  Providing technical support on an as needed basis for an additional six months;

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  Providing on-going employee training for an additional nine months; and

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  Advising us on ways to improve efficiency and increase production for an additional nine months.

        By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors. In addition, GreenWay will also provide us with all other necessary services reasonably required for us to complete the project and operate the proposed ethanol plant. However, GreenWay will not assist us with financing matters, such as soliciting equity or debt financing. GreenWay is providing services to us on a best efforts basis with no warranties of performance.

        In exchange for the above services, we will compensate GreenWay as follows:

Service	Fee	Payment Terms
Phase I	2.25% of total project capitalization	Due in full when we close on our senior debt financing.
Phase II	1% of total project capitalization
25% is due when we close on our senior debt financing, 50% is due when the ethanol plant is capable of grinding corn for ethanol production, and the remaining 25% is due upon successful commissioning of the ethanol plant.
Phase III	..75% of total project capitalization	Due in nine monthly installments after successful commissioning of the ethanol plant.

By total project capitalization, we mean the total sources of funds raised to complete the project, including, among others, proceeds from the offering, debt financing, lines of credits and grants, but excluding seed capital raised prior to the commencement of the offering.

        In addition to the above compensation, we must also reimburse GreenWay for out-of-pocket expenses relating to services it renders to us. We have paid GreenWay a non-refundable retainer of $110,000. Proceeds from the retainer will be applied against GreenWay's out-of-pocket expenses. If GreenWay's out-of-pocket expenses exceed $110,000, then we must reimburse GreenWay for the excess amount. If GreenWay's out-of-pocket expenses are less than $110,000 when we close on our senior debt financing, then the remaining balance will be offset against the fees due for the Phase I services. Without our prior approval, we will reimburse GreenWay only up to $5,000 per month for out-of-pocket expenses.

        GreenWay will provide the above services to us through its consulting team, which includes Agri-Source Consulting, LLC ("Agri-Source") and Diversified Energy Co., LLC ("DENCO").

        Agri-Source Consulting, LLC.    Agri-Source Consulting, LLC provides consulting services relating to the design and construction of ethanol plants. It was recently formed by Mr. Daryl Gillund. Mr. Gillund has experience in the ethanol industry and has been involved with the construction of ethanol plants since 1987. From 1988 through 2001, Mr. Gillund was president of Fagen, Inc., a construction firm that builds ethanol plants. Mr. Gillund has served on the board of six ethanol companies over the past decade, and currently serves on the board of governors of DENCO.

        Diversified Energy Co., LLC.    DENCO is a Minnesota limited liability company that operates a 20,000,000 gallon per year ethanol plant located in Morris, Minnesota. DENCO formed GreenWay to assist start-up ethanol producers with project development, construction and operations.

        Under the consulting agreement, either party may terminate the agreement if we do not close the offering by January 2, 2003. Upon termination of the agreement, we must reimburse GreenWay for all out-of-pocket expenses up to the date of termination. In addition, if we terminate the agreement after satisfying certain milestones set forth in the agreement and subsequently close on our senior debt financing, then we must pay GreenWay a termination fee equal to the fee for the Phase I services.

        All services that GreenWay provides to us are work product and proprietary property of GreenWay. However, GreenWay must license the use of any proprietary property to us to use exclusively to develop, construct and operate our ethanol plant. If a dispute arises from the consulting agreement, the parties will resolve it through arbitration before a single arbitrator or a panel of three arbitrators if the parties cannot agree to an arbitrator.

        The consulting agreement also contains limitations on each party's liability to the other for losses, damages, expenses or liabilities arising from the contract. In general, we are not liable to GreenWay and GreenWay is not liable to us for any damages, expenses or liabilities arising from the contract except for direct damages arising from negligence, misrepresentation, breach of the consulting agreement, breach of any warranty made by one party to a third party that was not authorized by the other party, or breach of any agreement with a subcontractor, agent or representative. Neither party is liable to the other for consequential damages. Each party's liability to the other is limited to the compensation earned by GreenWay, plus expenses paid.

        We must also indemnify and hold GreenWay, its affiliates and their respective partners, directors, officers, agents, consultants and employees, harmless against all claims, actions, proceedings and damages arising from any act, omission, transaction or event contemplated by the consulting agreement. However, we will not indemnify GreenWay if the claim, action, proceeding or damage is covered by insurance or relates to GreenWay's negligence or misrepresentation, or GreenWay's breach of the consulting agreement, of any warranty it makes to a third party that we have not authorized or of any agreement with its subcontractors, agents or representatives. GreenWay will indemnify and hold us, our affiliates and their respective partners, directors, officers, agents, consultants and employees, harmless against all claims, actions, proceedings and damages arising from GreenWay's negligence or misrepresentation, GreenWay's breach of the consulting agreement, breach of any warranty made by

GreenWay to a third party without our authorization or breach of any agreement with its subcontractors, agents or representatives.

  McCabe & Associates

        We have entered into a consulting agreement with McCabe & Associates to provide us with day-to-day project coordinator services. Mr. Vincent McCabe, the founder of McCabe & Associates, serves as our Associate Vice President—Chief Operating Officer, and will personally provide the above services to us.

        Under the agreement, McCabe & Associates will act as our project coordinator and is responsible for, among others, day-to-day activities of consultants and contractors that we hire, development of the ethanol plant, business planning and general office support. In addition, McCabe & Associates must assist us with site selection, financing issues, construction and site development issues, public relations, and any other work assigned by the board of managers. In exchange, we will pay McCabe & Associates a monthly consulting fee of $6,750 per month plus out-of-pocket expenses. Without our prior approval, we will reimburse McCabe & Associates only up to $1,000 per month for out-of-pocket expenses.

        The agreement will expire on February 28, 2003. Either party may terminate the agreement at any time. However, unless we terminate the agreement for cause, such as failure to render services or breach of the agreement, we must continue to pay McCabe & Associates the monthly consulting fee for the remainder of the term of the agreement.

  U.S. Bancorp Piper Jaffray

        We have hired U.S. Bancorp Piper Jaffray to act as our selling agent to offer and sell the units on our behalf on a best efforts basis. We have also entered into a Financial Services Agreement with U.S. Bancorp Piper Jaffray, pursuant to which they will assist us with developing and evaluating financing strategies to fund the project and help us secure the debt financing that we need. U.S. Bancorp Piper Jaffray is a subsidiary of U.S. Bancorp.

  The Agency Agreement

        Under the Agency Agreement, U.S. Bancorp Piper Jaffray will act as our selling agent in offering and selling the units offered by this prospectus on a "best efforts" basis. We will compensate U.S. Bancorp Piper Jaffray under the Agency Agreement as follows:

  •
  1.5% of all proceeds raised in this offering from the sale of the units, which is due and payable on the date or dates that offering proceeds are released from escrow and are available for our immediate use;

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  1.75% of all proceeds raised in this offering from the sale of the units, which is due and payable at financial close; and

  •
  .25% of all proceeds raised in this offering from the sale of the units, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

By financial close, we mean when we close on all project financing, including our debt financing. By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors. For further information regarding the Agency Agreement, please see "Plan of Distribution."

  The Financial Services Agreement

        Under the Financial Services Agreement, U.S. Bancorp Piper Jaffray will provide us financial consulting services. These include assisting and advising us on the following:

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  Developing financing plans and strategies, including helping us place, on a best efforts basis, the debt financing that we need;

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  Evaluating financing options and costs;

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  Seeking, evaluating and negotiating debt financing options;

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  Developing a business plan; and

  •
  Preparing credit analyses, applications and presentations.

        We will compensate U.S. Bancorp Piper Jaffray under the Financial Services Agreement as follows:

  •
  1.75% of total project capitalization, which is due and payable at financial close; and

  •
  .25% of total project capitalization, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

Under the agreement, financial close means when we close on all project financing, including our debt financing. By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors. By total project capitalization, we mean the total sources of funds raised to complete the project, including, among others, debt financing, lines of credits and grants, but excluding seed capital raised prior to the commencement of the offering and any proceeds from the sale of units offered by this prospectus.

        We must also reimburse U.S. Bancorp Piper Jaffray for out-of-pocket expenses relating to services it renders to us. Under the Financial Services Agreement, we have paid U.S. Bancorp Piper Jaffray a non-refundable retainer of $40,000. Proceeds from the retainer will be applied against U.S. Bancorp Piper Jaffray's out-of-pocket expenses. If U.S. Bancorp Piper Jaffray's out-of-pocket expenses are less than $40,000 at the time of financial close, then the remaining balance will be offset against the fees that are due and payable. Without our prior approval, we will reimburse U.S. Bancorp Piper Jaffray only up to $5,000 per month for out-of-pocket expenses.

        Under the Financial Services Agreement, either party may terminate the agreement if we do not raise at least $10,000,000 in equity by June 30, 2003 or financial close has not occurred by August 31, 2003. Upon termination of the agreement, we must reimburse U.S. Bancorp Piper Jaffray for all out-of-pocket expenses up to the date of termination. In addition, if we terminate the agreement before financial close, but after we raise at least $10,000,000 in equity, then we must pay U.S. Bancorp Piper Jaffray the above fees as if the agreement was never terminated.

        We must also indemnify and hold U.S. Bancorp Piper Jaffray, its affiliates and their respective partners, directors, officers, agents, consultants and employees, harmless against certain claims, liabilities and expenses, including attorney's fees, arising from their services to us.

Construction of the Ethanol Plant

        We have entered into a binding preliminary Design-Build Agreement with Lurgi PSI to build our proposed ethanol plant. The preliminary agreement establishes a fixed lump sum price of $53,500,000 to design and build the ethanol plant and a guaranteed construction time of 13 months to substantial completion after Lurgi PSI receives a notice to proceed from us, and details the scope and specifications of the ethanol plant. The scope and specifications of the ethanol plant includes the following:

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  A higher building height to accommodate an additional level in the main pipe rack for expansion purposes;

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  All design criteria of our ethanol plant to be minimally 110% of nameplate capacity with the exception of utilities and certain other components;

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  600,000 bushels of grain storage, which allows for 10 days grain storage assuming the plant operates at 120% of nameplate capacity;

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  10 days of ethanol storage totaling 1,500,000 gallons; and

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  Best available control technology to allow the ethanol plant to operate at nameplate capacity and remain a synthetic minor source, which shall include a thermal oxidizer in the dryer section, ultra low NOx burners for the thermal oxidizers and dryers, baghouses as required, vapor recovery system in the ethanol load out area, and paving of roads at the site.

        Under the preliminary agreement, Lurgi PSI will serve as our general contractor and will engage ICM, Inc. to act as primary engineer to provide process engineering and technology. Lurgi PSI is owned by mg Technologies AG, a process engineering and plant contracting firm. Lurgi PSI offers services in process and detailed engineering, procurement and construction management. Lurgi PSI provides service to various industries, including corn wet milling, oils, alcohol, specialty chemicals, and package handling. Lurgi PSI also has a dedicated team that specializes in designing and building ethanol plants.

        ICM, Inc. is a full service engineering, manufacturing and merchandising firm based near Wichita, Kansas. ICM's Engineering operations consist of consulting, design by professional engineers, procurement and project management, as well as manufacturing engineering for dryers and the ICM/Phoenix Bio-Methanator wastewater treatment product lines. ICM personnel have many years of experience in the ethanol industry and combined dry and wet mill operation and design. They have been involved in the research, design, construction, fabrication and operation of many ethanol plants. ICM also works closely with Phoenix Bio-Systems, which has experience with brewery and ethanol production. Phoenix Bio Systems designed the ICM/Phoenix Bio-Methanator, a treatment system that removes waste produced in ethanol production before water is recycled into production.

        We are under no obligation to proceed with the construction of the ethanol plant if we determine that the project is not feasible or if there is insufficient financing. However, Lurgi PSI may not terminate the preliminary agreement. We intend to execute a more detailed Design-Build Agreement with Lurgi PSI, which will incorporate the fixed lump sum price, construction time, project scope and specifications, performance standards, and other provisions of the preliminary agreement.

  General Terms and Conditions

        If we proceed with the construction of the ethanol plant, then we will pay Lurgi PSI up to a fixed lump sum price of $53,500,000 to design and build the ethanol plant. This price includes a separately itemized contract price of $485,000 for all site specific pre-construction engineering and drawings, but does not include any sales, use, consumer or other taxes mandated by applicable law. Upon receiving notice and payment of $150,000 from us, Lurgi PSI has agreed to proceed with the itemized site specific pre-construction engineering and drawings. These include process design services and preparing schematic and detailed design documents.

        On September 23, 2002, we engaged Lurgi PSI to commence certain site specific pre-construction engineering services relating to, among others, our air permit. Lurgi PSI will prepare detailed design process flow diagrams, equipment specifications, and complete other site specific pre-construction services. Under our addendum to the preliminary design-build agreement, Lurgi PSI will complete the above services for a price not to exceed $90,000. The $90,000 fee is considered part of the $485,000 for site specific pre-construction engineering services and part of the $150,000 payment set forth in our preliminary design-build agreement.

        If we do not proceed with the construction of the ethanol plant, then Lurgi PSI will be entitled to payment for these site specific pre-construction services (up to a maximum of $90,000). If we engage Lurgi PSI to commence other site specific pre-construction engineering and drawings and do not proceed with the construction of the ethanol plant, then we must pay Lurgi PSI for all site specific pre-construction engineering and drawings completed prior to its receipt of our notice of termination. The amount payable will be equal to the percentage of completion for the services based upon a schedule of value to be attached as an addendum to the preliminary agreement. If we proceed with the construction of the ethanol plant, the $485,000 will be applied as a credit against the fixed lump sum price of $53,500,000.

        Under the preliminary agreement, all work-product relating to the ethanol plant belongs to Lurgi PSI. We will receive a limited license to use documents and technologies relating to the ethanol plant for an indefinite period of time. We expect that the ethanol plant will be substantially complete approximately 13 months after Lurgi PSI receives our notice to proceed with the construction of the ethanol plant, provided we have authorized them to complete certain site specific pre-construction engineering and drawings at least 90 days before the notice to proceed. However, construction may be delayed for various reasons, including, permitting delays, weather, availability of material and labor, differing site conditions.

        Under the preliminary agreement, Lurgi PSI is responsible for:

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  Providing design services, such as architectural and engineering design services;

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  Constructing the ethanol plant and all ancillary facilities as set forth in the preliminary agreement;

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  Performing all work in accordance with all legal requirements;

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  Obtaining all permits, approvals, licenses and fees related to the construction of the ethanol plant, except for environmental and transportation related permits that we are responsible for; and

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  Indemnifying, defending and holding us, our officers, managers, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any claims arising from Lurgi PSI's negligent acts or omissions.

        We are responsible for, among others:

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  Acquiring and preparing the site for construction, including establishing erosion control measures, excavating, grading and making general site preparations;

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  Procuring liability insurance to protect us from claims that may arise from performance of our responsibilities;

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  Indemnifying, defending and holding Lurgi PSI, its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees for any claims arising from our negligent acts or omissions;

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  Obtaining necessary environmental and transportation related permits that Lurgi PSI is not procuring, including, among others, a Construction Air Permit, Illinois Department of Transportation permits, Highway Access Permit, NPDES Stormwater Permit, NPDES Wastewater Permit and NPDS Construction Activities Permit;

  •
  Making electrical, natural gas, water, and sewer connections;

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  Installing telecommunication lines to the ethanol plant;

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  Constructing a plant to purify and liquefy carbon dioxide;

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  Constructing and procuring non-production related facilities and equipment, such as, among others, an administration building, parking, laboratory and operating equipment and fixtures; and

  •
  Constructing rail tracks and roads to the ethanol plant at specified grades.

  Dispute Resolution

        Under the preliminary agreement, if a dispute arises, the party making a claim must provide written notice to the other party within a reasonable time after the occurrence of the event that gave rise to the claim. Disputes must first be resolved through mediation and then binding arbitration subject to the Construction Industry Arbitration Rules of the American Arbitration Association. The decision of the arbitrator is final. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorney's fees and expenses. Arbitration may not be as favorable to us as a court in Illinois might be.

  Limitation of Liability

        Under the preliminary agreement, neither party is liable to the other for any consequential damages or losses such as loss of use, profits, business, reputation or financing. Lurgi PSI's liability in connection with the preliminary agreement is limited to 20% of the total fees we have paid to Lurgi PSI at the time the event giving rise to the loss occurred.

Procurements

  Corn Delivery and Prices

        We anticipate that we will need to procure approximately 17,800,000 bushels of corn per year for our dry mill ethanol processing. Our members are not obligated to deliver corn to us. We expect to pay market price for our corn. The price and availability of corn is subject to significant fluctuation depending upon a number of factors that affect commodity prices generally. These include crop conditions, crop production, weather, government programs, and export demands. Even though corn prices in Illinois have generally been higher than in other Midwest markets, we believe that locating the ethanol plant in Illinois is appropriate because of the abundant supply of corn and our close proximity to Wisconsin and Indiana, significant producers of corn, and Milwaukee and Chicago, significant consumers of ethanol.

        According to the Illinois Agricultural Statistics, in 2001, approximately 300,000,000 bushels of corn were produced within a 50-mile radius of Rochelle, Illinois and approximately 669,000,000 bushels of corn were produced within a 100-mile radius. Based on the size of our proposed ethanol plant, we estimate that we would use approximately 5.9% of the corn produced within a 50-mile radius of Rochelle, Illinois and approximately 2.7% of the corn produced within a 100-mile radius. To minimize transportation costs, we hope to acquire a majority of our corn from sources near the ethanol plant.

The following table provides a summary of corn production in 2000 and 2001 in the counties within a 50-mile radius of Rochelle, Illinois.

	Bushels of Corn Produced
COUNTY
	2000	2001
Ogle	29,675,800	28,410,000
DeKalb	30,505,100	27,388,800
Kane	13,695,000	11,557,700
Cook	853,000	1,174,800
McHenry	14,145,000	12,960,000
Boone	9,282,000	8,818,400
Winnebago	11,154,000	9,531,900
Stephenson	21,242,500	19,697,700
Carrol	19,215,000	20,724,000
White Side	27,007,700	27,492,000
Lee	31,616,000	32,960,000
Bureau	36,587,300	39,917,800
LaSalle	42,803,200	43,804,500
Kendall	12,180,000	10,440,500
Putnam	5,782,800	5,709,000

TOTAL	305,744,400	300,587,100

  Source: Illinois Agricultural Statistics Annual Summaries for 2001 and 2002.

        It is important to note that Archer Daniels Midland's (ADM) Decatur ethanol plant, which is currently the largest single ethanol production facility in the United States, is located less than 200 miles from our proposed ethanol plant. This wet milling facility processes approximately 113,000,000 bushels of corn into approximately 250,000,000 to 300,000,000 gallons of ethanol annually. Although ADM tends to buy corn on a large-scale grain-trading basis, their presence may impact local corn supply and prices.

        Corn prices for Rochelle, Illinois from 1992 through 2001 are shown in the table below. The average corn price around Rochelle, Illinois during these ten years was $2.35 per bushel, with the most recent four years being below $2.00 per bushel. The adjusted average, obtained by disregarding the highest and lowest annual corn prices and averaging the remaining corn prices, is $2.23 per bushel. However, corn prices change constantly and could increase significantly. We expect that a substantial portion of our cost of production will be attributable to the procurement of corn. Because there appears to be little correlation between the price of ethanol and the price of corn, any significant increase in the price of corn would adversely affect our profitability and financial condition.

Year	Price per bushel
1992	$2.06
1993	$2.59
1994	$2.25
1995	$3.87
1996	$2.65
1997	$2.54
1998	$1.97
1999	$1.87
2000	$1.83
2001	$1.87

  Source: John Stewart and Associates (May 16, 2002)

  Grain Elevators

        We anticipate establishing ongoing business relationships with local grain elevators to acquire the corn that we need. We intend to identify grain elevators that may be potential sources of grain for future corn delivery. Although we anticipate procuring grains from these sources, we cannot assure you that we will be able to procure the corn we need on acceptable terms, or at all.

  Hedging

        Due to rapid fluctuations in the price of corn, we plan to develop a hedging strategy to minimize our commodity risk. Hedging is a means of protecting the price that we will buy corn in the future. In a hedging transaction, we will purchase futures contracts, which locks in the amount and price of corn that we will purchase at a future date. Whether our hedging activities are successful depends upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we cannot use all of the corn subject to our futures contracts or if the market price for corn is significantly below the price of our futures contracts. We intend to hire a third-party consultant to assist us with hedging transactions.

Transportation and Delivery

        We expect that our proposed ethanol plant will have facilities to receive corn by truck and rail, and to load ethanol and distillers grains onto trucks and rail cars. We are currently discussing with the City of Rochelle, which operates a local short-line rail system, to provide us rail service directly to the ethanol plant. We expect that the short-line rail will connect us into Burlington Northern Railroad Company's and Union Pacific Railroad Company's mainline rail systems. We currently have no agreement with the City of Rochelle to provide us this short-line rail service. We currently have no agreement with any service provider to provide us with the transportation and delivery services that we need. Because of the close proximity of the proposed ethanol plant to various rail service providers, we anticipate that we will be able to procure the rail service we need. However, if we are unable to procure rail service, we intend to ship corn, ethanol and distillers grains to and from the ethanol plant by truck. We believe that this is a viable alternative because of our close proximity to the City of Chicago. We intend to negotiate with rail and truck service providers to provide us these services before we begin construction of the ethanol plant.

Utilities

        The production of ethanol is a very energy intensive process that requires significant amounts of water, electricity and natural gas. We currently have no agreements for the utilities that we need to produce ethanol. We anticipate entering into discussions with various utility companies before we begin construction of our proposed ethanol plant. If there is any interruption in our supply of energy, such as supply, delivery or mechanical problems, we may have to halt construction or production. Halting construction or production for any extended period of time will harm our business.

  U.S. Energy Services Agreement

        We have retained U.S. Energy Services, Inc. to provide us consulting and project management services as they relate to the supply of natural gas and electricity to our ethanol plant. U.S. Energy Services, Inc. will assist us with, among others:

  •
  Evaluating our distribution and service options;

  •
  Preparing cost assessments;

  •
  Developing and implementing procurement plans;

  •
  Obtaining and evaluating proposals from qualified suppliers;

  •
  Negotiating service agreements;

  •
  Developing and implementing a price management plan;

  •
  Presenting and reviewing procurement strategies;

  •
  Preparing requirements budgets for the ethanol plant; and

  •
  Coordinating the delivery of natural gas to the ethanol plant.

        In exchange, we will pay U.S. Energy Services a monthly fee of $3,000 per month, plus pre-approved travel expenses. All fees, other than travel expenses, are deferred until we close the offering. If we do not raise the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need, then the agreement will terminate and we are not obligated to pay U.S. Energy Services any of the deferred monthly fees. The agreement is for a term of one year expiring on June 30, 2003, and will automatically renew for successive one-year terms thereafter. Either party may terminate the agreement by providing the other 60 days notice.

  Water

        We will require a significant supply of fresh water everyday to maintain consistent operation of our proposed ethanol plant. We anticipate drilling our own water wells to supply us with the water that we need. In addition, we plan to connect the ethanol plant into a municipal water supply in the event the water supplied by our wells is not sufficient.

        We expect that much of the water used in the ethanol plant will be recycled back into the production process. The technology we intend to employ in our ethanol plant will produce minimal wastewater. We plan to dispose of the wastewater that we generate through municipal water treatment facilities.

  Natural Gas

        We anticipate that our proposed ethanol plant will require a significant and uninterrupted supply of natural gas for its operations. We plan to procure natural gas from various suppliers on the open market. We currently have no agreement with any natural gas supplier to provide us the natural gas that we need. We anticipate entering into an agreement with a natural gas supplier before we begin construction of the ethanol plant. We cannot assure you that we will be able to procure a sufficient and uninterrupted supply of natural gas at reasonable prices, or at all. We are currently negotiating an uninterruptible natural gas contract to the site. We may consider adding alternative energy capability (such as propane) to the design of our plant if we cannot reach agreement on an uninterruptible natural gas contract to our satisfaction.

        Natural gas prices have historically fluctuated dramatically. Because we require a significant amount of natural gas, the price of natural gas may have a significant impact on our profitability. Any significant increase in the price of natural gas will increase our operating costs.

  Electricity

        The ethanol plant will require a continuous supply of electricity. We currently have no agreement with any third party for the electrical services that we need, but expect that the local utility service would be sufficient to meet our needs. We intend to purchase electricity from the City of Rochelle. We have began negotiations with the City of Rochelle, but have not entered into any definitive agreement for the specific type and nature of service we need.

Sales and Marketing

        We intend to sell and market ethanol through normal and established local, regional and national markets. We hope to sell a significant amount of our ethanol into the Milwaukee and Chicago market, which is one of the largest ethanol markets in the United States. We also plan to sell our ethanol to other local and regional markets within the states of Illinois, Indiana, Iowa, Kansas, Minnesota, Missouri, Nebraska, Ohio and Wisconsin. However, with the continued pressure to phase out the use of MTBE, we believe that the east coast and California will also become potential markets for our ethanol.

        We expect that a substantial amount of the distillers grains that we produce will be distillers dried grains with solubles (DDGS). DDGS is corn mash that has been dried to 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to the ethanol plant.

        We do not intend to hire a sales staff to market our products. We will rely on third-party marketing and distribution arrangements to sell our ethanol and distillers grains. We have no agreements with any party to purchase or sell any of our expected products. We anticipate entering into binding distribution agreements before construction of the ethanol plant nears completion.

        We hope to sell about half of the raw carbon dioxide we produce to a third party processor. We hope to secure a third party processor to build a processing facility near our proposed ethanol plant and purchase the raw carbon dioxide that we produce. If this occurs, we intend to capture and pipe the carbon dioxide "over the fence" to the third party processor. If this option is not viable, we will emit the carbon dioxide into the air.

Competition

        We expect to be in direct competition with producers of ethanol and other alternative fuel additives. Many of these producers have significantly greater resources than we do. We also expect the number of competitors to increase if the demand for ethanol increases.

  Ethanol Producers

        We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies and existing ethanol markets.

        During the last twenty years, ethanol production capacity in the United States has grown significantly. Based on the California Energy Commission's August 2001 report, "U.S. Ethanol Industry Production Capacity Outlook", plans for construction and expansion are underway which would increase the industry's production capacity to approximately 4 billion gallons by the end of 2003 and 4.4 billion gallons by the end of 2005. Approximately two-thirds of this new production capacity will come from newly constructed ethanol plants.

        The largest ethanol producers include Archer Daniels Midland, Cargill, MGP Ingredients, Inc., Williams Bio-Energy, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. With the completion of its acquisition of Minnesota Corn Processors in September 2002, Archer Daniels Midland continues to be the largest ethanol producer in the United States with an annual capacity of 1.07 billion gallons. In addition, there are a number of other entities that are of a similar size and with similar resources to us. The following table identifies U.S. ethanol producers and their production capacities.

U.S. FUEL ETHANOL PRODUCTION CAPACITY
million gallons per year (mgy)

COMPANY	LOCATION	FEEDSTOCK	Current Capacity (MGY)	Under Construction/Expansion (MGY)
ACE Ethanol	Stanley, WI	Corn	15
Adkins Energy, LLC*	Lena, IL	Corn	40
A.E. Staley	Loudon, TN	Corn	60
AGP*	Hastings, NE	Corn	52
Agra Resources Coop (Exol)*	Albert Lea, MN	Corn	37
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	30
Algoma Ethanol^	Utica, WI	Corn		20
Archer Daniels Midland (total capacity)	Decatur, IL	Corn	1,070
	Peoria, IL	Corn
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Walhalla, ND	Corn/Barley
	Columbus, NE	Corn
	Marshall, MN	Corn
Badger State Ethanol, LLC*	Monroe, WI	Corn	40
Big River Resources, LLC*^	West Burlington, IA	Corn		40
Broin Enterprises, Inc.	Scotland, SD	Corn	9
Cargill, Inc. (total capacity)	Blair, NE	Corn	83
	Eddyville, IA	Corn	35
Central MN Ethanol Coop*	Little Falls, MN	Corn	20
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	21	20
Corn Plus*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	45
DENCO, LLC*	Morris, MN	Corn	20
ESE Alcohol Inc.	Leoti, KS	Seed Corn	1.5
Ethano12000, LLP*	Bingham Lake, MN	Corn	30
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	45
Golden Cheese Company of California*	Corona, CA	Cheese Whey	5
Golden Triangle Energy, LLC*	Craig, MO	Corn	20	20
Gopher State Ethanol	St. Paul, MN	Corn	15
Grain Processing Corp.	Muscatine, IA	Corn	10
Great Plains Ethanol, LLC*^	Chancellor, SD	Corn		40
Heartland Corn Products*	Winthrop, MN	Corn	35
Heartland Grain Fuels, LP* (total capacity)	Aberdeen, SD	Corn	8
	Huron, SD	Corn	14
High Plains Corp. (total capacity)	York, NE	Corn/Milo	50
	Colwich, KS	Corn/Milo	20
	Portales, NM	Corn/Milo	15
Husker Ag Processing*^	Plainview, NE	Corn		20
James Valley Ethanol, LLC^	Groton, SD	Corn		45
J.R. Simplot (total capacity)	Caldwell, ID	Potato Waste	6
	Burley, ID	Potato Waste
KAAPA Ethanol, LLC*^	Axtell, NE	Corn		40
Land O'Lakes	Melrose, MN	Cheese Whey	2.6
Little Sioux Corn Processors, LLC*^	Marcus, IA	Corn		40
Manildra Energy Corp.	Hamburg, IA	Corn/Milo/Wheat Starch	8
Merrick/Coors	Golden, CO	Waste Beer	1.5
Michigan Ethanol, LLC	Caro, MI	Corn	45
MGP Ingredients, Inc. (total capacity)	Pekin, IL	Corn/Wheat	78
	Atchison, KS	Starch
Midwest Grain Processors*	Lakota, IA	Corn	45
Miller Brewing Co.	Olympia, WA	Brewery Waste	0.7
Minnesota Energy*	Buffalo Lake, MN	Corn	18
New Energy Corp.	South Bend, IN	Corn	95
Northeast Missouri Grain, LLC*	Macon, MO	Corn	22	18
Northern Lights Ethanol, LLC*^	Milbank, SD	Corn	45
Premeate Refining	Hopkinton, IA	Sugars & Starches	1.5
Pine Lake Corn Processors, LLC*^	Steamboat Rock, IA	Corn		20
Plover Ethanol	Plover, WI	Seed Corn	4
Pro-Corn, LLC*	Preston, MN	Corn	40
Quad-County Corn Processors*	Galva, IA	Corn	18
Reeve Agri-Energy	Garden City, KS	Corn/Milo	12
78th Street Ethanol, LLC	Blairstown, IA	Corn	5.5
Souixland Energy & Livestock Coop*	Sioux Center, IA	Corn	14
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	40
Tri State Ethanol Co., LLC*	Rosholt, SD	Corn	18
U. S. Energy Partners, LLC	Russel, KS	Milo	40
U. S. Liquids	Louisville, KY	Beverage Waste	4
	Bartow, FL	Beverage Waste	4
	R. Cucamonga, CA	Beverage Waste	4
Williams Bio-Energy (total capacity)	Pekin, IL	Corn	100
	Aurora, NE	Corn	35
Wyoming Ethanol	Torrington, WY	Corn	5
Total Current Capacity			2,694.8
Total Under Construction/Expansion				323
TOTAL CAPACITY (mgy)			3,017.8

*    Farmer owned        ^    Under construction                  Source: Renewable Fuels Association (December 2002)

  Ethanol Plants in Illinois, Indiana and Wisconsin

        We expect to be in direct competition with other ethanol producers in close proximity to our proposed ethanol plant. These competitors will compete with us for corn, personnel, utilities and freight service. Because of their close proximity, these competitors may also sell to the same markets that we intend to target for our ethanol and distillers grains. Currently there are nine corn processing ethanol plants operating or under construction in Illinois, Indiana and Wisconsin that are or will be able to each annually produce at least 15,000,000 gallons of ethanol.

        Lena, Illinois.    Adkins Energy, LLC completed construction on a 40,000,000 gallon per year ethanol plant in Lena, Illinois that will process approximately 15,000,000 bushels of corn annually into ethanol.

        Decatur, Illinois.    Archer Daniels Midland (ADM) operates an ethanol plant in Decatur, Illinois that processes approximately 113,000,000 bushels of corn annually. The Decatur plant is a wet mill plant capable of producing approximately 250,000,000 to 300,000,000 gallons per year.

        Peoria, Illinois.    ADM also operates an ethanol plant in Peoria, Illinois that processes approximately 85,000,000 bushels of corn annually. The plant produces approximately 200,000,000 to 250,000,000 gallons of ethanol per year.

        Pekin, Illinois.    There are two ethanol plants operating in Pekin, Illinois. The first is a 70,000,000 gallon per year ethanol plant operated by MGP Ingredients, Inc. using corn and wheat starch as its feedstock. The second is a 100,000,000 gallon per year ethanol plant operated by Williams Bio-Energy using corn as its feedstock. The two facilities use an estimated 60,000,000 bushels of corn annually.

        South Bend, Indiana.    New Energy Corporation operates a 95,000,000 gallon per year ethanol plant in South Bend, Indiana.

        Stanley, Wisconsin.    ACE Ethanol completed construction on a 15,000,000 gallon per year ethanol plant in Stanley, Wisconsin. This plant is expected to use approximately 5,500,000 bushels of corn annually.

        Monroe, Wisconsin.    Badger State Ethanol, LLC completed construction on a 40,000,000 gallon per year dry-mill ethanol plant in Monroe, Wisconsin. That plant is expected to use approximately 15,000,000 bushels of corn annually.

        Utica, Wisconsin.    Algoma Ethanol, LLC is currently constructing a 20,000,000 gallon per year ethanol plant in Utica, Wisconsin. The plant is expected to use approximately 8,000,000 bushels of corn annually.

        Combined, these plants are expected to produce over 800,000,000 gallons of ethanol annually. We believe that ethanol production capacity will continue to increase as the development of new ethanol plants continue.

  Alternative Fuel Additives

        Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by various ethanol and oil companies that have far greater resources than we do. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages over us and harm our business.

        The development of ethers intended for use as oxygenates is also continuing. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are MTBE or ethyl tertiary butyl ether (ETBE). We expect to compete with producers of MTBE, a petrochemical derived from methanol, which costs less to produce than ethanol. MTBE is an oxygenate commonly used in fuels for compliance with the Federal Clean Air Act, and is a major competitor of ethanol. Many major oil companies produce MTBE, and strongly favor its use because it is petroleum based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

        However, MTBE has recently been linked to groundwater contamination at various locations in the east and west coast. As a result, California and New York currently intend to phase out the use of MTBE from gasoline used in the state by January 1, 2004. The Iowa Senate declared MTBE to be a threat to public health and the environment, and passed a bill limiting the MTBE content of gasoline sold in the state.

        ETBE's advantages over ethanol as a fuel blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE's low affinity for water allows it to be distributed through existing pipeline systems. This is not possible for ethanol, which must be shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend, thereby reducing normal volatile organic emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

Description of Property

        Other than our temporary office space located at 1201 South Seventh Street, Suite 110, Rochelle, Illinois 61068, which we are currently leasing for $500 per month, we presently have no property.

        If we raise the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need, we intend to build an ethanol plant near Rochelle, Illinois. We expect that our proposed ethanol plant will be capable of processing approximately 17,800,000 bushels of corn into 50,000,000 gallons of ethanol annually. We expect that when completed, the ethanol plant will have, among others, the following facilities:

        Grain Receiving, Storage and Milling Equipment.    The ethanol plant will contain receiving facilities that will have the ability to simultaneously receive corn by rail and truck. Upon delivery, the corn will be weighed and a weight ticket is issued. A leg will lift the corn to a scalper to remove rocks and debris before conveying the product to storage bins. A dust collection system will be installed in the grain receiving system to limit particulate emissions. The corn will be removed from storage and processed through a hammermill or grinder. The result of this process is ground corn.

        Conversion and Liquefaction System, Fermentation System and Evaporation System.    Ground corn will be mixed in slurry tanks, routed through a pressure vessel and steam flashed in a flash vessel, which produces cooked mash. The cooked mash will then continue through liquefaction tanks and into fermenters. Simultaneously, yeast will be added to the cooked mash as it enters the fermenters. After batch fermentation is complete, the beer produced by the fermentation process is pumped to the beer well and then to the distillation column to separate the alcohol from the mash.

        Distillation and Molecular Sieve.    The alcohol is dehydrated in the distillation column, the side stripper and the molecular sieve system. The alcohol is then blended with 5% gasoline as it is pumped into storage tanks. The storage tanks will contain meters, filters, pumps and loading equipment for transfer to rail cars or trucks.

        Product Storage Area.    We expect to have four storage tanks on site to store the ethanol we produce. All tanks are covered carbon steel tanks with floating roofs. The plant will also contain a storage building to hold distillers grains until it is shipped to market.

        Liquid/Solid Separation System.    The ethanol plant will also produce distillers grains. The resulting corn mash from the distillation column will be transported to centrifuges and then to dryers, where moisture is removed. The ethanol plant will utilize a dryer system with a thermal oxidizer and heat recovery steam generation. After it is dried, the distillers grains will be conveyed to the filter receiver and then to a storage building.

        General Plant Infrastructure and Utilities.    The plant will also consist of administration facilities, chillers, cooling towers and other processing equipment, some of which require fresh water to operate. Boiler water is conditioned in regenerative softeners and/or other treatment equipment and pumped through a deaerator and into a deaerator tank. Appropriate boiler chemicals are added and the pre-heated water is pumped into the boiler. Steam energy will be provided by a heat recovery steam generator. Process cooling will be provided by circulating cooling water through heat exchangers, a chiller and a cooling tower. We expect the plant to also contain a compressed air system consisting of an air compressor, receiver tank, pre-filter and air dryer. The plant design also incorporates the use of a clean-in-place (CIP) system for cook, fermentation, distillation, evaporation, centrifuges and other systems. We also expect that the ethanol plant will incorporate a Phoenix/ICM Biomethanator to reduce organic acids in the process water, allowing us to recycle the water within the plant.

        The block flow diagram below illustrates the facilities we expect our proposed ethanol plant to contain to process corn into ethanol, distillers grains and carbon dioxide:

Employees

        We currently have one full-time employee, our Associate Vice President-Chief Operating Officer and four part-time employees, our four officers of the board of managers. Upon completion of the ethanol plant, we expect to have approximately 28 employees, including 22 in ethanol production operations, and six in general management and administration.

Legal Proceedings

        From time to time in the ordinary course of our business, we may be subject to legal proceedings relating to various issues, including without limitation, worker's compensation claims, tort claims or contractual disputes. We are not currently involved in any legal proceedings and are not aware of any pending claims.

Regulatory Permits

        Before we can begin construction of the ethanol plant, we will need to obtain various construction and operating permits, as discussed below. We currently do not have any of the permits we need to construct or operate the proposed ethanol plant. GreenWay Consulting will assist and advise us with obtaining necessary permits. Lurgi PSI will provide technical advice to assist us with obtaining necessary permits. We have engaged Weaver, Boos & Gordon, Inc., an unaffiliated environmental engineering firm to assist us with submitting permit applications and to work with the various permitting authorities. If permitting delays occur, construction of the ethanol plant will be delayed, which will delay our commencement of operations. In addition, permitting and environmental and other regulatory requirements may change in the future. Changes in permitting and regulatory requirements could make compliance more difficult and costly. Our inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent the construction or operation of our proposed ethanol plant.

  Air Pollution Control Permits

        There are two kinds of air pollution control permits required by the Illinois Environmental Protection Act (IEPA). Construction permits are required prior to beginning construction of an emission source or air pollution control equipment, such as those in the ethanol plant. Operating permits are required to operate the ethanol plant. We must obtain an air pollution construction permit before we can begin construction of the ethanol plant. An application for a construction permit requires various information, including, among others, the nature of the emission unit and air pollution control equipment, the processes to which the emission unit or air pollution control equipment is related and the quantities and types of raw materials to be used in the emission unit or air pollution control equipment. We anticipate applying for this permit far in advance of our anticipated construction commencement date. Although we do not currently anticipate any significant problems, we cannot assure you that we will receive this permit without delay, or at all.

        Before we commence operation of the ethanol plant, we must obtain an air pollution operating permit. An application for an operating permit must contain, in addition to the information required for an air pollution construction permit, a list of all individual emission units and air pollution equipment for which a permit is sought. The application must also, among other things, describe the start-up procedure for each emission unit, the duration and frequency of start-ups, the types and quantities of emissions during start-up, and frequency of start-ups. We anticipate applying for this permit after we commence construction of the ethanol plant.

        Our preliminary Design-Build Agreement with Lurgi PSI requires the use of best available control technology currently available on the market to allow the plant to remain a non-major source of criteria pollutant emissions and comply with its permits and applicable federal, state and local environmental laws. The technology that Lurgi PSI must use, which we and Lurgi PSI have deemed to be the best available control technology, include, among others, a thermal oxidizer, ultra-low NOx burners in the thermal oxidizer and the dryers, a vapor recovery system in the ethanol load-out area, and paved roads. We hope that the use of these technologies will help ensure that the Illinois Environmental Protection Agency classifies the plant as a non-major source of criteria pollutant emissions. If we are classified as a major source, then we will be subject to additional and more stringent environmental rules and regulations.

  Water Pollution Control Permits

        There are three kinds of water pollution control permits required to construct and operate the ethanol plant. Discharge permits (National Pollutant Discharge Elimination System ("NPDES")) are required by the Federal Clean Water Act and the Illinois Environmental Protection Act. State construction permits are generally required by the Illinois Environmental Protection Act for water pollution control measures. In addition, state operating permits are generally required by the Illinois Environmental Protection Act for facilities not required to have an NPDES permit. All three of these permits are issued by the Illinois Bureau of Water.

        The NPDES permit regulates wastewater. There are two types of discharges controlled by NPDES permits—process water and storm water. The ethanol plant will incorporate a bio-methanator unit that will treat all of the evaporator condensate and produce an ethanol plant that has zero process water discharge. We anticipate that the only excess water from the ethanol plant will be sanitary, floor wash water, and water from boiler blowdown and cooling tower blowdown. All other water will be recycled back through the plant. However, we will still need to obtain an NPDES Discharge Elimination System permit to discharge the water from boiler blowdown and cooling tower blowdown into a storm water retention pond and ultimately into a public waterway.

        Because storm water runoff from construction activities can have a significant impact on water quality, we must also obtain an NPDES construction storm water permit. This requires that we develop and implement a construction storm water pollution prevention plan. In addition, we believe that we will also need to obtain an industrial storm water permit. Storm water discharges from industrial facilities such as the ethanol plant result from rainfall and snow runoff from land and impervious areas such as paved streets, parking lots, and building rooftops. These runoffs often contain pollutants that could adversely affect water quality.

  Other Permits

        There are also various other permits that are required to construct and operate the ethanol plant. We will rely on the environmental engineering firm that we hire to ensure timely issuance and compliance with all necessary permits.

  EPA; Nuisance

        Even if we receive all necessary permits for construction and operation of the ethanol plant, we may in the future be subject to the regulations on emissions of the Environmental Protection Agency. Current EPA rules do not require us to obtain any permits or approvals in connection with the construction and operation of our business, but these rules can and do change. Our ethanol production will require us to emit a significant amount of carbon dioxide into the air if we do not secure a third party processor to build a carbon dioxide processing plant next to our plant. Current law regulating emissions does not restrict or prevent us from emitting carbon dioxide gas into the air, but this could change in the future. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from foul smells or other air or water discharges from the plant.

MANAGEMENT

        Our business and affairs will be managed by the board of managers and not our members. Currently, our initial board of managers consists of seven initial managers. The initial board of managers must consist of not less than seven nor more than eleven managers, as determined by our initial board of managers. Beginning in 2004, our members will elect the members of the board of managers. Beginning with the 2004 annual member's meeting, depending on the number of Class B Units we sell in the offering, the board of managers will have seven or nine managers. Except for matters that require the approval of our members, the board of managers has full authority to act on our behalf. The board of managers shall act collectively through meetings, committees it establishes and our officers. Our officers consist of the officers of the board of managers and such other officers appointed by the board of managers.

Initial Members and Officers of the Board of Managers

Name	Age	Position
Floyd A. Schultz	56	President, Manager
Jay B. Fillman	47	Vice President, Manager
Douglas G. Foss	56	Treasurer, Manager
Gregory C. Marshall	42	Secretary, Manager
Bradley A. Riskedal	34	Manager
Stanley R. Blunier	50	Manager
Dennis Denton	59	Manager

Floyd A. Schultz, President and Manager

        Mr. Floyd A. Schultz has served on the board of managers and as our President since our inception. Mr. Schultz owns a farming and trucking business, which he operates as a sole proprietorship under the name Floyd Schultz. He started this business in January 1965. From October 1998 to September 2000, he served as Chairman of the National Corn Growers Research and Business Development Committee. He also served on the U.S. Grains Council Board and was Director of the Illinois Corn Marketing Board from August 1993 to July 2000. From August 1998 to July 1999, Mr. Schultz served as Chairman of the Illinois Corn Marketing Board. He has also served as Secretary of the National Corn Growers Association from October 1991 to September 1995. From February 1985 to January 1986, he served as the President of the Illinois Corn Growers Association. He is a founding member of the Will County Corn Growers Association, which was established in August 1979, and is still currently a member.

Jay B. Fillman, Vice President and Manager

        Mr. Jay B. Fillman has served on the board of managers and as our Vice President since our inception. Mr. Fillman has been a farmer since May 1977. He also currently owns and operates Fillman Insurance, an insurance agency that he wholly owns and started in March 1992. From January 1985 to January 1999, Mr. Fillman owned and operated AMT Associates, a tax and accounting service that he wholly owned. He also served as a manager of the Illinois Soybean Operating Board from June 1980 to June 1986, and as a manager of the American Soybean Development Foundation from June 1983 to June 1986. From June 1985 to June 1986, he served as Chairman of the Scientific Research Committee. He has also served on the Special Futures Committee from January 1985 to December 1985. Mr. Fillman is a graduate of the University of Illinois, where he obtained his Bachelor of Science degree in Agriculture Economics.

Douglas G. Foss, Treasurer and Manager

        Mr. Douglas G. Foss has served on the board of managers and as our Treasurer since our inception. Mr. Foss has been a farmer since April 1974. He is a founding member and serves as a director on the Grundy County Farm Bureau Board, which began in February 1995. He is also a director with the Farm Bureau, a position he has held since February 1986. Mr. Foss is also currently an instructor at the Joliet Junior College, a position he began in August 2002. Prior to joining Joliet Junior College, he served as an agriculture loan officer with First Midwest Bank from October 1999 to July 2002. Mr. Foss also served on the Joint Iowa/Illinois Grain Quality Assurance Committee from November 2001 to June 2002. He was a member of the Illinois Corn Marketing Board from August 1995 to July 2002 and served as chairman of the Research Committee from September 1996 to September 1997. He was also a member of the National Corn Marketing Board from August 1995 to August 1998 and served on the Research Committee from August 1996 to August 1998. He is a graduate of Iowa State, where he obtained his Bachelor of Science degree in Agriculture Education.

Gregory C. Marshall, Secretary and Manager

        Mr. Gregory C. Marshall has served on the board of managers and as our Secretary since our inception. Mr. Marshall has been a farmer since January 1986. He is also currently President of the Illinois Valley Farm Business Farm Management Association, a position he has held since September 1994, and has served as a member of the board since September 1991. Mr. Marshall is also Vice President of the Illinois Farm Business Farm Management Association, a position he has held since August 2000. He also serves, since April 1998, as a township trustee for Serena Township, Illinois. Mr. Marshall has also served on the LaSalle County Farm Bureau board from January 1994 to January 1998. Prior to becoming a farmer, Mr. Marshall served as a product claims supervisor with IBP, Inc. from January 1983 to May 1985. Mr. Marshall is a 1982 graduate of the University of Illinois, where he obtained his Bachelor of Science degree in Agriculture Industries.

Bradley A. Riskedal, Manager

        Mr. Bradley A. Riskedal has served on the board of managers since March 2002. Mr. Riskedal has owned and operated a farming operation raising corn, soybeans, hogs and cattle since May 1991. He is also the President of "R" Delivery, Inc., a trucking business he established in April 2001. Mr. Riskedal is also currently a member of the board of directors of Producers Alliance, a position he has held since July 1999. Producers Alliance is a nonprofit corporation that was organized to provide its membership with information about agricultural business opportunities in production, marketing and value-added investments. Its business activities include finding, researching and apprising its members of opportunities that enhance value and improve the profitability of producers in the food and fiber value chain. These opportunities may include premium grain contracts, specialty crop development, further-processing opportunities, livestock initiatives, agribusiness and processor alliance, and alternative value-added ventures. Mr. Riskedal is a graduate of the University of Illinois, where he obtained his Bachelor of Science degree in Agriculture Economics.

Stanley R. Blunier, Manager

        Mr. Stanley R. Blunier has been a member of the board of managers since March 2002. He is also President of Producers Alliance, an organization that he has served as a founding director since June 1999. Mr. Blunier was elected President of Producers Alliance in March 2002. He was a founding director of the Livingston County Farm Bureau Foundation and continues to serve as its Treasurer since March 1992. He began farming in March 1974 and continues to raise corn, soybeans and swine. Mr. Blunier has also served as a director on the Illinois Farm Bureau Board from December 1992 to December 2000. He has served as a director for the Country Companies Insurance Board from December 1992 to December 2000, and as a director of the Illinois Agricultural Association Trust

Company Board from December 1998 to December 2000. He has served on the Illinois Agricultural Association Foundation Board from December 1997 to December 2000, and as Secretary from December 1999 to December 2000. He also served as a director of the Illinois Corn Growers Association Board from November 1993 to November 2000. Mr. Blunier also served as the President of the Livingston County Farm Bureau Board from January 1987 to December 1992, and as a director from January 1982 to December 1992. He is a 1992 graduate of the Illinois Agricultural Leadership Program and received a Bachelor of Science degree in Agriculture in 1974 from the University of Illinois.

Dennis Denton, Manager

        Mr. Dennis Denton has served on the board of managers since March 2002. Mr. Denton has been a farmer since March 1960, and currently owns and operates a 2500-acre corn and soybean farm with his family. He is also a sales representative for Pioneer Hi-Bred International, a position he has held since August 1967. Pioneer Hi-Bred International develops, researches, grows and sells corn and soybean seeds for agricultural production. Mr. Denton has served as a director on the U.S. Grains Council from August 1996 to August 2002, and served as chairman of the Public Relations Committee from August 1999 to August 2001. He has also served as a director on the U.S. Meat Export Federation from August 1996 to August 2002, and served on the steering committee for Beef and Allied Industries from August 2000 to August 2002. Mr. Denton served as a director of the Illinois Corn Marketing Board from August 1996 to August 2002, and served on the Research and Commercialization Committee from August 2001 to August 2002. Prior to joining the Research and Commercialization Committee, he served as Market Development chairman From August 1998 to August 2001 and as chairman of the Education and Communication Committee from August 1997 to August 1998. He was a Dover Township Trustee from May 1976 to May 1996. Mr. Denton is a FFA National Farmer, an award presented by the Future Farmers of America.

Committees of the Board of Managers

        We have established an audit committee consisting of Messrs. Dennis Denton, Bradley A. Riskedal and Douglas G. Foss. We have not established a compensation committee. The functions of the compensation committee will be handled by the entire board of managers. Our LLC Agreement permits the board to establish committees having the authorities designated by the board of managers. A committee may consist of one or more persons that may but need not be managers, provided that a majority of the members of the committee are managers or members of our limited liability company.

Compensation of Managers

        Our managers currently receive a per diem fee of $250 for a full day's service and $125 for a half day's service for their services as managers commencing on or after January 1, 2002. However, our managers will not receive a per diem fee for services related to the offer or sale of our units. The per diem fee is due and payable when and if we raise the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need. The per diem fee is payable out of proceeds from this offering. The board of managers may establish other compensation for each manager for attending meetings and other services. We also reimburse our managers for reasonable out-of-pocket expenses incurred in carrying out their duties as managers. We reimburse our managers for out-of-pocket expenses as they are incurred. As of September 30, 2002, we have made no per diem payments to any manager, but have recorded accrued payables of $54,625.

Executive Officers and Compensation

        As of the date of this prospectus, we have four officers of the board of managers and an Associate Vice President—Chief Operating Officer, who is not a member of our board of managers. The

President of the board of managers serves as our principal executive officer and the treasurer serves as the principal accounting officer. We currently do not compensate any officer of the board of managers for their service as officers, other than reimbursement for out-of-pocket expenses and the per diem compensation they may receive for their services as managers, as described above.

        The board of managers has appointed Mr. Vince McCabe to serve as our Associate Vice President—Chief Operating Officer. Mr. McCabe is an employee of McCabe & Associates, which serves as our project coordinator pursuant to an independent contractor agreement. Pursuant to the agreement, we pay McCabe & Associates a monthly fee of $6,750, or $81,000 per year for acting as our project coordinator and for Mr. McCabe serving as our Associate Vice President—Chief Operating Officer. For the period of February 20, 2002 (inception) to September 30, 2002, we have recorded and paid McCabe & Associates an aggregate of $47,250.

        Mr. McCabe is 53 years old. Prior to joining us, Mr. McCabe worked as a professional farm manager since September 1984. Mr. McCabe also currently serves as Village President of Malta, Illinois. He was elected to a four-year term in May 1999. He is also a member of the Malta Fire Department, which he joined in December 1985 and has served as assistant fire chief since January 1989. Mr. McCabe is an accredited member of the American Society of Farm Managers and Rural Appraisers. He is a graduate of the University of Illinois.

        Following the close of the offering, the board of managers will appoint a Chief Executive Officer and a Chief Financial Officer, to serve as the principal executive officer and the principal accounting officer, respectively. When the ethanol plant nears completion, we intend to recruit and hire other full-time employees who will be compensated on a regular basis pursuant to agreed upon salaries. We currently have no employee benefits plan, but may establish certain employee benefits plans when we begin operations. We expect to offer typical health and other employee benefits.

        The following table shows the compensation that we pay McCabe & Associates for its services as project coordinator and for Mr. McCabe's service as Associate Vice President—Chief Operating Officer. For purposes of the following, we have included 100% of our payments to McCabe & Associates as compensation to Mr. McCabe for serving as our Associate Vice President—Chief Operating Officer.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs(#)	LTIP Payouts	All Other Compensation
Vincent McCabe Associate Vice President— Chief Operating Officer	2002	$81,000	$0	$0	$0	0	$0	$0

Consultants

        We have entered into a consulting agreement with McCabe & Associates to assist us with project development services. Under our consulting agreement, McCabe & Associates will be responsible for, among others, day-to-day activities of consultants and contractors that we hire, business planning and general office support. In addition, McCabe & Associates must assist us with site selection, financing strategies, construction issues, public relations, and any other work assigned by the board of managers.

        GreenWay Consulting, LLC is principally responsible for providing us project development services. GreenWay will assist us with development of the project, including, among others, site selection and evaluation, contract negotiations, permitting requirements, and design and construction of the ethanol plant. GreenWay will also assist us with hiring and training employees, monitoring and supervising construction of the ethanol plant, start-up operations and monitoring plant performance, production level and quality. In addition, GreenWay will also help to monitor our day-to-day operations during construction and for up to nine months after we begin operations.

        U.S. Bancorp Piper Jaffray is principally responsible for providing us with financing related services. U.S. Bancorp Piper Jaffray will assist us with developing a financing plan and strategy, evaluating financing options, preparing credit analyses and presentations, negotiating our debt financing and placing our debt financing, on a best efforts basis. U.S. Bancorp Piper Jaffray will also offer and sell the units on our behalf, on a best efforts basis.

Limitations of Managers' and Members' Liability and Indemnification

        Our LLC Agreement provides that no manager or officer is liable to us or our members for monetary damages for breaches of fiduciary duty unless they involve receipt of an improper personal benefit, a willful failure to deal fairly with us on matters where the manager or officer has material conflicts of interest, a knowing violation of law, or willful misconduct. This could limit our and our members' ability to bring an action against a manager or officer for monetary damages arising out of a breach of that manager's or officer's fiduciary duties. This provision does not limit a manager's liability for participating in unlawful payments, distributions or redemptions.

        Under Delaware law and our LLC Agreement, no member, manager or officer is liable for any of our debts, obligations or liabilities merely because he or she is a member, manager or officer. In addition, Delaware law and our LLC Agreement contain an extensive indemnification provision that requires us to indemnify any officer or manager who was or is a party, or who is threatened to be made a party, to any current or potential legal action because he or she is or was our manager or officer. We must also indemnify these individuals if they were serving another entity at our request. We must indemnify against expenses, including attorneys' fees, judgments, fines and any amounts paid in any settlement that was actually and reasonably incurred by these individuals in connection with any legal proceeding. We may not indemnify our officers or managers if the board of managers determines that the liability, damage or expense resulted from the manager's or officer's willful failure to deal fairly with us in connection with a matter where the manager or officer has a material conflict of interest, a transaction from which the manager or officer derived an improper personal profit, a knowing violation of law or willful misconduct. With regard to liability arising under the Securities Act of 1933, the Securities and Exchange Commission advises that indemnification for liabilities arising under the federal securities laws is against public policy and is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since our inception, we have engaged in several transactions with related parties. We do not have outside managers or unaffiliated members to evaluate related party transactions. Management believes that these transactions were as favorable as those that could have been obtained in an arms-length transaction.

        Our managers have not individually entered into, and do not anticipate entering into, any contractual or other transactions between themselves and us, except for the subscription agreements for their units and any corn delivery agreements they may execute individually in forms identical to those provided to unaffiliated third parties.

McCabe & Associates Consulting Agreement

        We have entered into a consulting agreement with McCabe & Associates to assist us with project development services. As part of this consulting agreement, Mr. Vincent McCabe, the founder of McCabe & Associates, serves as our Associate Vice President—Chief Operating Officer. Under the

Agreement, McCabe & Associates will assist us with financing, construction and site development issues, public relations, and any other work assigned by the board of managers. As of September 30, 2002, we have recorded and paid McCabe & Associates an aggregate of $47,250. For a more detailed discussion of our consulting agreement with McCabe & Associates, please see "Business—Development Services Providers."

GreenWay Consulting, LLC Consulting Agreement

        We have entered into a consulting agreement with GreenWay Consulting, LLC to assist us with project development, construction and start-up operations. Under the agreement, GreenWay will assist us with, among others, site selection, contract negotiation, permitting, and business development. When we are ready to begin construction, GreenWay will assist us with recruiting and hiring a construction supervisor and monitoring construction. Upon completion of the plant, GreenWay will assist us with start-up operations, training employees and monitoring plant efficiency and production. GreenWay is a principal member of our limited liability company and holds Class A Units. For a more detailed discussion of our consulting agreement with GreenWay, please see "Business—Development Services Providers."

U.S. Bancorp Piper Jaffray Financial Services and Agency Agreement

        We have hired U.S. Bancorp Piper Jaffray to help us offer and sell the units offered in this prospectus. We have entered into a Financial Services Agreement with U.S. Bancorp Piper Jaffray, pursuant to which they will assist us with developing and evaluating financing strategies to fund the project and help us secure the debt financing that we need. Mr. Mark Fisler, a principal of U.S. Bancorp Piper Jaffray holds 50,000 Class A Units and is a member of our limited liability company. Mr. Timothy Oswald and Mr. Jacob Mercer, also principals of U.S. Bancorp Piper Jaffray, own 50,000 Class A Units and 10,000 Class A Units, respectively, and are members of our limited liability company. For a more detailed discussion regarding our Agency Agreement with U.S. Bancorp Piper Jaffray, please see "Business—Development Services Providers" and "Plan of Distribution." For more information regarding our Financial Services Agreement, please see "Business—Development Services Providers."

Producers Alliance Finder's Fee Agreement

        We have entered into a finder's fee agreement with Producer's Alliance to provide us with a list of names of its members who were in good standing and listed on its membership roster as of June 1, 2002. Producers Alliance will provide us no other services in connection with the offering. Our manager, Mr. Bradley A. Riskedal also serves as a director on Producers Alliance's board of directors. In addition, the President of Producers Alliance, Mr. Stanley R. Blunier, also serves as a manager on the board of managers. For a more detailed discussion of our agreement with Producers Alliance, please see "Plan of Distribution—Producers Alliance Finder's Fee Agreement."

Start-up Capital

        Our current officers of the board of managers are our founders. Our founders purchased an aggregate of 264,000 Class A Units for approximately $.25 per unit to capitalize our limited liability company. The table below sets forth the number of units each of our founders purchased and the consideration paid.

Manager	# of units purchased	Consideration paid
Floyd A. Schultz	101,000	$25,500
Jay B. Fillman	81,000	20,500
Douglas G. Foss	21,000	5,500
Gregory C. Marshall	61,000	15,500

Total	264,000	$67,000

Purchase of Units

        Our officers, managers and affiliates may purchase the units offered by this prospectus for investment. They may purchase units subject to the same terms and conditions that apply to all other prospective investors acquiring units pursuant to this offering. Units acquired by our officers, managers and affiliates will count towards our achieving the minimum number of units offered. Please see "Plan of Distribution" for additional information.

Per Diem Fee to Managers

        Our managers currently receive a per diem fee of $250 for a full day's service and $125 for a half day's service for their services as managers. However, our managers will not receive a per diem fee for services related to the offer or sale of our units. As of September 30, 2002, we have made no per diem payments to any manager, but have recorded accrued payables of $54,625. Please see the section "Management—Compensation of Managers" for additional information.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future because of the relationships between and among our members, officers, managers and us. Whenever conflicts arise between us and a member, an officer, manager or an entity with whom that officer or manager is affiliated, the board as a whole will seek to resolve the conflict. A manager may not participate when the board considers a transaction where he or she has a conflict of interest. We do not have a committee of independent managers or members or an otherwise disinterested body to consider transactions or arrangements that result from or contain conflicts of interest. However, the board of managers has adopted a policy that requires all transactions (other than the purchase and sale of corn on an arms-length basis), where a manager or an affiliate of a manager has a material financial interest, be approved by two-thirds of the disinterested managers of the board of managers. The board of managers has also adopted a policy regarding the ownership of our units by any party that provides goods or services to us of more than $50,000 per year. A party that provides more than $50,000 dollars of goods and services to us per year may not own, directly and through their affiliates, more than 5% of our issued and outstanding units without the prior approval of two-thirds of the board of managers. Conflicts of interest could arise, among others, in the situations described below:

  •
  We will engage in transactions with our members, officers and managers for the purchase and sale of corn and distillers grains. Although these transactions will be on the same terms and conditions as with unaffiliated third parties, members will have no right to individually enforce the obligations of any of our members, managers or officers in our favor.

  •
  We will reimburse our managers and officers for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that our managers and officers submit to us.

  •
  We are dependent upon services that GreenWay Consulting, LLC and McCabe & Associates are providing to us. Each of these consultants or their principals are also members and hold Class A Units in our limited liability company. Because of our dependence on their services, if a dispute arises, it may be difficult for us to enforce a claim or bring legal action against these consultants. In addition, all of these consultants are also involved in various other ethanol construction and development projects that will compete with our project for financing, raw materials and the sale of ethanol and distillers grains. These consultants may acquire ownership interest in other ethanol plants and will experience conflicts of interest in allocating their time and attention between us and other businesses. In addition, these entities may have financial or other incentives to favor other businesses over us.

  •
  We plan to consider engaging RPMG, LLC to market and distribute our ethanol. RPMG is a marketing group that markets and distributes ethanol for its founding members and other ethanol plants and projects. GreenWay Consulting is wholly owned by Diversified Energy Co., LLC, which is one of five founding members of RPMG.

  •
  Our managers' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers' salaries, compensation of managers and reimbursement of out-of-pocket expenses, loan covenants, capital improvements and contingencies will affect the amount of cash available for distribution to themselves and our members by virtue of their owning our units.

  •
  Any member or his or her affiliate, including members who are also managers, may, with the consent of the board of managers, lend or advance money to us, which we may pay interest up to a rate of prime plus 4%. We currently have no outstanding loans or cash advances from any member or manager.

  •
  Our LLC Agreement permits us to enter into contracts with our managers or their affiliates if the material facts of the manager's financial interest are disclosed to the board of managers, and the contract or agreement is approved by two-thirds of all disinterested managers.

  •
  Our managers must devote sufficient time to our business and affairs, but are free to serve, in any capacity the manager deems appropriate, any other person or entity, including another ethanol project. If this occurs, our managers may experience conflicts of interest in allocating their time and attention between us and other businesses. Our managers may also acquire financial or other incentives in other businesses.

        In addition, potential conflicts of interest exist with respect to U.S. Bancorp Piper Jaffray because three of its investment bankers own collectively 8.4% of our currently outstanding Class A Units. These individuals' judgment, analyses and advice to us and our members as representatives of U.S. Bancorp Piper Jaffray could be colored by their personal interest in this offering because they have an equity ownership in our business. It is possible that these individuals' ownership of Class A Units may have colored the Company's decision to select U.S. Bancorp Piper Jaffray as its investment banker and underwriter. Further, because they are members, these individuals will have knowledge of future financing transactions we may engage in, and U.S. Bancorp Piper Jaffray will likely have an opportunity to submit a bid or proposal to provide the necessary services for the transaction.

        We believe that the benefits of our engaging U.S. Bancorp Piper Jaffray as our investment banking firm will outweigh any detriment from potential conflicts of interest. We engaged U.S. Bancorp Piper Jaffray because it is a leading investment banking firm with extensive background and experience in equity and debt financing for ethanol projects; not because three of its investment bankers invested an aggregate of $55,000 in a project that will require a minimum of $25,000,000 of additional equity.

These individuals have experience and relationships in the agribusiness financial and business community. In addition, these individuals have raised both debt and equity capital for other ethanol projects and have provided financial advice and guidance to similarly situated ethanol companies.

        We believe that potential conflicts will be alleviated by the nature of this offering and our contractual relationship with U.S. Bancorp Piper Jaffray. Our units contain significant transfer restrictions and no public trading market will develop, thus making it difficult for these individuals to sell their units and quickly realize a profit from their equity interest. These individuals and U.S. Bancorp Piper Jaffray will not receive any additional equity rights (such as a warrant to purchase units) relating to this offering. Also, our relationship with U.S. Bancorp is limited to financing for this project and is not continuous. Further, these individuals do not participate in the management of our limited liability company and, by our policy, may not acquire more than 5% of our outstanding units without the prior approval of two-thirds of our board of managers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We have no Class B Units outstanding. The following table sets forth certain information concerning the beneficial ownership of our Class A Units as of December 20, 2002, and as adjusted to reflect the sale of the Class A and Class B Units for each person who owns beneficially more than 5% of our units prior to the offering, each of our managers, each of our officers, and all managers and officers as a group.

	Number of Units Beneficially Owned			Percentage Beneficially Owned
		After Offering			After Offering
Name	Before Offering			Before Offering
		Minimum(1)	Maximum(2)		Minimum(1)	Maximum(2)
Floyd A. Schultz(3)	101,000	101,000	101,000	7.69%	0.38%	0.22%
Jay B. Fillman(4)	81,000	81,000	81,000	6.17%	0.31%	0.17%
Douglas G. Foss(5)	21,000	21,000	21,000	1.60%	0.08%	0.05%
Gregory C. Marshall(6)	61,000	61,000	61,000	4.65%	0.23%	0.13%
GreenWay Consulting, LLC(7)	81,000	81,000	81,000	6.17%	0.31%	0.17%
Kenneth Stalzer(8)	81,000	81,000	81,000	6.17%	0.31%	0.17%
Bradley A. Riskedal(9)	0	0	0	0.00%	0.00%	0.00%
Stanley R. Blunier(10)	0	0	0	0.00%	0.00%	0.00%
Dennis Denton(11)	21,000	21,000	21,000	1.60%	0.08%	0.05%
Diversified Energy Co., LLC(12)	81,000	81,000	81,000	6.17%	0.31%	0.17%
Vincent McCabe(13)	11,000	11,000	11,000	0.84%	0.04%	0.02%
All executive officers and managers as a group	296,000	296,000	296,000	22.54%	1.12%	0.64%

(1)
Assumes the sale of an aggregate of 25,000,000 Class A and Class B Units.

(2)
Assumes the sale of an aggregate of 45,000,000 Class A and Class B Units.

(3)
Mr. Floyd A. Schultz's address is 21329 W. Remwick Road, Plainfield, Illinois 60544.

(4)
Mr. Jay B. Fillman's address is 2670 E. Booth, Mazon, Illinois 60444.

(5)
Mr. Douglas G. Foss' address is 2380 N. Higgins Road, Morris, IL 60450.

(6)
Mr. Gregory C. Marshall's address is 3897 E. 22nd Road, Serena, Illinois 60549.

(7)
GreenWay Consulting LLC's address is 227 South County Road 22, Morris, Minnesota 56267.

(8)
Mr. Kenneth Stalzer's address is 623 W. Lockport St., Plainfield, Illinois 60544.

(9)
Mr. Bradley A. Riskedal's address is P.O. Box 425, Leland, Illinois 60531.

(10)
Mr. Stanley R. Blunier's address is 9141 N. 2500 East Road, Forrest, Illinois 61741.

(11)
Mr. Dennis Denton's address is 23700 2160 North Ave., Princeton, Illinois 61356.

(12)
Diversified Energy Co., LLC's address is County Rd 22, Morris, Minnesota 56267. Its units consists of 81,000 Class A Units beneficially owned by GreenWay Consulting, LLC.

(13)
Mr. Vincent McCabe's address is 108 West Kelsey St., Malta, IL 60150.

PLAN OF DISTRIBUTION

        We are offering an aggregate minimum of 25,000,000 and an aggregate maximum of 45,000,000 Class A and Class B Units. We are offering up to 20,000,000 Class B Units. Because we are only offering up to an aggregate of 45,000,000 Class A and Class B Units, for each Class B Unit that we sell, we will decrease the number of Class A Units available for purchase by one unit. In addition, as discussed below, Producers Alliance may elect to receive Class A Units as payment of its finder's fee in lieu of cash. Units issued to Producers Alliance will not count towards our meeting the minimum number of units offered, but are included as part of the maximum number of units offered by this prospectus. We are offering the units at a price of $1.00 per unit. We have engaged U.S. Bancorp Piper Jaffray to act as an underwriter under the Securities Act to offer and sell the units on our behalf.

  •
  Any interested investor may purchase Class A Units. If you wish to purchase Class A Units, then you must purchase a minimum of 5,000 Class A Units (a $5,000 minimum investment), and in increments of 1,000 units thereafter. You may not purchase or own more than 1,000,000 Class A Units.

  •
  Only accredited investors satisfying the requirements set forth in the subscription agreement, attached hereto as Appendix B, may purchase Class B Units. If you wish to purchase Class B Units, then you must purchase a minimum of 1,000,000 Class B Units (a $1,000,000 minimum investment), and in increments of 100,000 units thereafter.

        Our officers, managers and affiliates may also purchase the units offered by this prospectus. They must purchase the units for investment and not for resale. They must purchase the units subject to the same terms and conditions that apply to all other investors acquiring units pursuant to this offering. Further, officers, managers and affiliates that provide more than $50,000 of goods and services to us per year may not own more than 5% of our issued and outstanding units without the prior approval of two-thirds of our board of managers. Units purchased by our officers, managers and affiliates will count towards our achieving the minimum number of units offered.

        Subject to the requirements of the Securities Act and applicable state Blue Sky laws, we plan to promote the offering by issuing press releases and advertising in agricultural newspapers near Rochelle, Illinois. We may also mail our press releases and advertisements to various entities, including banks, grain elevators and cooperatives. We also intend to contact and send prospectuses to members of Producers Alliance who were in good standing and listed on its membership roster as of June 1, 2002. See "Plan of Distribution—Producers Alliance Finder's Fee Agreement" for additional information. We also plan to hold one or more informational meetings for prospective investors. Attendance at the meeting is not required to purchase the units offered in the prospectus. The informational meetings are intended to give investors an opportunity to ask questions of our officers and managers and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meeting will receive a prospectus.

        We intend to offer and sell the units in Illinois, Indiana, Iowa, Minnesota, Michigan, Wisconsin, Kansas, Nebraska, Oklahoma, Florida, Arizona, Colorado, and Texas. We may also sell to certain prospective investors in other states. We must obtain approval from these states' securities regulatory authorities before we can begin offering the units in the state.

        In the state of Illinois, our officers, Messrs. Floyd A. Schultz, Jay B. Fillman, Douglas G. Foss, Gregory C. Marshall, and Vincent McCabe may also participate in the offer and sale of the units. In all other states, except the state of Indiana, all of our officers and managers may participate in the offer and sale of the units.

        We consider our officers and managers not to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be in the business of effecting transactions in securities for the accounts of others. Their participation in the offering of securities is limited to this transaction, and not part of a general business of effecting securities transactions. Each of these individuals has substantial operational responsibilities to us during and after the offering. They have not received, and will not receive, any compensation based upon the sale of the units. We also believe that our officers and managers are not brokers or associated persons of brokers under Rule 3a4-1 of the Exchange Act for the following reasons:

  •
  Each is not subject to a statutory disqualification under the Exchange Act at the time of his participation in the sale of our securities;

  •
  Each will not be compensated for his participation in the sale of our securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities;

  •
  Each will continue to perform substantial duties for us during and after the offering;

  •
  Each has not been, for the past twelve months, and is not presently an associated person of a broker or dealer; and

  •
  Each has not participated in the offering of securities for another issuer more than once every 12 months.

Our officers and managers may also have executive assistants that may also provide ministerial help, but their activities will be restricted to the following:

  •
  Preparing written communications and delivering any such communication through the mails or other means that does not involve oral solicitation of potential purchasers, provided that such written communication has been approved by us;

  •
  Responding to inquiries of a potential purchaser in a communication initiated by a potential purchaser, provided that the content of such communication is limited to information contained in our registration statement; or

  •
  Performing ministerial and clerical work in effecting any transaction.

Underwriting

        Pursuant to the Agency Agreement, U.S. Bancorp Piper Jaffray will act as our underwriter on a best efforts basis in connection with the offer and sale of the units offered in this prospectus. U.S. Bancorp Piper Jaffray is an underwriter under the Securities Act. A "best efforts" underwriting means that U.S. Bancorp Piper Jaffray is not obligated to purchase any of the units offered. U.S. Bancorp Piper Jaffray will attend and assist us with making presentations at informational meetings for prospective investors. Mr. Mark Fisler, a principal of U.S. Bancorp Piper Jaffray holds 50,000 Class A Units and is a member of our limited liability company. Mr. Timothy Oswald and Mr. Jacob Mercer, principals of U.S. Bancorp Piper Jaffray each own 50,000 Class A Units and 10,000 Class A Units, respectively, and are members of our limited liability company. Messrs. Fisler, Oswald and Mercer own an aggregate of 110,000 Class A Units, or approximately 8.4% of our currently issued and outstanding units.

        Under the Agency Agreement, we will compensate U.S. Bancorp Piper Jaffray as follows:

  •
  1.5% of all proceeds raised in this offering from the sale of the units, which is due and payable on the date or dates that offering proceeds are released from escrow and are available for our immediate use;

  •
  1.75% of all proceeds raised in this offering from the sale of the units, which is due and payable at financial close; and

  •
  .25% of all proceeds raised in this offering from the sale of the units, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

By financial close, we mean when we close on all project financing, including our debt financing. By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors.

        U.S. Bancorp Piper Jaffray and all selected broker-dealers will comply with applicable National Association of Securities Dealers, Inc. regulations and applicable regulations under the Securities Act, the Securities Exchange Act and state securities laws. The commissions to be paid to any such selected broker-dealers will be at a rate to be determined by U.S. Bancorp Piper Jaffray. Fees paid to U.S. Bancorp Piper Jaffray and to any broker-dealer may be deemed to be underwriting fees, and U.S. Bancorp Piper Jaffray and such broker-dealers may be deemed to be underwriters. In no event will the maximum compensation to be paid to NASD members in connection with the distribution of this offering exceed 10% plus 0.5% for bona fide due diligence. We have agreed to indemnify U.S. Bancorp Piper Jaffray for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act, as amended.

        We have also entered into a Financial Services Agreement with U.S. Bancorp Piper Jaffray, pursuant to which they will assist us with developing and evaluating financing strategies and help us secure the debt financing that we need. Under each of the Financial Services Agreement and the Agency Agreement, either U.S. Bancorp Piper Jaffray or we may terminate the agreement if we do not raise at least $10,000,000 in equity by June 30, 2003. See "Business—Development Services Providers" for additional information regarding the terms of our Financial Services Agreement. In addition, we may also agree to pay U.S. Bancorp Piper Jaffray a yet to be determined fee for services it provides which are not covered under our existing agreements.

Producers Alliance Finder's Fee Agreement

        We have entered into a finder's fee agreement with Producers Alliance to provide us with a list of names of all of its members who were in good standing and listed on its membership roster as of June 1, 2002. Producers Alliance will provide us no other services in connection with the offering. In return, we will pay Producers Alliance the following fees:

  •
  A one-time fee equal to 4.0% of the proceeds we receive from purchases by members of Producers Alliance who were in good standing and listed on its membership roster as of June 1, 2002; and

  •
  An annual fee, payable for five years, equal to 0.8% of the proceeds we receive from purchases by members of Producers Alliance who were in good standing and listed on its membership roster as of June 1, 2002, up to a maximum of $50,000 per year.

        The annual fee is due and payable commencing on the first anniversary after the financial closing date. The one-time fees are due and payable within 30 days of the financial closing date. By financial closing date, we mean the date upon which we secure an executed commitment letter for our debt financing, which along with proceeds from the sale of units, will be sufficient to finance the project. In lieu of receiving the one-time fees, Producers Alliance may, in its sole discretion, elect to receive all or a part of the fee in the form of Class A Units at the rate of $1.00 per unit. The election must be made prior to the close of the offering and must be for a minimum of 25,000 units and in increments of 1,000 units thereafter. Producers Alliance may only acquire the units for its own account, for investment purposes and not for resale. Class A Units acquired by Producers Alliance will not count towards our meeting the minimum number of units offered, but are included as part of the maximum amount offered.

        We must also indemnify and hold Producers Alliance harmless with respect to costs and expenses resulting from any third party claim, demand or action relating to the offering, our project or operation, unless they arise from a breach of the agreement by Producers Alliance or its representatives.

Suitability

        Investing in our units is highly speculative and very risky. Our units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. We do not expect any public market to develop for the units, which means that it will be difficult for you to sell them. In addition, our LLC Agreement contains significant restrictions on the sale or transfer of our units. You should not invest in our units if you need to quickly sell them in the future. The board of managers reserves the right to reject any subscription, in whole or in part, for any reason, including, if the board determines that the units are not a suitable investment for a particular investor.

Subscription Procedures

        To subscribe to purchase the units, you must:

  •
  Complete the subscription agreement attached as Appendix B to this prospectus;

  •
  Execute the signature page to our LLC Agreement;

  •
  Include a check for 100% of the total subscription amount made payable to "First Midwest Bank as escrow agent for—Illinois River Energy, LLC Escrow"; and

  •
  Deliver an executed copy of the subscription agreement, the signature page to our LLC Agreement and check to us at:

      Illinois River Energy, LLC
      1201 South Seventh Street, Suite 110
      Rochelle, Illinois 61068

First Midwest Bank is acting only as an escrow agent in connection with this offering, and has not endorsed, recommended or guaranteed the purchase or value of any of the units subscribed. If you have any question regarding the subscription process, you may contact Floyd A. Schultz, our President, as follows:

Floyd A. Schultz, President Illinois River Energy, LLC 1201 South Seventh Street, Suite 110 Rochelle, Illinois 61068	Phone: Fax:	(815) 561-0650 (815) 561-0720

        In the subscription agreement, you must represent to us, among other things, that you:

  •
  Have the authority to execute the subscription agreement;

  •
  Have received and reviewed a copy of this prospectus, along with any amendments and supplements;

  •
  Agree to be bound by the LLC Agreement; and

  •
  Understand that the units are subject to significant transfer restrictions.

The subscription agreement also requires information about the nature of ownership of the units, your state of residence and taxpayer identification or social security number.

        When we receive your completed subscription material, we will accept or reject your subscription. The board of managers reserves the right to reject any subscription, in whole or in part, for any reason. If we reject your subscription, we will promptly return your subscription proceeds without interest. The fact that we deposit your subscription amount does not mean that we have accepted your subscription.

        Investors deemed the beneficial owners of 5% or more and 10% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities Exchange Act. Investors who become the beneficial owner of 5% or more of our units should consult their own counsel to determine what filing and reporting obligations they may have under the federal securities laws.

Escrow procedures

        We intend to close the offering on March 15, 2003, provided we receive subscriptions and proceeds for the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need. The board of managers, in its discretion, may extend the offering to August 31, 2003. We will deposit all proceeds from the offering in an escrow account that we have established at First Midwest Bank until we receive subscriptions and proceeds for the minimum offering amount of $25,000,000. If we do not raise the minimum amount offered by the close of the offering, then we will promptly return all proceeds received from investors without interest. If we raise the minimum amount offered before the close of the offering, then 10% of your subscription proceeds will be released to us from escrow to pay for land, engineering and other project development costs and we will issue units to you for 10% of the units subscribed, even though we may not have secured an executed commitment letter for our debt financing. If we receive additional subscriptions after 10% of your subscription proceeds has been released to us, then 10% of each subsequent investor's subscription proceeds will also be released to us and we will issue units for 10% of the units subscribed. We will not break escrow and complete the sale of the remaining 90% of your subscription until we secure an executed commitment letter from a lender for $20,840,000 to $44,400,000 of debt financing. The $44,400,000 assumes that we only raise the minimum amount offered and do not receive any additional grant proceeds or site improvements from the City of Rochelle. If we do not secure an executed commitment letter for our debt financing by the close of the offering, we will promptly return the remaining 90% of your subscription proceeds without interest.

        You should be aware that an executed commitment letter for debt financing is not a binding loan agreement and therefore the lender may not be required to provide us the debt financing as set forth in the commitment letter. A commitment letter is an agreement to lend, subject to certain terms and conditions, and to the negotiation, execution and delivery of loan and loan-related documentation satisfactory to the lender. Although a lender must act in good faith when executing a commitment letter, the agreement is conditional, and a lender could later decline the loan if the terms and conditions set forth in the agreement are not satisfied.

        If you decide to purchase units, you must submit 100% of the purchase price at the time of subscription. Once we accept your subscription agreement, it is irrevocable and you will not be able to access any of your investment proceeds. You will not earn interest on funds deposited in the escrow account. Any interest earned on the escrow account will belong to us. We intend to invest all funds in the escrow account in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds, including funds available through the escrow agent. All investments will accrue interest and allow immediate withdrawal of funds without premium or penalty. None of the funds will be invested in corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial paper, or municipal securities.

DETERMINATION OF OFFERING PRICE

        We have arbitrarily determined the offering price for the units. The offering price does not have any relationship to our assets, earnings, revenues, book value or other measurable criteria of value.

DESCRIPTION OF UNITS AND LLC AGREEMENT

        We are governed by our LLC Agreement and Delaware law. The following is a summary of our LLC Agreement, which is formally known as the Illinois River Energy, LLC First Amended and Restated Limited Liability Company Agreement. This summary is not complete, and you should carefully read our LLC Agreement, attached as Appendix A to this prospectus, before deciding to invest. This agreement and the related documents will govern our internal affairs and your legal relationship with us. The following provisions of our LLC Agreement are summarized elsewhere in this prospectus:

  •
  For distributions and allocations upon transfer, please see "Distribution Policy";

  •
  For conflicts of interest, please see "Certain Relationships and Related Party Transaction—Conflicts of Interest."

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  For limitation of liability and indemnification of managers and members, please see "Management—Limitations of Managers' and Members' Liability and Indemnification"

  •
  For federal income tax issues, please see "Federal Income Tax Consequences of Owning Our Units."

Authorized Capital

        Under our LLC Agreement, we are authorized to issue up to 55,000,000 Class A Units and 20,000,000 Class B Units. As of the date of this prospectus, we have 1,313,000 Class A Units and no Class B Units issued and outstanding.

Class A and Class B Units

        Our Class A and Class B Units represent an ownership interest in us. Upon purchasing our units, you must sign our LLC Agreement and become a member of our limited liability company. Each member has the right to:

  •
  A pro rata share of our profits and losses;

  •
  Receive distributions of our assets when declared by the board of managers;

  •
  Participate in the distribution of our assets if we dissolve or liquidate our business;

  •
  Access and review certain information concerning our business and affairs; and

  •
  Vote on matters that require the consent of our members.

        Holders of Class A and Class B Units share earnings and will receive distributions (if any) ratably in proportion to units held. The difference between Class A and Class B Units relate to how each class elects their respective representatives to the board of managers. Please see "Description of Units and LLC Agreement—Rights of Members" for more information regarding election of managers.

Restrictions on Transfer

        Transfer of your units is restricted. All transfers must comply with our LLC Agreement. You cannot transfer your units without the prior approval of the board of managers. The board of managers may also adopt a unit transfer policy setting forth the procedures and requirements for transferring your units. Currently, the board of managers has not adopted such a policy.

        The board of managers will not approve a transfer unless the transfer complies with our LLC Agreement and certain tax regulations that are important for us to maintain our partnership tax status. To find out more about these restrictions, see "Federal Income Tax Consequences of Owning Our

Units—Publicly Traded Partnership Rules," below. If any member transfers his or her units in violation of the publicly traded partnership rules, our LLC Agreement or without the prior written consent of the board of managers, the transfer will be null and void and the parties engaged in the transfer must indemnify and hold us and our members harmless against all cost, liability, and damage that arise from the transfer or attempted transfer. However, the member may pledge or otherwise encumber all or any portion of his or her units, but any resulting transfer must comply with our LLC Agreement.

        Even if the board of managers approves your transfer, the transfer is not effective until the following conditions, among others, are satisfied:

  •
  We receive reimbursement for all costs and expenses we reasonably incur in connection with the transfer;

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  You register the units with the Securities and Exchange Commission and all applicable state securities commissions, or you provide us an opinion of counsel that is reasonably satisfactory to the board of managers that such registration is not necessary;

  •
  You provide us an opinion of counsel that is reasonably satisfactory to the board of managers that the transfer will not cause us to be deemed an "investment company" under the Investment Company Act of 1940; and

  •
  You provide us an opinion of counsel that is reasonably satisfactory to the board of managers that the transfer will not cause us to be deemed a "publicly-traded limited partnership" under applicable tax laws.

        If your transfer of units is approved by the board of managers and becomes effective, then the person receiving your units will be admitted as a new member of our limited liability company if approved by the board of managers and he or she:

  •
  Agrees to be bound by our LLC Agreement;

  •
  Assumes your obligations under our LLC Agreement with respect to the transferred units;

  •
  Pays or reimburses us for any legal, filing and publication costs that we incur relating to admitting such individual or entity as a new member;

  •
  Delivers, upon our request, any evidence of the authority such person or entity has to become a member of our limited liability company; and

  •
  Delivers, upon our request, any other materials, such as tax information and identification numbers, needed to complete the transfer.

We may prohibit a transferee from becoming a member for any reason or if he or she does not comply with our LLC Agreement. Any transferee that is not admitted as a member will be treated as an unadmitted assignee. An unadmitted assignee may not vote and may only receive distributions that we declare or that are available upon our dissolution or liquidation. The unadmitted assignee is not entitled to any information or accountings regarding our business and may not inspect or copy our books and records.

Termination of Membership; Separable Voting and Economic Interests

        Although we are managed by a board of managers, you have the right to vote on certain matters, such as amending our LLC Agreement or dissolving our limited liability company. You have these rights if you have been admitted and continue to be a member of our limited liability company. If your membership terminates for any reason, then you will lose all of your voting rights and your right to access information concerning our business. A member may not be expelled, but your membership in our limited liability company may terminate if you:

  •
  Voluntarily withdraw from our limited liability company;

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  Assign your units for the benefit of creditors;

  •
  Assign all of your units to another individual or entity;

  •
  File a voluntary petition in bankruptcy or become subject to an order for relief under the federal bankruptcy laws;

  •
  Admit to or fail to contest material allegations in a bankruptcy or insolvency petition;

  •
  Seek or consent to the appointment of a trustee or receiver over all or substantially all of your property;

  •
  Are subject to an involuntary proceeding seeking reorganization, liquidation, dissolution or other similar relief and at least 120 days has elapsed since such proceeding was commenced; or

  •
  Are subject to a trustee or receiver over all or substantially all of your property and at least 90 days has passed since the appointment, and it has not been postponed or vacated.

In addition, if you are an individual, you will cease to be a member upon your death. If you are a corporation, trust, limited liability company or partnership, you will cease to be a member at the time you cease to exist. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, you can be a holder of our units, but not a member. A unit holder that is not a member will have the same rights as an unadmitted assignee.

Restrictive Legend

        We may place, on any document evidencing ownership of our units, restrictive legends similar to the following:

    The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration statement under the securities act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the securities act of 1933, as amended, and under applicable state securities laws.

    The Units represented by this certificate are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Company's Limited Liability Company Agreement, as amended, and agreed to by each Member. Said restriction provides, among other things, that no Units may be transferred, and that no vendee, transferee, assignee, or endorsee of a Member shall have the right to become a substituted Member without the consent of the Company's Board of Managers which consent may be given or withheld in the sole and absolute discretion of the Board of Managers.

Organization and Duration

        We were organized on February 20, 2002, as a Delaware limited liability company. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

        Our purpose is to construct, own and operate an ethanol plant and conduct related activities. In addition, we may engage in any other business or activity as long as our managers approve the activity, and it does not violate applicable law. We may engage in any transactions that are necessary, appropriate and proper to further our purpose.

Title to Property

        All of our property will be owned by and titled in the name of our limited liability company. No member will have any ownership interest in our property in his or her individual name.

Capital Accounts and Contributions

        The purchase price you pay for the units is a capital contribution, which we will credit to your capital account. You are not required to purchase any additional units or make additional contributions to us. We will increase your capital account according to your share of our profits and other applicable items of income or gain specially allocated to you according to the special allocation rules described below. In addition, we will increase your capital account by any of our liabilities you assume, or that are secured by any property we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expense or loss specially allocated to you according to the special allocation rules described below. We will also decrease your capital account for the value of any property we distribute to you. In addition, we will decrease your capital account for any of your liabilities we assume, or that are secured by property you have contributed to us. Interest will not accrue on your capital contributions or account, and you have no right to withdraw or demand payment of any capital contribution you make to us.

Allocation of Profits and Losses

        Unless otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you own, regardless of class. We will not allocate losses to your capital account if the allocation will cause your account to have a deficit balance. This means that your capital account balance will not go below zero. Any losses that are not allocated to a unit holder because of this limitation will be allocated to other unit holders with positive capital account balances in proportion to their units held. Our managers will calculate our profits and losses on a daily, monthly, quarterly or other basis permitted under the tax laws.

Special Allocation Rules

        The amount of profits and losses we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder's actual capital contributions. Our managers must also make offsetting special allocations so that after the offsetting allocations are made, a unit holder's capital account balance is equal to the capital account balance that the unit holder would have had if special allocations were not made. In addition, upon our dissolution, our managers must specially allocate any net gain from the disposition of property to the unit holders who contributed seed capital and purchased units at $.25 and $.50 per unit, in an amount such that their capital accounts equal the capital accounts of members who purchase units pursuant to the offering.

Maximum and Minimum Ownership Limitations

        You cannot, directly or indirectly, own more than 1,000,000 Class A Units. This includes Class A Units owned directly or indirectly by any of your affiliates. By affiliate, we mean any person who controls or is controlled by someone who owns our units, any officer, manager, general partner or trustee of someone who owns our units or someone who controls a person or organization that controls someone who owns our units. By "control," we mean possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity that owns our units.

        All Class B members must own a minimum of 1,000,000 Class B Units. All Class A members must own a minimum of 5,000 Class A Units. If we close on 10% of your subscription, but do not close on the remaining 90% of your subscription, then the minimum ownership requirements will be adjusted downward accordingly. If a Class B member no longer owns the minimum number of Class B Units required, then the Class B Units will automatically convert to Class A Units and the Class B member will automatically become a Class A member.

Rights of Members

  Voting Rights

        All Class A and Class B Units have the same voting rights, except that each class will elect or remove their respective members of the board of managers. Each unit entitles the holder to one vote per unit on matters submitted to a member's vote. Members have the right to vote on the following matters:

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  The election or removal of managers;

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  The sale, lease or exchange of all or substantially all of our assets;

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  Our issuance of additional units if the offering price is less than $1.00 per unit;

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  Our merger or consolidation with another entity;

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  Our dissolution;

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  Amending our Certificate of Formation or LLC Agreement; and

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  Those matters that require member's approval as specifically provided for under Delaware law.

Holder of Class A and Class B Units have no class voting rights other than for purposes of electing their respective representatives of the board of managers.

  Election and Removal of Board of Managers.

        Beginning with the 2004 annual member's meeting, the board of managers will have seven or nine managers, depending on the results of the offering. Beginning with the 2004 annual member's meeting, our members will elect the members of the board of managers on an annual basis. The holders of Class A Units will always elect a majority of the members of the board of managers. Depending on the amount of Class B Units we sell in the offering, our Class A members will elect five to seven managers and our Class B members will elect one to four managers. If we sell 10,000,000 or fewer Class B Units, then we will only have seven managers. If we sell more than 10,000,000 Class B Units, then we will have nine managers. Our Class A members will elect the members of the board of managers upon the affirmative vote of holders of a majority of the Class A Units present and entitled to vote at a meeting of the Class A members. Class B members will elect their respective members of the board of managers upon the affirmative vote of holders of a majority of the Class B Units entitled to vote, subject to the right of certain Class B members to appoint one or more managers. For every 5,000,000 Class B Units held by a Class B member, excluding units held by an affiliate of the Class B member, the member may appoint one manager to the board of managers. However, a Class B member who is entitled to appoint one or more managers may not vote for the election of any other manager to be elected by the Class B members.

        Depending on the number of Class B Units we sell in this offering, our Class A and Class B members will elect the members of the board of managers as follows:

	Representatives on board of managers
Number of Class B Units sold in the offering	Class A	Class B	Total
0	7	0	7
1,000,000 - 5,000,000	6	1	7
5,100,000 - 10,000,000	5	2	7
10,100,000 - 15,000,000	6	3	9
15,100,000 - 20,000,000	5	4	9

        With the exception of our initial managers that have not stood for election, our members may remove a manager for any reason and at any time by the affirmative vote of holders of a majority of the units of the class that elected the manager, or if appointed by a Class B member, then by the appointing Class B member. An initial manager that has not stood for election may be removed for cause by the affirmative vote of two-thirds of the remaining initial managers then serving.

  Issuance of additional units for less than $1.00

        Units may only be issued in consideration of capital contributions. The board of managers may accept capital contributions on our behalf and authorize the issuance of additional units on such terms and conditions as the board of managers and the person acquiring the units may agree. However, the board of managers may not issue any additional units for less than $1.00 per unit without the approval of members holding a majority of our units then held by all members.

  Members' Consent and Meetings

        We plan to hold annual meetings of the members, on dates to be determined by the board of managers, to transact business that comes before the meeting. Our President and the board of managers may also call a special meeting of the members at any time to act on matters described in a notice of the meeting. Members who own at least 30% of our outstanding units may also demand that our Secretary call a special meeting of the members to act on matters described in a notice to the members. The notice must also state the place and time of the special meeting, as determined by our managers. All notices of meetings of the members must be given to each member at least 15 days, but no more than 60 days, prior to the date of the meeting. Members may vote at a meeting of the members either in person, by proxy or by mail ballot. To transact business, holders of at least 30% of our issued and outstanding units entitled to vote must be present at a meeting, whether in person, by proxy or by mail ballot. The affirmative vote of members holding a majority of our units entitled to vote is generally required to constitute the act of the members.

  Amendments to our LLC Agreement

        We cannot amend our LLC Agreement without the approval of members holding a majority of our units then held by all members. We cannot amend the amendment procedures and requirements of our LLC Agreement without the consent of all of our members. Any manager may propose amendments to our LLC Agreement. If the board of managers approves the proposed amendment, then it must submit a verbatim statement of the proposed amendment to the members for approval. We can amend our LLC Agreement by written approval of the members, or at a meeting of the members. However, the amendment will not be effective without the consent of each unit holder adversely affected if the amendment modifies the limited liability of the unit holder or alters the unit holder's economic interest in us.

  Distribution of Income

        Holders of Class A and Class B Units are entitled to receive distributions in proportion to the number of units owned as compared to all of our units that are then issued and outstanding. For further discussion regarding our distribution policy, please see "Distribution Policy."

  Distribution upon Dissolution or Liquidation

        We will not dissolve or wind up our business unless:

  •
  Each member of the board of managers and holders of a majority of our issued and outstanding units then held by all members determine that we should dissolve, liquidate and wind up our business; or

  •
  A court orders us to dissolve, liquidate and wind up our business.

If we dissolve, we will continue only for purposes of winding up our business, liquidating our assets and satisfying outstanding claims and liabilities. We will appoint a liquidator who will oversee our winding up and dissolution, and distribute all of our assets as described below. The liquidator may be the board of managers or a committee of three or more managers appointed by the board. We must also indemnify the liquidator and any officer, manager, agent or employee of the liquidator for expenses, including reasonable attorney's fees, relating to the liquidation of our limited liability company, unless it is due to fraud, intentional misconduct or a knowing violation of law.

        If we dissolve, liquidate or wind up our business, we will distribute our assets in the following order and priority, each category to be satisfied in full before any distribution is made to the next:

  •
  First, to creditors to satisfy all of our debts and liabilities according to their respective priorities (or make reasonable provisions for their payment);

  •
  Second, the balance, if any, to holders of Class A and Class B Units in accordance with the positive balances in their capital accounts after giving effect to all contributions, distributions and allocations for all periods.

If there are insufficient assets to make distributions to every unit holder according to their capital accounts, then the assets will be distributed on a pro rata basis in proportion to each unit holder's capital account. Any unit holder who has a deficit balance in his or her capital account need not contribute anything to us with respect to the deficit balance. The deficit will not be considered a debt owed to any other unit holder, creditor, or us.

        Unit holders can only seek repayment of their capital from us. If our assets are insufficient to return all capital contributed, unit holders cannot look to our managers or other unit holders for return of their capital. Unit holders have no right to demand or receive any of our property in lieu of cash.

  Right to Information

        We will keep our books and records of our business at our principal office. We will maintain all of our books and records according to generally accepted accounting principles. We will also keep the following at our principal office:

  •
  A current list of names and addresses of our unit holders, along with each unit holder's capital account and units;

  •
  The names and addresses of our managers;

  •
  A copy of our Certificate of Formation, along with any amendments;

  •
  Copies of our federal, state and local tax returns and reports for the most recent six years;

  •
  A copy of our LLC Agreement, along with any amendments;

  •
  Our financial statements for the six most recent fiscal years; and

  •
  Our internal books and records for the current and four most recent fiscal years.

        Our financial reports will be prepared using the accrual method, where income and expenses are matched to the period in which they occur. Members have the right to inspect and copy our books and records during normal business hours. We plan to file annual, quarterly and special reports with the SEC. See "Where You Can Find More Information" regarding obtaining copies of these reports. The quarterly reports will contain a balance sheet, income statement and cash flow statement for the quarter and for the year to date. The annual reports will include a balance sheet, income statement, cash flow statement and statement of unit holders' capital accounts for that year. We will also include appropriate footnotes and supporting schedules with these statements. A certified public accountant will audit our annual financial statements and issue an opinion regarding their accuracy.

  Derivative Action

        Members can bring legal action on our behalf to assert a claim if our managers have refused to bring the action or an effort to cause our managers to bring the action is not likely to succeed. You must be a member to bring an action on our behalf and you must have been a member at the time the transaction, which is the subject of the action, occurred.

Management

        The board of managers will manage our business and affairs. The officers appointed by the board of managers will manage our day-to-day operations.

  Board of Managers

        The board of managers will manage our business and operations. Currently, our initial board of managers consists of seven initial managers. The initial board of managers must consist of not less than seven nor more than eleven managers, as determined by our initial board of managers. Beginning in 2004, our members will elect the members of the board of managers. Beginning with the 2004 annual member's meeting, depending on the number of Class B Units we sell in the offering, the board of managers will have seven or nine managers. Unless a manager is appointed by a holder of Class B Units as described above, each manager will hold office for staggered terms of three years, except that our initial managers have been elected to serve staggered one, two and three year terms. Each manager serves until his or her successor is duly elected and qualified, or until the manager's death, resignation or removal.

        If a new board position is created or if a vacancy occurs, then the board of managers will appoint a new manager to fill the vacancy until the next annual or special meeting of the members. However, if the vacancy relates to a manager appointed by a Class B member, then the Class B member shall appointment a new manager to fill the vacancy.

        Our managers currently receive a per diem fee of $250 for a full day's service and $125 for a half day's service for their services as managers commencing on or after January 1, 2002. However, our managers will not receive a per diem fee for services related to the offer or sale of our units. The per diem fee is due and payable when and if we raise the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need. The board of managers may establish other compensation for each manager for attending meetings and for other services. We also reimburse our managers for reasonable out-of-pocket expenses incurred in carrying out their duties as managers. We reimburse our managers for out-of-pocket expenses as they are incurred.

        The board of managers must hold regular meetings from time to time, as it determines to be appropriate. The President or three or more managers may call a special meeting at any time. Written notice of a meeting must be given to all managers at least three days before the date of the meeting. Any manager who attends a meeting is deemed to have waived any right to notice, unless the manager attends the meeting for the express purpose of objecting to the meeting. Managers can participate in a meeting in person, by phone, video conference or any other means of communication if all the persons participating can simultaneously hear one another. To transact business, at least two-thirds, of which one half must have been elected by Class A members, of the managers must be present at a meeting. Each manager has one vote. To constitute an action of the board of managers, the affirmative vote of a majority of the managers present at a meeting is required. Except for matters that require the approval of our members, the board of managers has the authority to engage in all acts and transactions permitted by law that are necessary or incidental to accomplishing our purpose, including, among others:

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  Acquiring any real or personal property by purchase, lease, or otherwise;

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  Operating, maintaining, financing, improving, constructing, owning, selling, conveying, assigning, mortgaging, and leasing any real estate and any personal property;

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  Executing any and all agreements, contracts, documents, certifications, and instruments;

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  Borrowing money and issuing evidences of indebtedness including by mortgage, pledge, or other lien on any of our assets;

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  Executing any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument conveying or encumbering our assets;

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  Prepaying in whole or in part, refinancing, increasing, modifying, extending or renewing any liabilities or encumbrances affecting our assets;

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  Making distributions to members by way of distributions, return of capital, or otherwise, to the extent permitted by our LLC Agreement and applicable law;

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  Contracting for employees, consultants or independent contractors, such as lawyers and accountants, and delegating any authority necessary to further our purpose;

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  Taking, or refrain from taking, all action, whether or not expressly set forth in the LLC Agreement, as may be necessary or appropriate to advance our purpose;

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  Instituting, prosecuting, defending, settling, and dismissing lawsuits or other judicial or administrative proceedings brought on our behalf or against us;

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  Purchasing, selling, subscribing to, holding, voting, using, encumbering, lending, pledging, or otherwise disposing of or using any ownership interest or debt instruments of any other entity or governmental agency;

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  Negotiating or issuing units to any person for capital contributions made to us; and

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  Indemnifying and holding harmless any current or former member, manager or officer, and to make any other indemnification permitted by law or the LLC Agreement.

        However, without the consent of members holding a majority of our units then held by all members, our managers cannot:

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  Merge, consolidate, exchange or otherwise dispose of all or substantially all of our assets;

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  Issue any units at a purchase price of less than $1.00 per unit;

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  Issue more than 55,000,000 Class A Units and 20,000,000 Class B Units;

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  Voluntarily dissolve us; or

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  Amend our Certificate of Formation or LLC Agreement.

        Our managers are not our agents and cannot individually act on our behalf. Our managers only have authority when they act as a group. The board of managers may act collectively through meetings, through committees it establishes and through officers of the board of managers and officers to whom it has delegated authority. The board of managers may delegate its duties and powers to any committee consisting of one or more person that may, but need not be managers, provided that a majority of the members of each committee must be a manager or member of our limited liability company.

        Each manager must devote enough time to us to manage our affairs and operations, but is free to serve any other person or entity in any capacity, and may engage in activities that compete with our business. Each manager must discharge his or her duties with reasonable care, in good faith and in a manner he or she believes to be in our best interest. No manager may act or fail to act in a manner that constitutes a:

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  Willful failure to deal fairly with us or our members in connection with a matter in which the manager has a material conflict of interest;

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  Violation of criminal law, unless the manager had reasonable cause to believe that the manager's conduct was lawful or no reasonable cause to believe that the conduct was unlawful;

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  Transaction from which the manager derived an improper personal profit; or

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  Willful misconduct.

  Officers

        Our officers consist of the officers of the board of managers and such other officers appointed by the board of managers. The officers of the board of managers consist of a President, a Vice President, a Secretary and a Treasurer. The officers of the board of managers must be managers. The board of managers may also appoint such other officers and assistant officers as it deems necessary or advisable. These other officers and assistant officers may not be members of the board of managers.

        When we near completion of the proposed ethanol plant, the board of managers shall also select and employ a Chief Executive Officer or General Manager and other officers who are responsible for all day-to-day administrative and operational aspects of our limited liability company. These officers shall have the powers and authorities designated by the board of managers.

No Preemptive or Cumulative Voting Rights

        You have no preemptive rights to purchase additional units if we offer to sell or issue additional units or other securities in the future. If we sell additional units or other securities, the board of managers may decide to offer the members an opportunity to participate, but it is under no obligation to do so. You also do not have any cumulative voting rights.

No Dissenters' Rights

        Our managers cannot merge, consolidate, exchange or otherwise dispose of all or substantially all of our assets without the approval of members holding a majority of our units then held by all members. However, if members owning a majority of our units approve the transaction, members objecting to the transaction do not have dissenters' rights. This means that if we were to merge, consolidate, exchange or otherwise dispose of all or substantially all of our assets, you will not have the right to seek appraisal or payment of the fair value for your units.

Liability of Members; Further Calls or Assessments

        If you purchase capital units, you will not be personally liable for any of our debts, obligations, or liabilities solely by reason of being a member. In addition, members are not liable for further calls or assessments.

UNITS ELIGIBLE FOR FUTURE SALE

        The sale of a substantial number of our units, or the perception that such sales could occur, could adversely affect the value of our units. In addition, any sale could make it more difficult for us to sell equity securities or equity related securities in the future at a time and price that we deem appropriate. Upon completing the offering, we will have an aggregate of 26,313,000 units issued and outstanding if the aggregate minimum number of units offered is sold, or 46,313,000 units if the aggregate maximum is sold. This means that even if we sell the maximum number of units offered, we can still sell up to an additional 28,687,000 units without the approval of our members. Increasing the number of units outstanding would reduce your distributions and voting power.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

        This section discusses the material federal income tax considerations that may affect your investment in the units. This section assumes that you are an individual and that you are not rendering personal services to us. It does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pensions, profit-sharing trusts or IRAs, foreign taxpayers, estates, or taxable trusts or to transferees of the units.

        You are urged to consult your own tax advisor with specific reference to your own tax and financial situation, including the application and effect of state, local, and other tax laws and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

        The tax opinion contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Lindquist & Vennum P.L.L.P., regarding the classification of Illinois River Energy, LLC for federal income tax purposes. Our tax counsel's opinion is based upon the assumption that the offering is completed, and that facts occur and that we operate in the manner described in this prospectus. Our tax counsel's opinion is based on existing law as contained in the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative rulings and court decisions as of the date of this opinion, all of which are subject to change. Subsequent changes in these authorities may cause the tax treatment of Illinois River Energy, LLC for federal income tax purposes to change.

        An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result if it is challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

        In the opinion attached as Exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representation to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel's opinion. With the exception of our tax counsel's opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel's professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes.

Partnership Status

        In the opinion of our tax counsel, assuming we do not elect to be taxed as a corporation and are not classified as a publicly traded limited partnership, Illinois River Energy, LLC will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the members will pay tax on their share of our limited liability company's net income. Under Treasury regulations known as the "check-the-box" regulations, an unincorporated entity with more than one member, such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

        We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. None of the staff's recommendations were enacted into law, and Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

        If we fail to qualify for partnership taxation for whatever reason, we would be treated as a "C corporation" for federal income tax purposes. As a "C corporation," we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to holders of the units as corporate dividends. In addition, holders of the units would not be required to report their share of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to members would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

        To qualify for taxation as a partnership, we cannot be subject to the publicly traded partnership rules under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a publicly traded partnership will be taxed as a corporation if its interests are:

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  Traded on an established securities market; or

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  Readily tradable on a secondary market (or the substantial equivalent).

        Although there is no legal authority on whether a limited liability company is subject to these rules, it is probable that we are subject to the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

        We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

        We do not intend to list the units on the New York Stock Exchange, or the Nasdaq Stock Market, or any other stock exchange. In addition, our LLC Agreement prohibits any transfer of units without the approval of our managers. Our managers intend to only approve transfers that fall within safe harbor provisions of the Treasury regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

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  In "private" transfers;

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  In qualified redemptions and repurchases;

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  Pursuant to a qualified matching service; or

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  In limited amounts that satisfy a 2% test.

        Private transfers include, among others:

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  Gifts in which the transferee's tax basis in the units transferred is determined by reference to the transferor's tax basis in the interests transferred;

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  By death, including transfers from an estate or testamentary trust;

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  Between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

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  From retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

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  "Block" transfers.

        A block transfer is a transfer by a member and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units which in the aggregate represents more than two percent of the total interests in partnership capital or profits.

        Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if several conditions are met. First, the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the partner's intent to exercise the redemption or repurchase right. Second, either the purchase price is not established until at least 60 days after receipt of notification or the purchase price is established not more than four times during the entity's tax year. Third, the sum of the interests in capital or profits transferred during the year, other than in private transfers, cannot exceed 10 percent of the total interests in partnership capital or profits.

        Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

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  It consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy;

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  Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

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  The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

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  The closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed;

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  The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price; nonfirm price quotes, or quotes that express an interest in acquiring an interest without an accompanying price; nonbinding indications of interest, and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes);

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  The seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

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  The sum of the percentage interests transferred during the entity's tax year, excluding private transfers, cannot exceed 10 percent of the total interests in partnership capital or profits.

        In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity's tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits.

Tax Treatment of Our Operations; Flow-Through of Taxable Income and Loss; Use of Calendar Year

        We will pay no federal income tax. Instead, as a member, you will be required to report on your income tax return your allocable share of the income, gains, losses and deductions we have recognized without regard to whether we make any cash distributions to you.

        Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to Our Members

        As a member, you will be required to report on your income tax return for your taxable year with which or within which our taxable year ends, your distributive share of our income, gains, losses and deductions without regard to whether any cash distributions are received. To illustrate, each calendar year member will include his share of our 2002 taxable income or loss on his 2002 income tax return. A member with a June 30 fiscal year will report his share of our 2002 taxable income or loss on his income tax return for the fiscal year ending June 30, 2003. We will provide each member with an annual Schedule K-1 indicating such holder's share of our income, loss and their separately stated components.

  Tax Treatment of Distributions

        Distributions made by us to a member generally will not be taxable to the member for federal income tax purposes as long as distributions do not exceed the member's basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

  Initial Tax Basis of Units and Periodic Basis Adjustments

        Under Section 722 of the Internal Revenue Code, your initial basis in the units you purchase will be equal to the sum of the amount of money you paid for your units. Your basis will also be increased by your share of our debt. However, see "Deductibility of Losses; At-Risk; Passive Loss Limitations" regarding the impact of debt on deductibility of losses. Here, your initial basis in each unit purchased will be $1.00, plus your allocated share of our senior and subordinated debt when they are incurred.

        Your initial basis in the units will be increased to reflect your distributive share of our taxable income, tax-exempt income, gains, and any increase in your share of debt. If you make additional capital contributions at any time, the adjusted basis of your units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to you.

        The basis of your units will be decreased, but not below zero, by:

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  The amount of any cash we distribute to you;

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  The basis of any other property distributed;

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  Your distributive share of losses and nondeductible expenditures that are "not properly chargeable to capital account"; and

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  Any reduction in your share of our debt.

        The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

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  The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

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  Upon the liquidation or disposition of a member's interest, and

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  Upon the nonliquidating distribution of cash or property to a member, in order to ascertain the basis of distributed property or the taxability of cash distributed.

        Except in the case of a taxable sale of a unit or our liquidation, exact computations usually are not necessary. For example, a member who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member's "tax investment" in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

  Deductibility of Losses; At-Risk; Passive Loss Limitations

        Generally, a member may deduct losses allocated to him, subject to a number of restrictions. Your ability to deduct any losses we allocate to you is determined by applying the following three limitations dealing with basis, at-risk amounts and passive losses.

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  Basis.  You may not deduct an amount exceeding your adjusted basis in your units pursuant to Internal Revenue Code Section 704(d). If your share of our losses exceeds your basis in your units at the end of any taxable year, such excess losses, to the extent they exceed your adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

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  At-Risk Rules.  Under the "at-risk" provisions of Section 465 of the Internal Revenue Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered "at risk" with respect to that particular activity. The amount you are considered to have "at risk" includes money contributed to the activity and certain amounts borrowed with respect to the activity for which you may be liable.

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  Passive Loss Rules.  If you are an individual, Section 469 of the Internal Revenue Code may substantially restrict your ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as our limited liability company, certain partnerships, or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally is considered to be "passive" in nature. Closely held C corporations also are subject to the passive activity limitations, but generally may deduct passive losses against a broader base of income.

        For members who borrow money to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that member's share of our taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

  Passive Activity Income

        If we are successful in achieving our investment and operating objectives, you may be allocated taxable income from us. To the extent that your share of our net income constitutes income from a passive activity (as described above), such income may generally be offset by your net losses and credits from investments in other passive activities.

  Allocations of Income and Losses

        Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our LLC Agreement. Under Section 704(b) of the Internal Revenue Code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in our LLC Agreement does not meet either test, the IRS may make a reallocation of such items in accordance with their determination of each member's economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the LLC Agreement are intended to comply with the Treasury Regulations' test for having substantial economic effect.

  Alternative Minimum Tax

        If we adopt accelerated methods of depreciation, it is possible that taxable income for Alternative Minimum Tax purposes might exceed regular taxable income passed through to the members. No decision has been made on this point but we believe that most members are unlikely to be adversely affected by excess alternative minimum taxable income.

Tax Consequences upon Disposition of the Units

        Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the member's basis in the units sold. Amount realized includes cash and the fair market value of any property received plus the member's share of our debt. Although unlikely, since debt is included in your basis, it is possible that you could have a tax liability, upon the sale of your units, that exceeds the proceeds of sale.

        Gain or loss recognized by a member on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

  Allocations and Distributions Following Unit Transfers

        If any unit is transferred during any accounting period in compliance with the provisions of our LLC Agreement, then, solely for purposes of making allocations and distributions, we will use either the interim closing of the books method or a daily proration of profit or loss for the entire period, as determined by the Board, and the convention that recognizes the transfer as of the beginning of the month following the month in which the notice, documentation and information requirements of the governing documents have been substantially complied with. All distributions on or before the end of the calendar month in which these requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. However, we have the authority to adopt any other reasonable permitted method or convention.

  Effect of Tax Code Section 754 Election on Unit Transfers

        The adjusted basis of each member in his or her units ("outside basis") initially will equal his proportionate share of our adjusted basis in our assets ("inside basis"). Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the member's proportionate share of the inside basis.

        Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a member to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a member. Once the amount of the transferee's basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

        A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

        If we make a Section 754 election, Treasury regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

        Transferees are subject to an affirmative obligation to notify us of their basis in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

        Our LLC Agreement provides that our managers will determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be effected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

  IRS Reporting Requirement

        Our LLC Agreement contain the requirements for a valid transfer of Units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a unit to notify us in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," it is likely that any transfer of an Illinois River Energy unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. The IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

  Our Dissolution and Liquidation May Be Taxable to You, Unless Our Properties are Distributed In-kind

        Our dissolution and liquidation will involve the distribution to you of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, your units may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss will be recognized if we distribute our own property in a dissolution. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in-kind.

Other Tax Matters

  Tax Information to Members; Consistent Reporting.

        We are required to provide each member with a Schedule K-1 (or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established.

        Each member's Schedule K-1 will set out the member's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request, AAR" with the original or amended return in which the inconsistent position is taken.

  Audit of Income Tax Returns

        The IRS may audit our tax returns and may disagree with the tax positions we have taken on such returns. If challenged by the IRS, the tax position taken on the returns may not be sustained by the courts. An audit of our tax returns could lead to separate audits of your tax returns, which could result in adjustments attributable to items that may or may not be related to us.

        IRS Audit Procedures.    Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes has many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

        The Tax Equity and Fiscal Responsibility Act of 1982 established unified audit rules applicable to most partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, these rules are applicable to us and our unit holders.

        The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his or her own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

        IRS rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager," which is defined as member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this will likely be a designated member of the Board. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profits interest is less than one percent. After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court.

        New Elective Procedures for Large Partnerships.    The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of partnerships of more than 100 partners is streamlined. This statute reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

        If the election is made, IRS audit adjustments generally will flow through to the members for the year in which the adjustment takes effect. However, the entity may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the entity and multiplying that amount by the highest tax rate, whether individual or corporate. A member may not file a claim for credit or refund of his or her allocable share of the payment.

        Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the entity, rather than the members individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for Federal income taxes, interest, or penalties that an electing large partnership is required to make, is non-deductible.

        Under the electing large partnership audit rules, a member is not permitted to report any partnership items inconsistently with the partnership return, even if the member notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that member. The IRS is not required to give notice to individual members of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the entity itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the entity's principal place of business is located, or the Claims Court. However, only the partnership, and not partners individually, can petition for a readjustment of partnership items.

        We will review the new large partnership procedures with our legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures.

  Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

        If we incorrectly report your distributive share of our net income, such may cause you to underpay your taxes. If it is determined that you underpaid your taxes for any taxable year, you must pay the amount of taxes you underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

        Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

        The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

  State and Local Taxes

        In addition to the federal income tax consequences described above, you should consider the state and local tax consequences of an investment in us. You may be subject to state and local taxes that may be imposed by various jurisdictions in which you reside or in which we do business or own property. You may be required to file state and local income tax returns and pay state and local income tax in these jurisdictions.This prospectus makes no attempt to summarize the state and local tax consequences to an investor. You are urged to consult your own tax advisor regarding your state and local tax obligations.

  Self-Employment Tax

        The tax code and Treasury regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury regulations address the treatment of limited liability company unit holders for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company unit holders only if they have personal liability for the company's obligations, have authority to contract on behalf of the company, or participate in the company's business for more than 500 hours each year. Few, if any, of our unit holders will be subject to self-employment tax under this test. The status of the Proposed Regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the IRS has not taken steps to finalize them.

  Fringe Benefits

        Fringe benefits paid to members who are also employed by us may be treated less favorably for tax purposes than fringe benefits paid to employees who are not members of our limited liability company.

LEGAL MATTERS

        Lindquist & Vennum P.L.L.P. is providing a legal opinion on the validity of the units we are offering and on certain tax matters.

EXPERTS

        The financial statements of the Company at September 30, 2002 and for the period from inception then ended appearing in this Prospectus and Registration Statement have been audited by Boulay, Heutmaker, Zibell & Co. P.L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

        We will serve as our own transfer agent and registrar.

WHERE YOU CAN GET MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and each statement is qualified in all respects to the contract or document.

        We currently do not file reports with the SEC. However, if we sell at least the minimum amount offered, we intend to file annual, quarterly and special reports with the SEC. A copy of the registration statement and the exhibits thereto and the annual, quarterly and special reports that we file may be inspected without charge at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549. You can request copies of all or any part of the registration statement upon paying a duplicating fee. You may also request copies of all or any part of the registration statement by contacting the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy the units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the units.

ILLINOIS RIVER ENERGY, LLC
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Auditors	F-2
Financial Statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Members' Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7-10

REPORT OF INDEPENDENT AUDITORS

Board of Managers
Illinois River Energy, LLC
Rochelle, Illinois

        We have audited the accompanying balance sheet of Illinois River Energy, LLC, (a development stage company), as of September 30, 2002, and the related statements of operations, changes in members' equity, and cash flows for the period from inception (February 20, 2002) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illinois River Energy, LLC, (a development stage company) as of September 30, 2002, and the results of its operations and its cash flows for the initial period ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
Certified Public Accountants
Minneapolis, Minnesota December 4, 2002

ILLINOIS RIVER ENERGY, LLC
(A Development Stage Company)

Balance Sheet

September 30, 2002

ASSETS
Current Assets
Cash and equivalents	$155,603
Accounts receivable	20,045
Prepaid expenses	4,492

Total current assets	180,140
Property and Equipment
Office equipment	11,178
Less accumulated depreciation	611

Net property and equipment	10,567
Other Assets
Deposits and deferred land costs	20,000
Deferred offering costs	181,639

201,639

Total Assets	$392,346

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable	$213,398
Commitments and Contingencies
Members' Equity
Member contributions, net of costs related to capital contributions	568,476
Less member units subscribed	(5,500)
Deficit accumulated during development stage	(384,028)

Total members' equity	178,948

Total Liabilities and Members' Equity	$392,346

Notes to Financial Statements are an integral part of this Statement.

ILLINOIS RIVER ENERGY, LLC
(A Development Stage Company)

Statement of Operations

Period from February 20, 2002 (Date of Inception) to September 30, 2002

Revenues	$—
Operating Expenses
Professional fees	255,352
Project coordinator	47,250
General and administrative	103,533

Total	406,135

Operating Loss	(406,135)
Other Income
Other income	20,000
Interest	2,107

Total other income	22,107

Net Loss	$(384,028)

Net Loss Per Unit (1,230,261 weighted average units outstanding at September 30, 2002)	$(0.31)

Notes to Financial Statements are an integral part of this Statement.

ILLINOIS RIVER ENERGY, LLC
(A Development Stage Company)

Statement of Changes in Members' Equity

Balance—February 20, 2002	$—
Founders' member contributions, February 26, 2002, for 264,000 units	67,000
Seed investors' member contributions, March 8, 2002, for 1,049,000 units	524,500
Costs related to capital contributions	(23,024)
Less member units subscribed	(5,500)
Net loss for the period ended September 30, 2002	(384,028)

Balance—September 30, 2002	$178,948

Notes to Financial Statements are an integral part of this Statement.

ILLINOIS RIVER ENERGY, LLC
(A Development Stage Company)

Statement of Cash Flows

Period from February 20, 2002 (Date of Inception) to September 30, 2002

Cash Flows from Operating Activities
Net loss	$(384,028)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	611
Change in assets and liabilities
Receivables	(20,045)
Prepaid expenses	(4,492)
Accounts payable	113,622

Net cash used in operating activities	(294,332)
Cash Flows from Investing Activities
Capital expenditures	(11,178)
Deposits and deferred land costs	(20,000)

Net cash used in investing activities	(31,178)
Cash Flows from Financing Activities
Member contributions	586,000
Payments for costs of raising capital	(104,887)

Net cash from financing activities	481,113

Net Increase in Cash and Equivalents	155,603
Cash and Equivalents—Beginning of Period	—

Cash and Equivalents—End of Period	$155,603

Supplemental Disclosure of Noncash Investing and Financing Activities
Member units subscribed	$5,500
Deferred offering costs in accounts payable	$99,776

Notes to Financial Statements are an integral part of this Statement.

ILLINOIS RIVER ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

September 30, 2002

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        Illinois River Energy, LLC (a Delaware Limited Liability Company) to be located near Rochelle, Illinois, was organized to pool investors and to provide a corn supply initially for a 50 million gallon per year ethanol plant, with the intent to expand capacity to 100 million gallons per year after the initial plant is constructed. As of September 30, 2002, the Company is in the development stage with its efforts being principally devoted to organizational and project feasibility activities. Construction is anticipated to begin in the year 2003.

Fiscal Reporting Period

        The Company has adopted a fiscal year ending December 31 for reporting financial operations.

Accounting Estimates

        Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash and Equivalents

        The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company's cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Property and Equipment

        Property and equipment are stated at the lower of cost or estimated fair value. Depreciation is provided over the estimated useful lives by use of the straight-line method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.

Deferred Offering Costs

        The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

Income Taxes

        Illinois River Energy, LLC is treated as a partnership for Federal and state income tax purposes and does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for Federal or state income taxes has been included in these financial statements.

Grant

        The Company was awarded a $20,000 grant from the Illinois Corn Marketing Board during 2002 to assist the Company in paying for development stage expenses. The Company recognized other income upon meeting the conditions of the grant. Subsequent to September 30, 2002, the Company received the grant proceeds.

2.    DEVELOPMENT STAGE ENTERPRISE

        The Company was formed February 20, 2002 to have a perpetual life. The Company was initially capitalized by contributions from its founding members and later by seed capital investors. The four founding members contributed $67,000 for 264,000 units. Seed capital investors contributed $524,500 for 1,049,000 units.

        Income and losses are allocated to all members based upon their respective percentage of total units held. See Note 3 for further discussion of members' equity.

3.    MEMBERS' EQUITY

        As specified in the Company's operating agreement, the Company will have Class A and Class B units and is authorized to issue up to an aggregate of 75,000,000 units. The Company has designated 20,000,000 units as Class B units with the remaining 55,000,000 units as Class A units. The Class B members must own a minimum of one million (1,000,000) Class B units while the Class A members must own a minimum of five thousand (5,000) Class A units. As of September 30, 2002, 1,313,000 Class A units had been sold, as indicated above. No Class B units had been sold.

        On October 30, 2002 the Company filed a Registration Statement, Pre-effective Amendment No. 3 to Form SB-2, with the Securities and Exchange Commission (SEC) for up to 20,000,000 Class B units and up to 45,000,000 Class A units less the number of Class B units sold. Both Class A and B units will be available for sale at $1 per unit. Should the Company not raise the minimum of $25,000,000 through this offering, the capital raised through the offering will be returned to the respective investors. Should the Company raise the minimum of $25,000,000 through the offering, but not yet obtain a commitment letter for debt financing from a lender, 10% of the subscription proceeds will be released to the Company to purchase the land and begin plant construction activities. Thereafter, should the debt commitment not be obtained, the remaining subscription proceeds raised through the offering will be returned to the respective investors. The Registration Statement has not yet been declared effective by the SEC and, accordingly, no Class A or Class B membership units had been sold other than the 1,313,000 units described above. The Company is currently preparing a Pre-effective Amendment No. 4 to its Form SB-2 Registration Statement.

4.    RELATED PARTY TRANSACTIONS

        At September 30, 2002, the Company had a member subscription receivable of $5,500 from the project coordinator as well as accounts payable of $6,998 owed to the project coordinator and $54,625 owed to the board of managers for administrative per diem expenses, who are also investors in the Company. As of September 30, 2002, the Company had incurred $47,250 of project coordinator fees, and $150,000 of consulting fees, which were paid to certain investors of the Company.

5.    COMMITMENTS AND CONTINGENCIES

        The Company entered into an agreement with a member to perform consulting services for $6,750 a month which expires on February 28, 2003. The member will act as the project coordinator and be responsible for the coordination of the completion of the proposed ethanol plant.

        The Company entered into an agreement with a consulting firm to perform project services including project financing, facility design and construction, and initial plant operations. The agreement required a nonrefundable fee of $110,000 and provides for additional fees based on the total project capitalization. An aggregate of 3.25% of the total project capitalization is due upon successful completion of the offering, construction and production of ethanol. An additional 0.75% of total project capitalization is due upon successful production of ethanol meeting defined specifications and guarantees. This 0.75% will be paid in nine monthly installments. The agreement expires nine months after the production of ethanol and plant operations meet the planned specifications.

        The Company entered into an agency agreement and financial services agreement with U.S. Bancorp Piper Jaffray to act as selling agent to offer and sell the units and to help the Company place the debt financing, which includes assisting and advising the Company in developing and implementing a financing strategy and evaluating financing options. These agreements require a total nonrefundable fee of $40,000 and provide for additional fees based on the total project capitalization and equity investment. A fee of 1.50% of the total equity financing of the project is due upon the release of offering proceeds from escrow and a fee 1.75% of the total project capitalization is due at the financial close. An additional .25% of the total project capitalization is due upon successful commissioning of the plant and production of ethanol meeting defined specifications and guarantees and is payable in nine monthly installments. Total project capitalization is estimated at $68 million, excluding $1.9 million of site improvements, which the company expects to be provided by the city of Rochelle.

        The Company entered into a finder's fee agreement with a cooperative association to provide a list of members of the cooperative and an introduction to its affiliates as potential investors in the Company. The agreement requires an initial payment of 4.00% of any investment made by a member of the cooperative due upon successful completion of the offering. This payment may be made in the form of units in lieu of cash at the option of the cooperative. In addition, the agreement requires an annual fee of 0.80% for five years based on the aggregate amount invested by the cooperatives' members. This amount is capped at $50,000 annually. The agreement is terminable upon 90 days notice by either the Company or the cooperative.

        The Company signed a design-build agreement with an engineer and general contractor to construct a plant for a fixed lump sum amount of $53.5 million. Plant construction is contingent on securing financing for the project.

        The Company entered into two option agreements for two adjacent parcels of land. The first option agreement is for a forty-eight acre parcel for which the Company made a payment of $10,000. This option, if exercised, allows the Company to purchase the land for $14,500 per acre. The second option agreement is for a thirty-eight acre parcel for which the Company made a payment of $10,000. This option, if exercised, allows the Company to purchase the land for $20,000 per acre. Both options expire on July 4, 2003. The Company considers these parcels of land as a viable site of their ethanol plant and intended expansion. The costs of these options are included in deposits and deferred land costs on the balance sheet. The option payments are nonrefundable, but will be applied to the purchase of the land for the respective sites if the options are exercised. If these options expire before they are exercised, the costs will be expensed at that time.

        The Company has had preliminary discussions with the City of Rochelle, Illinois and expects to receive a commitment from the city to assist with the construction and improvement of the transportation infrastructure to the plant.

Appendix A

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST:	The name of the limited liability company is Illinois River Energy, LLC.
SECOND:
The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD:
NOTICE OF LIMITATION ON LIABILITIES OF A SERIES AS REFERENCED IN SECTION 18-215 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT (as amended and any successor statute thereto): The limited liability company agreement of the member or members of this limited liability company may establish or provide for the establishment of designated series of members, managers or limited liability company interests having separate rights, powers or duties with respect to specified property or obligations, may provide that any such series may have a separate business purpose or investment objective, and may further provide that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally.
FOURTH:	The management of the business and affairs of the limited liability company shall be vested in one or more managers, and not in its members.

        IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Illinois River Energy, LLC this 20th day of February, 2002.

/s/ Michael L. Weaver Michael L. Weaver 4200 IDS Center 80 South Eighth Street Minneapolis, MN 55402-2274

ILLINOIS RIVER ENERGY, LLC

A Delaware Limited Liability Company

FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

(Contains Restrictions On
Transfer Of Interests)

Dated Effective August 1, 2002

 FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ILLINOIS RIVER ENERGY, LLC

SECTION 1: THE LIMITED LIABILITY COMPANY		A-1
1.1	Formation	A-1
1.2	Name	A-1
1.3	Purpose; Powers	A-1
1.4	Principal Place of Business	A-1
1.5	Term	A-1
1.6	Filings; Agent for Service of Process	A-2
1.7	Title to Property	A-2
1.8	Payments of Individual Obligations	A-2
1.9	Independent Activities	A-2
1.10	Member Authority	A-3
1.11	Access to Confidentiality of Information	A-3
1.12	Limited Liability	A-4
1.13	Definitions	A-4
SECTION 2: CAPITAL AND INTERESTS		A-9
2.1	Members	A-9
2.2	Limited Liability Company Interests; Authorized Units	A-9
2.3	Capital Contributions; Issuance of Units	A-9
2.4	Capital Accounts	A-10
SECTION 3: ALLOCATIONS		A-11
3.1	Profits	A-11
3.2	Losses	A-11
3.3	Special Allocations	A-11
3.4	Curative Allocations	A-13
3.5	Loss Limitation	A-13
3.6	Other Allocation Rules	A-13
3.7	Tax Allocations: Code Section 704(c)	A-14
SECTION 4: DISTRIBUTIONS		A-14
4.1	Net Cash Flow	A-14
4.2	Amounts Withheld	A-14
4.3	Limitations on Distributions	A-15

SECTION 5: MANAGEMENT AND OPERATIONS		A-15
5.1	Management by Board of Managers	A-15
5.2	Actions by Managers; Committees; Reliance on Authority	A-16
5.3	The Board of Managers	A-17
5.4	Duties and Obligations of Managers	A-20
5.5	Officers	A-21
5.6	Limitation of Liability; Indemnification of Managers and Officers	A-22
5.7	Member Compensation; Expenses; Loans	A-23
5.8	Contracts with Members or their Affiliates	A-23
SECTION 6: MEMBERS		A-24
6.1	Members; Rights or Powers Generally	A-24
6.2	Member Classes, Requirements and Voting	A-24
6.3	Member Meetings	A-25
6.4	Termination of Membership	A-27
6.5	Continuation of the Company	A-27
6.6	No Obligation to Purchase Member's Interest	A-27
6.7	Waiver of Dissenters Rights	A-27
SECTION 7: UNIT CERTIFICATES		A-28
7.1	Certificates for Units	A-28
7.2	Transfer of Certificates	A-28
7.3	Loss or Destruction of Certificates	A-28
7.4	Certificate Registrations	A-28
7.5	Legends	A-28
SECTION 8: ACCOUNTING, BOOKS AND RECORDS		A-28
8.1	Accounting, Books and Records	A-28
8.2	Reports	A-29
8.3	Tax Matters	A-30
8.4	Delivery to Members and Inspection	A-30
SECTION 9: AMENDMENTS		A-31
9.1	Amendments	A-31
SECTION 10: TRANSFERS		A-31
10.1	Restrictions on Transfers	A-31
10.2	Permitted Transfers	A-31

ii

10.3	Conditions to Permitted Transfers	A-32
10.4	Prohibited Transfers	A-33
10.5	Rights of Unadmitted Assignees	A-33
10.6	Admission of Substituted Members	A-33
10.7	Representations Regarding Transfers; Legend	A-34
10.8	Distributions and Allocations in Respect of Transferred Units	A-35
SECTION 11: [RESERVED]
SECTION 12: DISSOLUTION AND WINDING UP		A-35
12.1	Dissolution Events	A-35
12.2	Winding Up	A-35
12.3	Compliance With Certain Requirements of Regulations; Deficit Capital Accounts	A-36
12.4	Deemed Distribution and Recontribution	A-36
12.5	Rights of Unit Holders	A-36
12.6	Notice of Dissolution/Termination	A-37
12.7	Allocations During Period of Liquidation	A-37
12.8	Character of Liquidating Distributions	A-37
12.9	The Liquidator	A-37
12.10	Form of Liquidating Distributions	A-37
SECTION 13: DISPUTE RESOLUTION		A-38
SECTION 14: MISCELLANEOUS		A-38
14.1	Notices	A-38
14.2	Binding Effect	A-38
14.3	Construction	A-38
14.4	Time	A-39
14.5	Headings	A-39
14.6	Severability	A-39
14.7	Incorporation by Reference	A-39
14.8	Variation of Terms	A-39
14.9	Governing Law	A-39
14.10	Waiver of Jury Trial	A-39
14.11	Counterpart Execution	A-39
14.12	Specific Performance	A-39

iii

 FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ILLINOIS RIVER ENERGY, LLC

        THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is hereby adopted and entered into effective as of August 1, 2002 (the "Effective Date"), by the Members (as defined below), pursuant to the provisions of the Act, on the terms and conditions set forth herein. This First Amended and Restated Limited Liability Company Agreement amends and restates in its entirety the Limited Liability Company Agreement that was entered into and made effective as of February 20, 2002, by and among the Members.

SECTION 1
THE LIMITED LIABILITY COMPANY

  1.1 Formation.

        The Members have caused the Company to be formed as a Delaware limited liability company pursuant to the provisions of the Act and upon the terms and conditions of this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement, to the extent permitted by the Act, shall control.

  1.2 Name.

        The name of the Company shall be Illinois River Energy, LLC, and all business of the Company shall be conducted in such name. The Board may change the name of the Company from time to time in accordance with the Act.

  1.3 Purpose; Powers.

          (a)  The business and purposes of the Company are to develop, construct, own and operate an ethanol plant and conduct related activities, to engage in any other business and investment purpose or activity in which a Delaware limited liability company may lawfully be engaged, and to conduct any and all activities related or incidental thereto.

          (b)  The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law or by this Agreement, together with any powers incidental thereto, including without limitation such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

  1.4 Principal Place of Business.

        The principal place of business of the Company shall be 4000 North Division, Morris, Illinois 60450, or at such other place(s) within or without the State of Illinois as the Board may determine. The records required by the Act shall be maintained at one of the Company's principal offices.

  1.5 Term.

        The term of the Company began on the date the Certificate of Formation was filed in the office of the Secretary of State of Delaware, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 12 of this Agreement.

   1.6 Filings; Agent for Service of Process.

          (a)  The Board has caused the Certificate to be filed in accordance with the provisions of the Act. The Company shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware. The Board shall cause amendments to be filed whenever required by the Act.

          (b)  The Board shall cause to be filed the original or amended Certificate and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other states or jurisdictions in which the Company engages in business.

          (c)  The name and address of the agent for service of process on the Company in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 or any successor as appointed by the Board.

          (d)  Upon the dissolution and completion of the winding up and liquidation of the Company, the Board shall promptly execute and cause to be filed a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdictions in which the Board deems such filing necessary or advisable.

  1.7 Title to Property.

        All Property owned by the Company shall be owned by the Company as an entity and no Member or Manager shall have any ownership interest in such Property in its individual name. Each Member's interest in the Company shall be personal property for all purposes. The Company shall hold title to all of its Property in the name of the Company and not in the name of any Member or Manager.

  1.8 Payments of Individual Obligations.

        The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member or Manager.

  1.9 Independent Activities.

          (a)  Each Manager shall be required to devote only such time to the affairs of the Company as may be necessary to manage the business and affairs of the Company in accordance with Section 5, and shall be free to serve any other Person or enterprise in any capacity that the Manager may deem appropriate in his discretion.

          (b)  Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member, Manager or its Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member or Manager, or (ii) require any Member or Manager to permit the Company or other Member or Manager or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

   1.10 Member Authority.

        Each Member represents and warrants to the Company and to the other Members that:

          (a)  the Member, if not an individual, is duly organized, validly existing and in good standing under the laws of its state of organization and is duly qualified and in good standing as a foreign organization in the jurisdiction of its principal place of business if not organized therein; AND, in all instances:

          (b)  the Member has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary or appropriate for the due authorization, execution, delivery and performance of this Agreement by the Member have been taken;

          (c)  the Member has duly executed and delivered this Agreement; and

          (d)  the Member's authorization, execution, delivery and performance does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

  1.11 Access to and Confidentiality of Information.

          (a)  In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which the Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated, which conditions include but are not limited to such reasonable standards governing what information and documents are to be furnished at what time and location and at whose expense as may be set forth herein or otherwise established by the Board of Managers. However, without limiting the foregoing, the Members agree that, except as otherwise provided by law, the Board of Managers may from time to time determine, due to contractual obligations, business concerns or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all of the Members or that it is not just or reasonable for some or all of the Members or their assignees or representatives to examine or copy any such information.

          (b)  Each Member acknowledges that from time to time the Member may receive information from or regarding the Company in the nature of trade secrets or that is otherwise confidential, the release of which may be damaging to the Company or Persons with whom it does business. Each Member agrees to hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if such information is provided in writing, is so marked) and may not disclose such information to any Person, except for disclosures (i) to another Member having the right to such information, (ii) compelled by law, provided the Member must promptly notify an officer of the Board of Managers of any request or demand for such information, to the extent reasonably possible, (iii) to advisors or representatives of the Member, or to Persons (and their advisors or representatives) seeking to acquire all or any portion of the Member's Interest through a Transfer in accordance with this Agreement, but only if in each case such Person has agreed to be bound by the provisions of this section, or (iv) of information that the Member has also received from a source independent of the Company that the Member reasonably believes has the legal right to disclose such information to the Member. Each Member acknowledges that a breach of the provisions of this section may cause the Company irreparable harm and injury for which monetary damages are inadequate or difficult to calculate or both. Accordingly, each Member specifically agrees that the Company shall be entitled to injunctive relief to enforce the provisions of this section, that such relief may be granted without the necessity of proving actual damages, and that such injunctive or equitable relief shall be in addition to, not in lieu of, the right to recover monetary damages for any breach of this section by the Member. The obligations referred to in this section shall survive the termination of a Member's membership in the Company.

  1.12 Limited Liability.

        Except as otherwise expressly provided by the Act, this Agreement or agreed to under another written agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members or Managers for any debt, obligation or liability of the Company.

  1.13 Definitions.

        Capitalized words and phrases used in this Agreement have the following meanings:

        "Act" means the Delaware Limited Liability Company Act as set forth in the Delaware Code (commencing with Section 18-101 of the Delaware Code), as amended from time to time (or any corresponding provision or provisions of any succeeding law).

        "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (i)  Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

        (ii)  Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, or trustee of such Person or (iii) any Person who is an officer, director, general partner, or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the Membership of voting securities, by contract or otherwise, or the power to elect at least 50% of the board of directors, officers, members, or persons exercising similar authority with respect to such Person or entities.

        "Agreement" means this Limited Liability Company Agreement of Illinois River Energy, LLC, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

        "Assignee" means a transferee of Units who is not admitted as a substituted Member pursuant to Section 10.6.

        "Board" or "Board of Managers" means collectively the persons who are named as Managers of the Company in or designated as Managers of the Company pursuant to this Agreement.

        "Capital Account" means the capital account maintained for each Unit Holder in accordance with Section 2.4.

        "Capital Contributions" means, with respect to any Unit Holder, the amount of cash, property, services rendered or a promissory note or other obligation to contribute cash or property or to perform services contributed to the Company with respect to the Units in the Company held or purchased by such Unit Holder.

        "CEO" means the CEO/General Manager of the Company, including any interim CEO, as appointed by the Board of Managers.

        "Certificate" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and amended, modified, supplemented or restated from time to time, as the context requires.

        "Class A Member" means any Member who is the owner of Class A Units. "Class A Members" means all such Members.

        "Class A Units" means all Units except any Class B Units that are issued pursuant to Section 2.3.

        "Class B Member" means any Member who is the owner of Class B Units. "Class B Members" means all such Members.

        "Class B Units" means Units that are designated as such pursuant to Section 2.3.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        "Company" means the limited liability company formed pursuant to this Agreement and the Certificate and the limited liability company continuing the business of this Company in the event of dissolution of the Company as herein provided.

        "Company Minimum Gain" has the meaning given the term partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

        "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

        "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal

Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

        "Dissolution Event" shall have the meaning set forth in Section 12.1 hereof.

        "Effective Date" shall mean August 1, 2002.

        "Fiscal Quarter" means, subject to a change in Fiscal Year pursuant to Section 8.1(b), (i) the period commencing with the formation of the Company and ending on March 31, 2002, (ii) any subsequent three-month period commencing on each April 1, July 1, October 1 and January 1 and ending on the last date before the next such date and (iii) the period commencing on the immediately preceding January 1, April 1, July 1 and October 1 as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 12 hereof.

        "Fiscal Year" means, subject to a change in Fiscal Year pursuant to Section 8.1(b), (i) the period commencing with the formation of the Company and ending on December 31, 2002, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31 and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 12 hereof or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

        "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

        "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i)  The initial Gross Asset Value of any asset contributed by a Unit Holder to the Company shall be the gross fair market value of such asset, as determined by the Board of Managers, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section;

        (ii)  The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board of Managers as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Unit Holder in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Unit Holder of more than a de minimis amount of Company property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this subparagraph shall be made only if the Board of Managers determines that such adjustment is necessary to reflect the relative economic interests of the Unit Holders in the Company, and further provided that the adjustment described in clause (A) of this subparagraph shall not be made to reflect the issuance of additional Units in connection with the Company's initial registration of Units in 2002;

        (iii)  The Gross Asset Value of any item of Company assets distributed to any Unit Holder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Board of Managers; and

        (iv)  The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

        If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

        "Interest" means, collectively, a Unit Holder's share of the "Profits" and "Losses" of the Company, a Unit Holder's right to receive distributions of the Company's assets, and, with respect to a Member, any right of the Member to vote on or participate in the management of the Company and to information concerning the business and affairs of the Company as provided for in this Agreement. An Interest is quantified by the unit of measurement referred to herein as "Units."

        "Issuance Items" has the meaning set forth in Section 3.3(h) hereof.

        "Liquidation Period" has the meaning set forth in Section 12.7 hereof.

        "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

        "Majority in Interest" means Members holding more than fifty percent (50%) of the Units then held by all Members, or of the Units of a specified class of Units then held by the Members in such class.

        "Member" means any Person who is described in Section 6.1 and Section 6.2 hereof who has not ceased to be a Member. "Members" means all such Persons.

        "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Board of Managers. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

        "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

        "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

        "Permitted Transfer" has the meaning set forth in Section 10.2 hereof.

        "Person" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

        "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

          (i)  Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

        (ii)  Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

        (iii)  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

        (iv)  Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

        (v)  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

        (vi)  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

      (vii)  Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses.

        The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

        "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

        "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

        "Regulatory Allocations" has the meaning set forth in Section 3.4 hereof.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Section 1.709-2(b) of the Regulations.

        "Subsidiary" means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the governing body of such entity.

        "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether by operation of law (e.g. pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

        "Unit" means the unit of measurement into which an Interest is divided for purposes of those provisions of this Agreement that require quantification of the rights, preferences and obligations represented by an Interest as authorized and designated in Section 2.2(b) and issued pursuant to Section 2.3 hereof.

        "Unit Holder" means a Person who owns Units, regardless of whether such Person is a Member. "Unit Holders" means all Unit Holders. Unit Holders may be designated with respect to specific types or classes of Units held.

        "Unit Holder Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

        "Unit Holder Nonrecourse Debt Minimum Gain" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

        "Unit Holder Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2
CAPITAL AND INTERESTS

  2.1 Members.

        The Members of the Company are those Persons described in Section 6.1 and Section 6.2 hereof, who have not ceased to be Members.

  2.2 Limited Liability Company Interests; Authorized Units.

          (a)  Units shall be designated as Class A or Class B Units and shall be issued only in accordance with Section 2.3. Following the Effective Date, no additional Units may be issued for less than $1.00 per Unit without the consent of a Majority in Interest of the Members.

          (b)  The Company shall be authorized to issue up to 75,000,000 Units. 20,000,000 Units shall be designated Class B Units. All remaining authorized Units, including those issued as of the Effective Date, shall be designated as Class A Units. The relative rights of Units are established herein and, in general, Units shall participate in the growth and appreciation in value of the Company as well as the risk of a decline in the value of the Company.

  2.3 Capital Contributions; Issuance of Units

          (a)  Capital Contributions made before the Effective Date of this Agreement and the Class A Units issued to the Members are as set forth in the books and records of the Company. As of the Effective Date, the Company shall issue 1,000 Class A Units to each existing Member as of the Effective Date, in consideration of such Member's $500 membership fee paid into the Company before the Effective Date.

          (b)  No Member shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of such Member's written agreement to make Capital Contributions, and no Units shall be subject to any mandatory assessment, requests or demands for capital.

          (c)  Additional Units may only be issued in consideration of Capital Contributions. The Board of Managers may accept Capital Contributions from Members or Persons seeking to become Members, may authorize the Company to enter into a written subscription agreement with such Members or Persons seeking to become Members to make Capital Contributions for the purchase of Units, and may cause the Company to issue additional Units to such Persons in consideration of Capital Contributions to the Company. Subject to Section 2.2 and Section 6.1, Capital Contributions and the issuance of additional Units shall be made at such times and upon such terms and conditions as the Board of Managers and the Person acquiring the Units may agree.

          (d)  Upon acceptance of Capital Contributions and the issuance of additional Units, the Board of Managers shall cause the books and records of the Company to be appropriately amended.

   2.4 Capital Accounts.

        A Capital Account maintained for each Unit Holder in accordance with the following provisions:

          (a)  To each Unit Holder's Capital Account there shall be credited (A) such Unit Holder's Capital Contributions, (B) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (C) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unit Holder related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unit Holder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

          (b)  To each Unit Holder's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (B) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof, and (c) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

          (c)  In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

          (d)  In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

        The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits and Loss, nonliquidating distributions, liquidating distributions, and the maintenance of Capital Accounts, including and subject to Section 12.3, are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Board of Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 12 hereof upon the dissolution of the Company. The Board of Managers also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3
ALLOCATIONS

  3.1 Profits.

        After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, and except as otherwise provided in Section 3.5 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders ratably in proportion to Units held.

  3.2 Losses.

        After giving effect to the special allocations in Section 3.3 and 3.4 hereof, and except as otherwise provided in Section 3.5 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders ratably in proportion to Units held.

  3.3 Special Allocations.

        The following special allocations shall be made in the following order:

          (a)    Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b)    Unit Holder Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

          (c)    Qualified Income Offset.    In the event any Unit Holder unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unit Holder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unit Holder would have an Adjusted Capital Account

  Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

          (d)    Gross Income Allocation.    In the event any Unit Holder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unit Holder is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unit Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unit Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

          (e)    Nonrecourse Deductions.    Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holders in proportion Units owned.

          (f)    Unit Holder Nonrecourse Deductions.    Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (g)    Section 754 Adjustments.    To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (h)    Allocations Relating to Taxable Issuance of Units.    Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

          (i)    Special Allocation of Gain.    Any net gain on the disposition of Property in dissolution that otherwise would be allocable under Section 3.1(b) shall be specially allocated to the Unit Holders who hold Class A Units that were issued in the Founders Round in proportion to such Units in an amount not to exceed Twenty Five Cents ($0.25) per Unit, and then to the Unit Holders who hold Class A Units issued in the Founders Round and the Seed Money Round in proportion to such Units in an amount not to exceed Fifty Cents ($0.50) per Unit. For purposes of this special allocation, Class A Units issued in the Founders Round shall mean the 260,000 Units issued to the Members upon the formation of the Company, and Class A Units issued in the Seed Money Round shall mean the 1,000,000 Units issued to Members in the Company's private placement in late February and early March of 2002, and the 53,000 Units issued to Members upon the Effective Date of this First Amended and Restated Limited Liability Company Agreement in consideration of the $500 membership fee that was paid by each Member pursuant to the Limited Liability Company Agreement as originally executed (for a total of 1,053,000 Units in the Seed Money Round).

          (j)    Syndication Expenses.    Syndication Expenses for any Fiscal Year shall be specially allocated to the Unit Holders in proportion to their Units, provided that, if Units are issued pursuant to Section 2 hereof during the Fiscal Year, all Syndication Expenses shall be divided among the Unit Holders from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the Board of Managers shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the Board may allocate other items of income, gain, deduction, or loss so as to achieve the same effect on the Capital Accounts of the Unit Holders.

          (k)    Equalization of Certain Profits or Loss Allocations.    Following the issuance of Class A Units sold pursuant to the Company's offering thereof as registered with the United States Securities and Exchange Commission in 2002, and subject to Section 3.3(j), items of income, loss and deduction shall be specially allocated to the extent possible among the Units until the cumulative Profits or Losses allocated to each Unit since the Company's formation is equal.

  3.4 Curative Allocations.

        The allocations set forth in Sections 3.3(a) through (g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unit Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement.

  3.5 Loss Limitation.

        Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis among the Units, so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations. If this Section 3.5 causes Losses to be allocated in disproportion to Units, the effect of such allocation shall be reversed at the earliest opportunity by specially allocating Net Profits to the Unit Holders to whom such Losses were allocated, the most recently allocated Losses to be reversed first.

  3.6 Other Allocation Rules.

          (a)  For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Regulations thereunder.

          (b)  Generally, all Profits and Losses allocated to the Unit Holders or the Holders of specified Units or a specified class thereof shall be allocated among them in proportion to the Units or specified Units or class thereof, respectively, held by each. In the event Units issued pursuant to Section 2 hereof during a Fiscal Year, the Profits (or Losses) allocated to the Unit Holders for each such Fiscal Year shall be allocated among the Unit Holders in proportion to the number of Units each holds from time to time during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the Board of Managers.

          (c)  The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

          (d)  Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Unit Holders' aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

        To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Unit Holders shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

  3.7 Tax Allocations: Code Section 704(c).

          (a)  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

          (b)  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

          (c)  Allocations pursuant to Section 3.7(a) shall be made using the "remedial allocation method" described in Regulation Section 1.704-3(d) (or any successor Regulation). Allocations pursuant to Section 3.7(b) shall be made as required or permitted by Regulations Section 1.704-3 pursuant to such method provided therein as may reasonably be designated by the Board of Managers. Any elections or other decisions relating to allocations under this Section 3.7 will be made in any manner that the Board of Managers reasonably determines to reflect the purpose and intention of this Agreement. Allocations under this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits or Losses or distributions under any provision of this Agreement.

SECTION 4
DISTRIBUTIONS

  4.1 Net Cash Flow.

        Except as otherwise provided in Section 12 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders ratably in proportion to the Units held.

  4.2 Amounts Withheld.

        All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

  4.3 Limitations on Distributions.

          (a)  The Company shall make no distributions to the Unit Holders except (i) as provided in this Section 4 and Section 12 hereof.

          (b)  A Unit Holder may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Unit Holders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company's assets.

SECTION 5
MANAGEMENT AND OPERATIONS

  5.1 Management by Board of Managers.

          (a)  Except those matters for which approval of the Members is required by this Agreement or any nonwaivable provisions of the Act, and subject to the provisions of Section 5.2 hereof, the powers and privileges of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Managers and not by the Members. No Member, other than a Member acting in his or her capacity as an officer of the Board of Managers or as an officer of the Company, has the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers. Without limiting the foregoing authority of the Board of Managers to manage the business and affairs of the Company or the actions the Board of Managers may take in exercising the powers and privileges of the Company, the Board of Managers shall have the right to make the following decisions and take the following actions:

              (i)  Acquire by purchase, lease, or otherwise any real or personal property;

            (ii)  Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, or lease any real estate and any personal property;

            (iii)  Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business or affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement;

            (iv)  Borrow money and issue evidences of indebtedness, and secure the same by mortgage, pledge, or other lien on any or all of the Company's assets;

            (v)  Execute any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company's assets;

            (vi)  Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

            (vi)  Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

          (vii)  Hire or contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as consultants, lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

          (viii)  Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability), as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

            (ix)  Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

            (x)  Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Managers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

            (xi)  Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

          (xii)  Subject to Section 5.1(c) and Section 2 hereof, agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Units in consideration of such Capital Contribution, ; and

          (xiii)  Indemnify a Member or Manager or officer or former Member or Manager or officer, and to make any other indemnification that is authorized by this Agreement in accordance with the Act.

The Board of Managers may adopt such policies, rules, and regulations and may take such actions as it shall deem advisable in furtherance of the purposes of the Company, provided that the Board of Managers shall not act in a manner contrary to this Agreement.

          (b)  The Board of Managers shall take action by the affirmative vote of the Managers present at a duly held meeting of the Board at which a quorum is present.

          (c)  Notwithstanding Section 5.1(a), the Board of Managers shall not have authority to approve, authorize or take the following actions with respect to the Company without the approval or consent of a Majority in Interest of the Members: (i) issue Units in the Company at less than $1.00 per Unit; (ii) sell, lease, exchange or otherwise dispose of all or substantially all of the assets of the Company; (iii) merge or consolidate the Company with another Person; or (iv) voluntarily dissolve the Company.

  5.2 Actions by Managers; Committees; Reliance on Authority.

          (a)  In managing the business and affairs of the Company and in exercising the powers and privileges of the Company, the Board of Managers shall act: (i) collectively through meetings held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement, (ii) through committees established pursuant to Section 5.2(b); and (iii) through officers of the Board of Managers and officers of the Company to whom authority and duties have been delegated pursuant to the provisions of this Agreement.

          (b)  The Board of Managers, by resolution approved by the affirmative vote of a majority of the Managers then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Managers or Members, provided that a majority of committee members on each committee must be a Manager or Member. Any such committee shall have and may exercise only such authority and duties to the extent provided by the Board of Managers in such resolution, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board of Managers. Unless otherwise provided by the Board of Managers, the presence of a majority of the members of any such committee shall constitute a quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of committee members present at a duly held meeting. In other matters of procedure the provisions of this Agreement shall apply to committees and the members thereof to the same extent they apply to the Board of Managers and Managers, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Managers. The Board of Managers may dissolve any committee at any time.

          (c)  Any Person dealing with the Company, other than a Member or a Manager or an Affiliate of a Member or Manager, may rely on the authority of any officer of the Board of Managers or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether the action is actually taken in accordance with the provisions of this Agreement.

  5.3 The Board of Managers.

          (a)  Number, Qualification and Term of Office.

              (i)  Initial Board of Managers. Managers shall be elected by the Members at the times, in the manner and for the terms as prescribed by this Agreement. The initial Managers of the Company comprising the initial Board of Managers, who shall serve for such terms and in such manner as prescribed by this Agreement, are the following persons:

      Floyd A. Schultz
      Jay B. Fillman
      Douglas G. Foss
      Gregory C. Marshall
      Bradley A. Riskedal
      Stanley R. Blunier
      Dennis Denton

    and such other eligible natural persons designated as an initial Manager by the initial Board of Managers. The number of initial Managers serving the Company shall be established by the initial Board of Managers, provided that the number of initial Managers shall not be less than seven (7) nor more than eleven (11).

            (ii)  Qualification. The initial Managers of the Company may but need not be Members, provided that a majority of the initial Managers must be a Member or an elected or appointed representative of a Member that is not a natural person. The participation of non-member Managers in the management and decisions of the Board of Managers prior to the Effective Date of this Agreement is hereby confirmed and ratified in all respects. Following the annual meeting of the Members to be held in 2004 ("2004 Annual Meeting"), all Managers elected by Class A Members must be a Member or an elected or appointed representative of a Member that is not a natural person. Such qualification shall not apply to Managers elected or appointed by Class B Members.

            (iii)  Term. Except as otherwise provided herein, all Managers shall serve three-year terms and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. In order to preserve continuity of governance and the harmonious transition of the initial Board of Managers to the elected or appointed Board of Managers, the terms of the initial Managers shall be staggered such that one-third of the Managers (or as nearly as possible) shall be elected annually by the Members at the 2004 Annual Meeting and continuing each year thereafter. The initial Board of Managers shall adopt nomination, reporting and other election procedures in advance of the 2004 Annual Meeting to achieve the desired staggered effect and election matters prescribed by this Agreement.

            (iv)  Number. Beginning at the 2004 Annual Meeting of the Members, the Board of Managers shall consist of seven (7) or nine (9) Managers, depending on the number of Class B Units outstanding. The Board of Managers shall consist of seven (7) Managers if not more than ten million (10,000,000) Class B Units are outstanding as of the record date of the 2004 Annual Meeting. The Board of Managers shall consist of nine (9) Managers if more than ten million (10,000,000) Class B Units are outstanding as of such date. A majority of the Managers serving on the Board of Managers shall always be elected by the Class A Members. The Class B Members will elect or appoint from zero to four Managers to the Board of Managers based on the number of Class B Units outstanding as of the record date established for the annual meeting, provided that no reduction in the number of Managers shall shorten the term of a Manager previously elected. If the Company were to close on 10% of the Units subscribed for in its initial public offering of its Units, and subsequently not reach financial closing as defined in such offering, then the foregoing numbers would be adjusted accordingly. The Class A Members will elect the Managers to the Board of Managers that are not elected or appointed by the Class B Members. The number and election of the Managers to the Board of Managers of the Company by class of Member is illustrated by the following table:

	Representatives on Board of Managers
Number of Class B Units Class B Units Outstanding (note: are subject to minimum 1,000,000 Unit requirement and 100,000 increments thereafter)
	Class A	Class B	Total
0	7	0	7
1,000,000 - 5,000,000	6	1	7
5,100,000 - 10,000,000	5	2	7
10,100,000 - 15,000,000	6	3	9
15,100,000 - 20,000,000	5	4	9

            (v)  Right of Appointment—Certain Class B Members. A Class B Member who holds five million (5,000,000) or more Class B Units is entitled to appoint one (1) natural person to serve as Manager on the Board of Managers for every whole block of five million (5,000,000) Class B Units held by the Class B Member, up to a maximum right to appoint four (4) persons. For example, holding less than five million (5,000,000) Class B Units does not entitle a Class B Member to appoint a person to serve as Manager, nor does holding more than 5,000,000 but less than 10,000,000 Class B Units entitle a Class B Member to appoint two persons to serve as Managers. The right of appointment accrues for every whole block of five million Class B Units held. Units held by an Affiliate of a Class B Member shall not count in determining the number of Units owned by the Class B Member for purposes of this section. A Class B Member who is entitled to appoint one or more Managers under this section shall not be entitled to vote for the election of any other Managers that the Class B Members are entitled to elect under this Section 5.3, and the Units held by such Class B Member shall not be included in determining a Majority in Interest of the remaining Class B Members. A Manager appointed by a Class B Member under this section shall serve indefinitely at the pleasure of the Class B Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Manager. A Manager appointed under this section may be removed for any reason by the Class B Member appointing him or her, upon written notice to an officer of the Board of Managers, which notice may designate and appoint a successor Manager to fill the vacancy, and which notice may be given at a meeting of the Board of Managers attended by the person appointed to fill the vacancy. Any vacancy occurring in the representative to the Board of Governors of a Class B Member having a right of appointment shall be filled within 30 days following the occurrence of the vacancy.

          (b)  Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified then at the time of its receipt by the President or the Secretary of the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (c)  Removal. An initial Manager may be replaced or removed for cause by the affirmative vote of two-thirds of the remaining initial Managers then serving. Following the election of a Manager, a Manager may be removed for any reason at any special meeting of Members by the affirmative vote of a Majority in Interest of the class of Members who elected the Manager. The notice of the meeting shall state that such removal will be discussed and acted upon at the meeting, and must also be provided to the Manager in question at least 10 days in advance of such meeting. The Manager in question has a right to be heard at such meeting. The foregoing removal procedure shall not apply to Managers appointed by a Class B Member under Section 5.3(a)(v).

          (d)  Vacancies. Except in the instance of representatives appointed to the Board of Managers by certain Class B Members under Section 5.3(a)(v), any vacancy occurring on the Board of Managers (whether by reason of an increase in the number of Managers or by reason of a vacancy in an existing Manager seat) may be filled by appointment through an affirmative vote of a majority of the remaining Managers, though less than a quorum. A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual or special meeting of the Members held for the purpose of electing Managers, at which time the Members of the class in which the vacancy occurred shall elect a new Manager to serve for the remainder of the original term of the vacated position. At the next annual or special meeting of the Members, the Members shall elect a Manager to fill the unexpired term of the vacant Manager's position.

          (e)  Meetings. Regular meetings of the Board of Managers shall be held from time to time as determined by the Board of Managers. Special meetings of the Board of Managers shall be held upon the call of the President or 3 or more Managers. Board of Managers meetings shall be held at the principal office of the Company or at such other place, either within or without the State of Illinois, as shall be designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice thereof. Managers may participate in a Board of Managers meeting by means of video or audio conferencing or similar communications equipment whereby all Managers participating in the meeting can hear each other.

            (f)  Notice. Oral or written notice of each meeting of the Board of Managers, stating the place, day and hour of the meeting, shall be given to each Manager at least 3 days before the day on which the meeting is to be held. The notice or waiver of notice of any special or regular meeting of the Board of Managers does not need to specify the business to be transacted or the purpose of the meeting.

          (g)  Waiver. Whenever any notice is required to be given to a Manager under the provisions of this Agreement, a waiver thereof in writing signed by the Manager, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Manager at any meeting of the Board of Managers shall constitute waiver of notice of such meeting by the Manager, except where the Manager attends a meeting for the express purpose of stating his objection to the transaction of any business because the meeting is not lawfully called or convened.

          (h)  Quorum. Two thirds of the Managers in office and at least one half of the Managers present being elected by the Class A Members shall constitute a quorum necessary for the transaction of business at any regular or special meeting of the Board of Managers. For purposes of establishing a quorum, the seven (7) Manager positions comprising the initial Board of Managers as of the Effective Date of this Agreement shall be deemed to be "elected by the Class A Members." If less than a quorum is present, those Managers present may adjourn the meeting from time to time until a quorum shall be present.

            (i)  Voting and Act of the Board. Each Manager shall have 1 vote, without regard to the class of Members that elected or appointed the Manager. The Board of Managers shall take action by the affirmative vote of a majority of the Managers present at a duly held meeting at which a quorum is present. There shall be no requirement that any action of the Board of Managers be approved by Managers elected or appointed by a certain class of Members.

            (j)  Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Managers may be taken by written action signed by all of the Managers comprising the Board of Managers.

          (k)  Absentee Managers. A Manager of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Manager is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

            (l)  Compensation. The Board of Managers may fix the compensation, if any, of Managers. Managers shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board of Managers or other business of the Company.

  5.4 Duties and Obligations of Managers.

          (a)  Duties. The Board of Managers shall cause the Company to conduct its business and operations separate and apart from that of any Member, Manager or any of its Affiliates. The Board of Managers shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Manager shall have the duty to discharge the foregoing duties in good faith, in a manner the Manager believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. No Manager shall act or fail to act in a manner that constitutes any of the following: (i) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager has a material conflict of interest; (ii) a violation of criminal law, unless the Manager had reasonable cause to believe that the Manager's conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (iii) a transaction from which the Manager derived an improper personal profit; or (iv) willful misconduct. No Manager shall be under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

          (b)  Employment of CEO. At a reasonable time prior to the estimated start-up date of the Company's operations, the Board of Managers shall select, employ, and fix the compensation of the CEO/General Manager of the Company, who shall not be a member of the Board of Managers. The CEO shall have responsibility for all administrative and operational aspects of the Company, shall have responsibility for hiring and supervising all employees, and shall perform such other duties that may be assigned by the Board of Managers.

          (c)  Bonds and Insurance. The Board of Managers may require all officers, agents and employees charged by this Company with responsibility for the custody of any of its funds or property to give bonds. Bonds shall be furnished by a responsible bonding company and approved by the Board of Managers, and the cost shall be paid by the Company. The Board of Managers shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property. In addition, the Board of Managers shall cause the Company to provide for insurance covering liability of the Company to all employees and the public, in such commercially reasonable amounts as is customary for businesses similar to the Company.

  5.5 Officers.

          (a)  Number; Qualification; Election. Officers must be natural persons, and shall be elected or appointed by the Board of Managers on an annual basis. The officers of the Company shall consist of the officers of the Board of Managers and such other officers of the Company appointed by the Board of Managers. The officers of the Board of Managers shall consist of a President, a Vice President, a Secretary and a Treasurer. The Secretary and Treasurer position may be held by the same person. The officers of the Board of Managers must be Managers. The Board of Managers may also appoint such other officers and assistant officers of the Company as it may deem necessary or advisable, and such other officers and assistant officers shall not be members of the Board of Managers. Except as otherwise provided in this Agreement, the Board of Managers shall fix the powers, duties, and compensation of all officers of the Company.

          (b)  Term of Office. An officer of the Board shall hold office for a term of one year and until a successor shall have been duly elected or appointed, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided. Any other officer of the Company (including the CEO/General Manager if so designated an officer) shall hold office at the pleasure of the Board of Managers and may be removed at any time with or without cause, subject to any contract rights which then may be in existence.

          (c)  Removal and Vacancies. Any officer elected or appointed by the Board of Managers may be removed, with or without cause, at any time by a resolution of the Board of Managers. Any vacancy in an office of the Company shall be filled by a resolution of the Board of Managers. An Officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

          (d)  President. Unless provided otherwise by a resolution adopted by the Board of Managers, the President shall preside at meetings of the Members and Board of Managers; shall see that all orders and resolutions of the Board of Managers are carried into effect; may execute all documents, agreements, and instruments on behalf of the Company; may maintain records of and certify proceedings of the Board of Managers and Members; and shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          (e)  Vice President. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Managers or the President may from time to time prescribe. The Board of Managers may designate more than one Vice President, in which case the Vice President shall be designated as to denote which is most senior in office.

            (f)  Treasurer. Unless provided otherwise by a resolution adopted by the Board of Managers, the Treasurer shall be the Chief Financial Officer of the Company and: shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board of Managers shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board of Managers, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Board of Managers, shall render to the CEO/General Manager and the Board of Managers, whenever requested, an account of all such Officer's transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Board of Managers or the President from time to time.

          (g)  Secretary. The Secretary shall attend all meetings of the Board of Managers and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Managers and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Board of Managers or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Board of Managers, and shall also perform such other duties and have such other powers as the President or the Board of Managers may prescribe from time to time.

          (h)  Delegation. Unless prohibited by a resolution of the Board of Managers, an officer elected or appointed by the Board of Managers may delegate in writing some or all of the duties and powers of such person's management position to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

            (i)  Compensation. Officers shall receive such compensation as may be determined from time to time by resolution of the Board of Managers.

  5.6 Limitation of Liability; Indemnification of Managers and Officers.

          (a)  No Manager or officer of the Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Manager or officer; provided that this provision shall not eliminate or limit the liability of a Manager or officer for an act or failure to act in a manner that constitutes any of the following: (i) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager has a material conflict of interest; (ii) a violation of criminal law, unless the Manager had reasonable cause to believe that the Manager's conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (iii) a transaction from which the Manager derived an improper personal profit; or (iv) willful misconduct.

          (b)  The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Manager or officer (or former Manager or officer) was a party to the proceeding in the capacity of a Manager or officer of the Company (which reasonable expenses including reasonable attorneys' fees may be paid as incurred). Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay all judgments and claims against, and reasonable expenses of, a Manager (or former Manager) under the foregoing provisions where such judgments and claims or proceedings arise out of or are related to act or failure to act of the Manager in a manner that constitutes any of the following: (i) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager has a material conflict of interest; (ii) a violation of criminal law, unless the Manager had reasonable cause to believe that the Manager's conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (iii) a transaction from which the Manager derived an improper personal profit; or (iv) willful misconduct.

          (c)  The Company may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.

  5.7 Member Compensation; Expenses; Loans

          (a)  Except as otherwise provided in a written agreement approved by the Board of Managers, no Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company. Except as otherwise approved by or pursuant to a policy approved by the Board of Managers, no Member shall be reimbursed for any expenses incurred by such Member on behalf of the Company.

          (b)  Any Member or Affiliate may, with the consent of the Board of Managers, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company's cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Board of Managers for loans to its most creditworthy commercial borrowers, plus up to four percent (4%) per annum as agreed upon by the Board of Managers and the Member, and on such other terms and conditions no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

  5.8 Contracts with Managers or their Affiliates.

          (a)  No contract or transaction between the Company and a Manager or its Affiliate or between the Company and any other entity in which a Manager or its Affiliate has a material financial interest, shall be void or voidable solely for this reason, or solely because the Manager is present at or participates in the Board of Managers meeting at which the contract or transaction is authorized, if (i) the material facts of such Manager's material financial interest are disclosed to the Board of Managers and (ii) the contract or transaction is authorized or approved by two thirds of all of the disinterested Managers. The presence of the interested Manager may be counted in determining the presence of a quorum at any such meeting at which the contract or transaction is authorized but may not be counted in determining the authorization or approval of the contract or transaction by the necessary two thirds quantum of consent.

          (b)  No contract or transaction involving the sale or delivery of corn, between the Company and a Manager or its Affiliate or between the Company and any other entity in which a Manager or its Affiliate has a material financial interest, shall be void or voidable solely for this reason, or solely because the Manager is present at or participates in the Board of Managers meeting at which or pursuant to which the contract or transaction is authorized or approved, notwithstanding the fact that the standard of Section 5.7(a) was not met, provided that the terms of the contract or transaction are or were no less favorable to the Company than could be or could have been obtained between disinterested parties negotiating at an arms-length basis at the time the contract or transaction was entered into (and without the benefit of hindsight).

SECTION 6
MEMBERS

  6.1 Members; Rights or Powers Generally.

          (a)  As of the Effective Date, the Members of the Company are the Persons who executed and delivered a counterpart signature agreeing to be bound by the Limited Liability Company Agreement that was entered into and made effective as of February 20, 2002, as amended and restated in its entirety by this Agreement, and who have not ceased to be Members.

          (b)  Additional Persons may, upon the approval of the Board of Managers, become a Member of the Company (i) by submitting a completed subscription agreement to subscribe for Units in the Company upon the terms and conditions as may be set forth in the subscription agreement, which shall include a representation and warranty that the representations and warranties required of all Members in this Agreement are true and correct with respect to such Person, (ii) by meeting any requirements of membership established in or pursuant to this Agreement, (iii) by submitting an executed counterpart signature agreeing to be bound by this Agreement, (iv) by submitting payment of the purchase price for the number of Units subscribed for in the subscription agreement, in accordance with the terms of the subscription agreement, and (v) upon being admitted as a Member by the Board of Managers. A Person is not admitted as a Member by the Board of Managers unless and until an officer of the Board of Managers has countersigned such Person's subscription agreement. The Board of Managers may refuse to admit any Person as a Member in its sole discretion.

          (c)  Transferees of Units may become Members as provided in Section 10.6.

          (d)  Other than the right to elect or appoint Managers to the Board of Managers, no Member, other than a Member acting in his or her capacity as an officer of the Board of Managers or as an officer of the Company, has any right or power to take part in the management or control of the Company or its business and affairs. No Member, other than a Member acting in his or her capacity as an officer of the Board of Managers or as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior written consent of the Board of Managers.

          (e)  No Member shall have any voting right except with respect to those matters requiring a Member vote or approval as specifically provided for in this Agreement or in the Act.

  6.2 Member Classes, Requirements and Voting.

          (a)  Classes Generally. The Company shall have two classes of Members. There shall be Class A Members and Class B Members. No Class A Member together with any Affiliates may own more than one million (1,000,000) Class A Units. Class A Members must own a minimum of five thousand (5,000) Class A Units. Class B Members must own a minimum of one million (1,000,000) or more Class B Units. In the event the Company closes on 10% of its subscriptions received in its initial public offering of Units but does not subsequently reach financial closing, these membership requirements will be adjusted downward accordingly. If any Class B Member or the estate of a deceased Class B Member or any distributee thereof no longer owns the minimum number of Class B Units required for Class B membership, the Class B Units of such Person shall automatically be designated Class A Units and such Person or Persons shall automatically become Class A Members.

          (b)  Class A Members. Beginning with the 2004 Annual Meeting of the Members, Class A Members shall elect Managers to the Board of Managers in the manner provided in Section 5.3(a) of this Agreement. In addition, Class A Members shall be entitled to vote on any other matters coming to a vote of the Members as specifically provided by this Agreement or as required by the Act. Each Class A Member may cast one vote for each Class A Unit held. In the election (or removal) of Managers by the Class A Members, Class A Members shall take action by the affirmative vote of the Class A Members holding a majority of the voting power of the Class A Members present, either in person, by proxy or by written ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business. On those matters specifically identified in Section 5.1(c) and Section 9 of this Agreement as requiring the approval or consent of a Majority in Interest of the Members, Class A Members are not entitled to class voting, and the Members shall take action by the affirmative vote of a Majority in Interest of all Members, without regard to class and without any requirement of separate class voting or separate class approval or authorization. On all other matters to be voted upon by the Members, Class A Members are not entitled to class voting, and the Members shall take action by the affirmative vote of the Members holding a majority of the voting power of the Members present, either in person, by proxy or by written ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business, without regard to class and without any requirement of separate class voting or separate class approval or authorization.

          (c)  Class B Members. Beginning with the 2004 Annual Meeting of the Members, Class B Members shall elect or appoint Managers to the Board of Managers in the manner provided in Section 5.3(a) of this Agreement. In addition, Class B Members shall be entitled to vote on any other matters coming to a vote of the Members as provided by this Agreement or as required by the Act. Each Class B Member may cast one vote for each Class B Unit held. In the election (or removal) of Managers by the Class B Members, Class B Members shall take action by the affirmative vote of a Majority in Interest of the Class B Members, provided that the voting power of certain Class B Members, and the determination of a Majority in Interest, may be limited by Section 5.3(a)(v) hereof for this purpose. On those matters specifically identified in Section 5.1(c) and Section 9 of this Agreement as requiring the approval or consent of a Majority in Interest of the Members, Class B Members are not entitled to class voting, and the Members shall take action by the affirmative vote of a Majority in Interest of all Members, without regard to class and without any requirement of separate class voting or separate class approval or authorization. On all other matters to be voted upon by the Members, Class B Members are not entitled to class voting, and the Members shall take action by the affirmative vote of the Members holding a majority of the voting power of the Members present, either in person, by proxy or by written ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business, without regard to class and without any requirement of separate class voting or separate class approval or authorization.

  6.3 Member Meetings.

          (a)  Place and Manner of Meeting. All meetings of Members shall be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or by proxy or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully convened.

          (b)  Conduct of Meetings. All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

          (c)  Annual Meeting. The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

          (d)  Special Meetings. Special meetings of the Members may be called at any time by the President, the Board of Managers or by the Secretary upon the request of Members holding 30% or more of the Units then held by all Members. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

          (e)  Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 15 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid. If the purpose of the meeting is to consider any item requiring Member approval in Section 5.1(c) hereof, removal of a Manager, or an amendment of this Agreement under Section 9 hereof, then the notice shall state such purpose, identify such Manager (if applicable), and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

            (f)  Quorum. At any annual or special meeting of the Members, Members representing thirty percent (30%) or more of the Units then held by all Members, represented in person, by proxy, or by written ballot, shall constitute a quorum necessary for the transaction of business. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a quorum. The registration shall be verified by the Secretary and shall be reported in the minutes of the meeting.

          (g)  Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books shall be closed for a stated period not exceeding 15 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 15 days immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 15 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

          (h)  Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A proxy shall be considered filed with the Company when received by the Company at its executive offices, unless later revoked. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

  6.4 Termination of Membership.

        A Member may not be expelled. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including resignation and withdrawal. In the event a Person ceases to be a Member without having transferred its entire Interest, such Person shall lose all voting rights and shall be considered merely an assignee of the financial rights associated with the Units held by such Person, having only the rights of an unadmitted assignee. Such Person shall remain subject to the applicable provisions of this Agreement with respect to such financial rights. Such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, shall not be entitled to vote on any matters reserved to the Members, and shall not have any of the other rights of a Member under this Agreement or of a member under the Act. Further, such Person shall not have the right to Transfer such Person's Interest except by means of a Permitted Transfer in accordance with the provisions of Section 10 herein.

  6.5 Continuation of the Company.

        The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

  6.6 No Obligation to Purchase Member's Interest.

        No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member's Capital Contributions or to require the purchase or redemption of the Member's Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Member's Interest of any such terminated Member or transferee of any such terminated Member. No Member whose membership has terminated shall be entitled to receive a distribution in complete redemption of the fair value of the Member's Interest in the Company (except as provided in Section 12 hereof following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law. Each Member hereby waives any right, and expressly agrees that it intends for this Agreement to negate any entitlement, to receive a distribution in complete redemption of the fair value of the Member's Interest of such Member upon an event of dissociation which, in the absence of the provisions in this Agreement, it would otherwise be afforded by the Act.

            6.7 Waiver of Dissenters Rights.     Each Member hereby waives and agrees not to assert any dissenters' rights under the Act.

SECTION 7
UNIT CERTIFICATES

  7.1    Certificates For Units.

        Certificates representing Units of the Company shall be in such form as determined by the Board of Managers. The President or the Vice President and by the Secretary or assistant Secretary of the Company shall sign the certificates. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate has been issued shall be entered on the books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate is surrendered and canceled by the Company.

  7.2    Transfer of Certificates.

        Transfer of certificates of the Company shall be made pursuant to this Limited Liability Company Agreement and only by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company, and upon surrender of the certificate to the Company for cancellation. The Person in whose name the Certificate appears on the books of the Company is deemed to be the owner thereof for all purposes.

  7.3    Loss or Destruction of Certificates.

        In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon the holder of the certificate giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such amount as the Board of Managers may provide.

  7.4    Certificate Regulations.

        The Board of Managers have the power and authority to make such further rules and regulations, not inconsistent with this Limited Liability Company Agreement and the statutes of the State of Delaware, as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

  7.5    Legends.

        The Board of Mangers may place one or more legends on the certificates representing the Units to indicate restrictions on transfer, registration requirements, or other restrictions or obligations contained herein.

SECTION 8
ACCOUNTING, BOOKS AND RECORDS

  8.1    Accounting, Books and Records.

          (a)  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in this Agreement relating to Capital Contributions, Profits and Losses, distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP. The books and records shall reflect all the Company's transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

              (i)  A current list of the full name and last known business or residence address of each Unit Holder set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Unit Holder;

            (ii)  The full name and business address of each Manager;

            (iii)  A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

            (iv)  Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

            (v)  A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

            (vi)  Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

          (vii)  The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

          (b)  The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board of Managers may, without any further consent of the Unit Holders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company's Fiscal Year. Any Member or its designated representative has the right to have reasonable access to and inspect and copy the contents of such books or records and shall also have reasonable access during normal business hours to such additional financial information, documents, books and records. The rights granted to a Member pursuant to this Section 8.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

  8.2    Reports.

          (a)  In General. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.

          (b)  Periodic and Other Reports. The Company shall maintain and provide to each Member upon request, the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unit Holder's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and, file with the Securities and Exchange Commission, if required, for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), and such other reports as any Member may reasonably request from time to time; provided that, if the Board of Managers so determines within thirty (30) days thereof, such other reports shall be provided at such requesting Member's sole cost and expense.

              (i)  As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

            (ii)  As soon as practicable following the end of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than forty-five (45) days after the end of such Fiscal Quarter), an unaudited balance sheet of the Company as of the end of such Fiscal Quarter and the related unaudited statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's Fiscal Quarter and the Fiscal Quarter just completed.

  8.3    Tax Matters.

          (a)  Tax Elections. The Board of Managers shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii) or take any other action necessary to cause the provisions of Code Sections 6221 through 6231 to apply to the Company [refers to election by certain "small partnerships" that are not covered by the TEFRA audit rules to have such rules apply to them] (ii) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Units and Company distributions; (iii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Unit Holders with respect to adjustments to the Company's federal, state, local or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Board of Managers shall designate a qualifying Member to act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

          (b)  Tax Information. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

  8.4    Delivery to Members and Inspection.

          (a)  Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Board of Managers shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained under Sections 8.1(a)(i), (ii), (iii) and (iv), a copy of this Agreement and all amendments hereto.

          (b)  Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to:

              (i)  Inspect and copy during normal business hours any of the Company records described in Sections 8.1(a)(i) through (vii); and

            (ii)  Obtain from the Members, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

          (c)  Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 9
AMENDMENTS

  9.1    Amendments.

          (a)  Amendments to this Agreement may be proposed by the Board of Managers. Following approval of any such proposal, the Board shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Managers shall include in any such submission a recommendation as to the proposed amendment. The Board shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by a Majority in Interest of the Members.

          (b)  Notwithstanding Section 9.1(a) hereof:

              (i)  This Agreement shall not be amended without the consent of each Unit Holder adversely affected if such amendment would modify the limited liability of a Unit Holder, or alter the interest of a Unit Holder in Profits, Losses, other items, or any distributions (unless such alteration results from a change in the number of outstanding Units, an adjustment to the Capital Accounts as provided for herein);

            (ii)  A provision of this Agreement that requires the approval or consent of a specified percentage in interest of the Members may not be amended without the affirmative vote of such percentage in interest of the Members; and

            (iii)  This Section 9 shall not be amended without the consent of all Members.

SECTION 10
TRANSFERS

  10.1    Restrictions on Transfers.

        No Transfer of Units shall be valid except as otherwise specifically permitted by this Section 10 of this Agreement. It is the intent of this Agreement that (i) the tax status of the Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Agreement shall be read and interpreted to prohibit the free transferability of Units.

  10.2    Permitted Transfers.

          (a)  No Transfer of Units shall be binding on this Company without the approval of the Board of Managers nor until such Transfer shall have been entered in the books and records of this Company. The Board of Managers may adopt a Unit Transfer Policy to further implement the provisions of this Section 10. The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the provisions, conditions and restrictions set forth in this Section 10 (including Section 10.3 hereof) and of any Unit Transfer Policy adopted by the Board of Managers have been satisfied. Any Transfer approved by the Board of Managers and satisfying the provisions, conditions and restrictions set forth in this Section 10 (including Sections 10.2 and 10.3 hereof) shall be referred to in this Agreement as a "Permitted Transfer". Notwithstanding the foregoing, a Member may pledge or otherwise encumber all or any portion of its Units as security for the payment of debt, provided that any subsequent foreclosure or transfer to the secured party in lieu of foreclosure shall be considered a Transfer for all purposes of this Agreement.

          (b)  Immediately following a Permitted Transfer, the Units held by the transferee shall again be subject to the Transfer restrictions set forth in this Section 10.

  10.3    Conditions to Permitted Transfers.

        A Transfer shall not be treated as a Permitted Transfer under Section 10.2 hereof unless and until the following conditions are satisfied:

          (a)  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company (i) such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

          (b)  The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

          (c)  Except in the case of a Transfer of Units involuntarily by operation of law, either (a) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (b) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

          (d)  Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

          (e)  Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer will not cause the Company to be deemed to be a "publicly-traded limited partnership" under applicable provisions of the Code.

            (f)  Unless otherwise approved by the Board of Managers, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Board and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

          (g)  No notice or request initiating the procedures contemplated by Section 10.3 may be given by any Member after a Dissolution Event has occurred. No Member may Transfer all or any portion of its Units after a Dissolution Event has occurred.

        The Board of Managers shall have the authority to waive any legal opinion or other condition required in this Section10.3.

  10.4    Prohibited Transfers.

          (a)  Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board of Managers, in their sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Company.

          (b)  In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

  10.5    Rights of Unadmitted Assignees.

        Unless admitted as a substitute Member pursuant to Section 10.7 hereof, a Person who acquires Units shall only be entitled to allocations and distributions with respect to such Units in accordance with this Agreement, and shall not have any right to any information or accounting of the affairs of the Company, and shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Class A or Class B Member under the Act or this Agreement. In addition, the Units held by such Person shall continue to be subject to the restrictions on Transfer provided for in this Section 10.

  10.6    Admission of Substituted Members.

        A transferee of Units (whether as a result of a Permitted Transfer or otherwise) may be admitted as a substitute Member only upon satisfaction of each of the following conditions:

          (a)  The transferee acquired its Units by means of a Permitted Transfer;

          (b)  The approval of the Board of Managers which approval may be given or withheld in the sole and absolute discretion of the Board of Managers;

          (c)  The transferee of Units (other than, with respect to clauses (i) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Members (and, in the case of clause (ii) below, the transferor Member), (i) accept and adopt the terms and provisions of this Agreement, including this Section 10, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;

          (d)  The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and

          (e)  Except in the case of a Transfer involuntarily by operation of law, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Members reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

  10.7    Representations Regarding Transfers; Legend.

          (a)  Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 10.7 and to Transfer such Units only to Persons who agree to be similarly bound.

          (b)  Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing Membership of Units:

    A Public Company Legend; and

    The Units represented by this document are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Agreement and agreed to by each Member. Said restriction provides, among other things, that no Units may be transferred without first offering such Units to the other Members, and that no vendee, transferee, assignee, or endorsee of a Member shall have the right to become a substituted Member without the consent of the Company's Board of Managers which consent may be given or withheld in the sole and absolute discretion of the Board of Managers.

   10.8    Distributions and Allocations in Respect of Transferred Units.

        If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 10, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and adopted by the Board of Managers. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Board of Managers may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the Member of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.8, whether or not the Members or the Company has knowledge of any Transfer of Membership of any Units.

SECTION 11
[reserved]

SECTION 12
DISSOLUTION AND WINDING UP

  12.1    Dissolution Events.

          (a)  Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution Event"):

              (i)  The affirmative vote of each of the Board of Managers and a Majority in Interest of the Members to dissolve, wind up, and liquidate the Company; or

            (ii)  The entry of a decree of judicial dissolution pursuant to the Act.

          (b)  The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

  12.2    Winding Up.

        Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Unit Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unit Holders until such time as the Property has been distributed pursuant to this Section 12.2 and the Certificate have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.9 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

          (a)  First, to creditors (including Managers and Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and

          (b)  Second, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

  12.3    Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

        In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 12 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 12 may be:

          (a)  Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 12.2 hereof; or

          (b)  Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

  12.4    Deemed Distribution and Recontribution.

        Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in such new company, and immediately thereafter, the Company will be deemed to liquidate by distributing such interest in the new company to the Unit Holders.

  12.5    Rights of Unit Holders.

        Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Unit Holders.

  12.6    Notice of Dissolution/Termination.

          (a)  Upon the occurrence of a Dissolution Event, the Board shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unit Holders, and the Board may notify its known claimants and/or publish notice as further provided in the Act.

          (b)  Upon completion of the distribution of the Company's Property as provided in this Section 12, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Dissolution in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company.

  12.7    Allocations During Period of Liquidation.

        During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 12.2 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

  12.8    Character of Liquidating Distributions.

        All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

  12.9    The Liquidator.

          (a)  Definition. The "Liquidator" shall mean a Person appointed by the Board of Managers to oversee the liquidation of the Company. The Liquidator may be the Board of Managers or a committee of three or more Managers appointed by the Board.

          (b)  Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 12 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

          (c)  Indemnification. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Board of Managers, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Board of Managers, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

  12.10    Form of Liquidating Distributions.

        For purposes of making distributions required by Section 12.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 13
DISPUTE RESOLUTION

        If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association as modified by this Section 13, PROVIDED, that this Section 13 shall not require use of the American Arbitration Association (only that such Rules as modified by this Section 13 shall be followed). The arbitration shall be conducted in Illinois. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having competent jurisdiction. The parties shall (i) agree upon and appoint as the arbitrator a retired former trial Judge in Illinois; (ii) direct the arbitrator to follow substantive rules of law and the Federal Rules of Evidence; (iii) allow for the parties to conduct discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 60 days; (iv) require the testimony to be transcribed; and (v) require the award to be accompanied by findings of fact and a statement of reasons for the decision. The cost and expense of the arbitrator and location costs shall be borne equally by the parties to the dispute. All other costs and expenses, including reasonable attorney's fees and expert's fees, of all parties incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section 13 shall be borne by the party incurring such cost and expense. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.

SECTION 14
MISCELLANEOUS

  14.1    Notices.

        Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company and the Unit Holders:

          (a)  If to the Company, to the address determined pursuant to Section 1.4 hereof;

          (b)  If to the Unit Holders, to the address set forth on record with the company;

  14.2    Binding Effect.

        Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

  14.3    Construction.

        Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

   14.4    Time.

        In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

  14.5    Headings.

        Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

  14.6    Severability.

        Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if such illegality or invalidity would be to cause any Member to lose the material benefit of its economic bargain, then the Members agree to negotiate in good-faith to amend this Agreement in order to restore such lost material benefit.

  14.7    Incorporation by Reference.

        Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

  14.8    Variation of Terms.

        All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

  14.9    Governing Law.

        The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

  14.10    Waiver of Jury Trial.

        Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

  14.11    Counterpart Execution.

        This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

  14.12    Specific Performance.

        Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

* * * * * * * * * * * * * * * * * * * * * * * * * *

        IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the day first above set forth.

MEMBER SIGNATURE PAGE

        Pursuant to Section 6 of the Limited Liability Company Agreement dated effective August 1, 2002 (the "Limited Liability Company Agreement"), by and between the Members of Illinois River Energy, LLC, in consideration of and as a condition to the undersigned's acquiring Units in Illinois River Energy, LLC, the undersigned hereby agrees to be bound by all of the terms and conditions of the Limited Liability Company Agreement on and after the effective date of the undersigned's acquisition of Units and admission as a Member pursuant to the Limited Liability Company Agreement and, if applicable, the Subscription Agreement between the undersigned and Illinois River Energy, LLC.

Date Signed:

Individuals:

Signature	Signature (Joint Investor)

Print Name	Print Name
Entities:

Name of Entity

Signature

Print Name
Its:

Appendix B

ILLINOIS RIVER ENERGY, LLC
SUBSCRIPTION AGREEMENT

CLASS A AND CLASS B UNITS
$1.00 PER UNIT

INSTRUCTIONS TO INVESTORS:

You must complete all items and sign this Subscription Agreement. You should read the prospectus in its entirety, including financial statements and appendices, before making an investment decision. Along with the completed and signed Subscription Agreement, you must submit 100% of the required purchase price and a signed execution page of the LLC Agreement. We will deposit all subscription proceeds in an escrow account that we have established at First Midwest Bank until we receive subscriptions and proceeds for the minimum offering amount of $25,000,000. The fact that we deposit your subscription proceed does not mean that we have accepted your subscription. If we accept your subscription, one of our officers or managers will countersign a copy of your Subscription Agreement and return it to you. If we reject your subscription, we will promptly return your subscription proceeds without interest. We intend to close the offering on March 15, 2003, provided we receive subscriptions and proceeds for the minimum amount offered and secure an executed commitment letter from a lender for the debt financing that we need. The board of managers, in its discretion, may extend the offering to August 31, 2003. If we do not raise the minimum amount offered by the close of the offering, then we will promptly return all proceeds received from investors without interest. If we raise the minimum amount offered before the close of the offering, then 10% of your subscription proceeds will be released to us from escrow to pay for land, engineering and other project development costs and we will issue units to you for 10% of the units subscribed, even though we may not have secured an executed commitment letter for our debt financing. We will not break escrow and complete the sale of the remaining 90% of your subscription until we secure an executed commitment letter from a lender for $20,840,000 to $44,400,000 of debt financing. If we do not secure an executed commitment letter for our debt financing by the close of the offering, we will promptly return the remaining 90% of your subscription proceeds without interest.

Item 1.	Check the appropriate box to indicate form of ownership. If you are a Custodian, Corporation, Partnership or Trust, please provide additional information and documents.
Item 2.
Indicate the number of units you are purchasing and complete the payment schedule. If you are purchasing Class A Units, you must purchase a minimum of 5,000 units (a $5,000 investment), and in increments of 1,000 units thereafter. If you are purchasing Class B Units, you must purchase a minimum of 1,000,000 units (a $1,000,000 investment), and in increments of 100,000 units thereafter.
Item 3.	If you are purchasing Class B Units, then you must complete this Item and represent and warrant that you are an accredited investor.
Item 4.
Please print the name(s) in which units are to be registered and provide your address and telephone numbers. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the Taxpayer Identification Number of the account and the Social Security Number of the accountholder. Trusts should provide their Taxpayer Identification Number. Custodians should provide the minor's Social Security Number. All individual investors should provide their Social Security Number. Other entities should provide their Taxpayer Identification Number.

Item 5.	Please indicate your state of residence.
Item 6.	Please indicate if you are a broker or dealer or an affiliate or associated person of a broker or dealer.
Item 7.	You must make the representations and warranties set forth in this Item and sign and date the Subscription Agreement in the space provided.

After following these instructions, return the Subscription Agreement, the signature page to the LLC Agreement and checks to:

Illinois River Energy, LLC
1201 South Seventh Street, Suite 110
Rochelle, Illinois 61068

The undersigned hereby subscribes for and agrees to purchase the number of Class A and Class B Units set forth in Item 2. Further, the undersigned, under penalties of perjury, certifies that: (i) the number shown under Item 4 on this Subscription Agreement is his or her correct Taxpayer Identification Number, (ii) he or she is not subject to back up withholding either because he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified him or her that he or she is no longer subject to backup withholding (Note Clause (iii) should be crossed out if the box in Item 4 is checked).

1.    Form of Ownership (check one box)

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)
☐	Custodian for
☐	Corporation or Partnership (Corporate Resolutions authorizing purchase or Partnership Agreement must be enclosed)
☐	IRA
☐	KEOGH
☐	Pension or Profit Sharing Plan
☐	Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)
Trustee name:
Trust date:
☐	Other
☐	Estate

2.    Purchase Information

  Class A Units

    •
    Minimum purchase of 5,000 units, and in increments of 1,000 units thereafter.

    •
    May not purchase or own more than 1,000,000 units.

Number of Class A Units:

  Class B Units

    •
    Minimum purchase of 1,000,000 units, and in increments of 100,000 units thereafter.

    •
    May be purchased only by accredited investor as set forth in Item 3 below.

Number of Class B Units:

  Payment

Total number of units subscribed:
Purchase price per unit:		$1.00
Total subscription price:	$		(Include a check for this amount payable to "First Midwest Bank as escrow agent for—IllinoisRiver Energy, LLC Escrow")

3.    Accredited Investor Status.    You need not be an accredited investor to purchase Class A Units. However, you must be an accredited investor to purchase Class B Units. You hereby represent and warrant that you are an accredited investor because (check all that apply):

INDIVIDUALS

(a) You are an individual with a net worth, or a joint net worth together with your spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property).
(b) You are an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.
(c) You are an individual that had with your spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.
(d) You are a manager or executive officer of Illinois River Energy, LLC.
ENTITIES
(e) You, if other than an individual, are an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.
(f) You are an entity, and are an "Accredited Investor" as defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (the "Act") because (check one or more, as applicable) :

(i) You (or, in the case of a trust, the undersigned trustee) are a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in your individual or fiduciary capacity.
(ii) You are an insurance company as defined in Section 2(13) of the Act.

(iii) You are an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.
(iv) You are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
(v) You are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

(a) The investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or
(b) The employee benefit plan has total assets in excess of $5,000,000; or
(c) The plan is a self-directed plan with investment decisions made solely by persons who are "Accredited Investors" as defined under the 1933 Act.
(vi) You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(vii) You have total assets in excess of $5,000,000, were not formed for the specific purpose of acquiring Securities of the Company and are one or more of the following (check one or more, as applicable):
(a) an organization described in Section 501(c)(3) of the Internal Revenue Code;
(b) a corporation;
(c) a Massachusetts or similar business trust; or
(d) a partnership.

(viii) You are a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring Securities of the Company and whose purchase is directed by a sophisticated investor as described in Rule 506(b)(2)(ii) of Regulation D of the Act. (IF ONLY THIS RESPONSE IS CHECKED, please contact us to receive and complete an information statement before this subscription can be considered.)

4.    Investor Information

        Names and addresses will be recorded exactly as printed below.

Name
Name of Joint Investor
Address

	City	State	Zip Code
Telephone No.:	Fax No. (if any):
E-mail address (if any):
  (
  )    Check box if you are a non-resident alien
  (
  )    Check box if you are a U.S. citizen residing outside of the United States
  (
  )    Check box if you are subject backup withholding

Investors Social Security No.	Joint Investor's Social Security No.	Taxpayer Identification No.

5.    State of Residence

6.    Relationship to Brokerage Firms

        (Please answer the following questions by checking the appropriate response.)

  (a)
              YES                NO: Are you a manager, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting your subscription.)

  (b)
              YES                NO: Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a manager, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting your subscription.)

  (c)
              YES                NO: If you are an entity, are any of your managers, officers, partners or 5% owners also managers, officers, partners, branch managers, registered representatives, employees, shareholders of, or similarly related to or employed by a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting this subscription.)

7.    Signature of Investor

        By signing below, you represent and warrant to us that you:

  (i)
  Have received a copy of Illinois River Energy, LLC's Prospectus dated January 10, 2003, along with all amendments or supplements thereto (collectively the "Prospectus").

  (ii)
  Are aware that the Prospectus is a part of the Company's Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission, that such Registration Statement contains important information, materials and exhibits not included with the Prospectus, that such additional materials are considered to be material or informative in connection with a decision to acquire the units, and you have been directed to and has been informed of the existence of such additional information in the Registration Statement.

  (iii)
  Are in a financial position to purchase and to hold the units for an indefinite period of time and can bear the economic risk and withstand a complete loss of your investment.

  (iv)
  Are a bona fide resident of, and are domiciled in, the state set forth in Item 5 above.

  (v)
  Have received and carefully reviewed a copy of the Illinois River Energy, LLC Certificate of Formation and LLC Agreement, and agree that upon our acceptance of this Subscription Agreement, you will be bound by the provisions of the LLC Agreement, including, among others, Sections 1.10 and 1.11, and the restrictions on the transfer of the units.

  (vi)
  Agree that if the units or any part thereof are sold or distributed in the future, you will sell or distribute them pursuant to the LLC Agreement and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws. You agree to not transfer any part of the units subscribed without (x) obtaining an opinion of counsel satisfactory in form and substance to our counsel to the effect that such transfer is exempt from the registration requirements under the Securities Act of 1933 and applicable state securities laws or (y) such registration.

  (vii)
  Consent to our placing a restrictive legend on any certificate representing any unit containing substantially the following language:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS.

  THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTION AS TO THEIR SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE COMPANY'S OPERATING AGREEMENT, AS AMENDED, AND AGREED TO BY EACH MEMBER. SAID RESTRICTION PROVIDES, AMONG OTHER THINGS, THAT NO UNITS MAY BE TRANSFERRED, AND THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE OF A MEMBER SHALL HAVE THE RIGHT TO BECOME A SUBSTITUTED MEMBER WITHOUT THE CONSENT OF THE COMPANY'S BOARD OF MANAGERS WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE BOARD OF MANAGERS.

  (viii)
  Consent to our placing a stop transfer order with our registrar and stock transfer agent (if any) covering all certificates representing any of the units.

  (ix)
  Understand that for administrative convenience, upon our acceptance of this Subscription Agreement, the issuance of the units subscribed for hereunder may be made effective as of a uniform date, as determined by the board of managers, that is different from the date we accept this Subscription Agreement, provided that the effective date must be within 30 days of the date we accept this Subscription Agreement.

  (x)
  Are purchasing the units for your own account, for investment purposes, and not for resale.

ONCE YOU SIGN THIS SUBSCRIPTION AGREEMENT AND SEND IT TO US WITH YOUR CHECK, YOUR SUBSCRIPTION IS IRREVOCABLE. WE WILL RETURN YOUR INVESTMENT ONLY IF WE REJECT YOUR SUBSCRIPTION OR WE CANNOT SATISFY ALL CONDITIONS TO BREAKING ESCROW.

You understand that we are relying on the representations, warranties and other information set forth in this Subscription Agreement with respect to the offer and sale of the units. By signing below, you certify that all information provided in this Subscription Agreement is accurate and complete as of the date listed below.

Signature of Investor	Date
Signature of Joint Investor	Date

Have you included the following with this Subscription Agreement:

__
Check for payment of 100% of the total subscription price made payable to "First Midwest Bank as escrow agent for—Illinois River Energy, LLC Escrow."

__
Signed copy of the signature page of the LLC Agreement.

ACCEPTANCE

        The above Subscription Agreement for the purchase of Units is accepted as of this              day of                         , 2003.

ILLINOIS RIVER ENERGY, LLC
By:
Its:

ILLINOIS RIVER ENERGY, LLC

25,000,000 Units, $25,000,000 Minimum Offering
45,000,000 Units, $45,000,000 Maximum Offering

$1.00 per Class A or Class B Unit

        Until April 10, 2003 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

QuickLinks

  Offering Terms.
  Escrow and Closing.

PROSPECTUS SUMMARY
RISK FACTORS
WARNING REGARDING FORWARD-LOOKING STATEMENTS
CAPITALIZATION
DILUTION
DISTRIBUTION POLICY
SELECTED FINANCIAL DATA
MANAGEMENT'S PLAN OF OPERATION
BUSINESS
U.S. FUEL ETHANOL PRODUCTION CAPACITY million gallons per year (mgy)
MANAGEMENT
Summary Compensation Table
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PLAN OF DISTRIBUTION
DETERMINATION OF OFFERING PRICE
DESCRIPTION OF UNITS AND LLC AGREEMENT
UNITS ELIGIBLE FOR FUTURE SALE
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
LEGAL MATTERS
EXPERTS
TRANSFER AGENT
WHERE YOU CAN GET MORE INFORMATION
ILLINOIS RIVER ENERGY, LLC (A Development Stage Company)
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
ILLINOIS RIVER ENERGY, LLC (A Development Stage Company) Balance Sheet September 30, 2002
ILLINOIS RIVER ENERGY, LLC (A Development Stage Company) Statement of Operations Period from February 20, 2002 (Date of Inception) to September 30, 2002
ILLINOIS RIVER ENERGY, LLC (A Development Stage Company) Statement of Changes in Members' Equity
ILLINOIS RIVER ENERGY, LLC (A Development Stage Company) Statement of Cash Flows Period from February 20, 2002 (Date of Inception) to September 30, 2002
ILLINOIS RIVER ENERGY, LLC (A Development Stage Company) Notes to Financial Statements September 30, 2002
  Appendix A
STATE OF DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE OF FORMATION
FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ILLINOIS RIVER ENERGY, LLC
FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ILLINOIS RIVER ENERGY, LLC
SECTION 1 THE LIMITED LIABILITY COMPANY
  1.1 Formation.
  1.2 Name.
  1.3 Purpose; Powers.
  1.4 Principal Place of Business.
  1.5 Term.
  1.6 Filings; Agent for Service of Process.
  1.7 Title to Property.
  1.8 Payments of Individual Obligations.
  1.9 Independent Activities.
  1.10 Member Authority.
  1.11 Access to and Confidentiality of Information.
  1.12 Limited Liability.
  1.13 Definitions.
SECTION 2 CAPITAL AND INTERESTS
  2.1 Members.
  2.2 Limited Liability Company Interests; Authorized Units.
  2.3 Capital Contributions; Issuance of Units
  2.4 Capital Accounts.
SECTION 3 ALLOCATIONS
  3.1 Profits.
  3.2 Losses.
  3.3 Special Allocations.
  3.4 Curative Allocations.
  3.5 Loss Limitation.
  3.6 Other Allocation Rules.
  3.7 Tax Allocations: Code Section 704(c).
SECTION 4 DISTRIBUTIONS
  4.1 Net Cash Flow.
  4.2 Amounts Withheld.
  4.3 Limitations on Distributions.
SECTION 5 MANAGEMENT AND OPERATIONS
  5.1 Management by Board of Managers.
  5.2 Actions by Managers; Committees; Reliance on Authority.
  5.3 The Board of Managers.
  5.4 Duties and Obligations of Managers.
  5.5 Officers.
  5.6 Limitation of Liability; Indemnification of Managers and Officers.
  5.7 Member Compensation; Expenses; Loans
  5.8 Contracts with Managers or their Affiliates.
SECTION 6 MEMBERS
  6.1 Members; Rights or Powers Generally.
  6.2 Member Classes, Requirements and Voting.
  6.3 Member Meetings.
  6.4 Termination of Membership.
  6.5 Continuation of the Company.
  6.6 No Obligation to Purchase Member's Interest.
  6.7 Waiver of Dissenters Rights.
SECTION 7 UNIT CERTIFICATES
  7.1 Certificates For Units.
  7.2 Transfer of Certificates.
  7.3 Loss or Destruction of Certificates.
  7.4 Certificate Regulations.
  7.5 Legends.
SECTION 8 ACCOUNTING, BOOKS AND RECORDS
  8.1 Accounting, Books and Records.
  8.2 Reports.
  8.3 Tax Matters.
  8.4 Delivery to Members and Inspection.
SECTION 9 AMENDMENTS
  9.1 Amendments.
SECTION 10 TRANSFERS
  10.1 Restrictions on Transfers.
  10.2 Permitted Transfers.
  10.3 Conditions to Permitted Transfers.
  10.4 Prohibited Transfers.
  10.5 Rights of Unadmitted Assignees.
  10.6 Admission of Substituted Members.
  10.7 Representations Regarding Transfers; Legend.
  10.8 Distributions and Allocations in Respect of Transferred Units.
SECTION 11 [reserved]
SECTION 12 DISSOLUTION AND WINDING UP
  12.1 Dissolution Events.
  12.2 Winding Up.
  12.3 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.
  12.4 Deemed Distribution and Recontribution.
  12.5 Rights of Unit Holders.
  12.6 Notice of Dissolution/Termination.
  12.7 Allocations During Period of Liquidation.
  12.8 Character of Liquidating Distributions.
  12.9 The Liquidator.
  12.10 Form of Liquidating Distributions.
SECTION 13 DISPUTE RESOLUTION
SECTION 14 MISCELLANEOUS
  14.1 Notices.
  14.2 Binding Effect.
  14.3 Construction.
  14.4 Time.
  14.5 Headings.
  14.6 Severability.
  14.7 Incorporation by Reference.
  14.8 Variation of Terms.
  14.9 Governing Law.
  14.10 Waiver of Jury Trial.
  14.11 Counterpart Execution.
  14.12 Specific Performance.
MEMBER SIGNATURE PAGE
  Appendix B
ILLINOIS RIVER ENERGY, LLC SUBSCRIPTION AGREEMENT CLASS A AND CLASS B UNITS $1.00 PER UNIT